EXHIBIT 10.10
EXECUTION COPY
390 PARK AVENUE ASSOCIATES, LLC
                                                    Landlord
TO
THOMAS WEISEL PARTNERS GROUP LLC
                                                   Tenant

Lease

Dated as of May 5, 1999

TABLE OF CONTENTS

ARTICLE 1.	PREMISES; TERM; USE	1

1.01.	Demise	1
1.02.	Term	1
1.03.	Inability to Deliver	1
1.04.	Use	2
1.05.	Expansion Space	3
1.06.	Refusal Space Option	6
1.07.	Right of First Offer	10
1.08.	Swing Space	14

ARTICLE 2.	RENT	16

2.01.	Rent	16
2.02.	Fixed Rent	16
2.03.	Additional Charges	17
2.04.	Tax Payments	17
2.05.	Operating Payments	20
2.06.	Tax and Operating Provisions	25
2.07.	Electric Charges	26
2.08.	Manner of Payment	30
2.09.	Security	31

ARTICLE 3.	LANDLORD COVENANTS	33

3.01.	Landlord Services	33
3.02.	Additional Electrical Power and Equipment	37

ARTICLE 4.	ALTERATIONS; TENANT COVENANTS	38

4.01.	Alterations	38
4.02.	Landlord’s and Tenant’s Property	41
4.03.	Access and Changes to Building	43
4.04.	Repairs	44
4.05.	Compliance with Laws	45
4.06.	Tenant Advertising	46
4.07.	Right to Perform Tenant Covenants	46

ARTICLE 5.	ASSIGNMENT AND SUBLETTING	47

5.01.	Assignment; Etc.	47
5.02.	Landlord’s Right of First Offer	49
5.03.	Assignment and Subletting Procedures	53
5.04.	General Provisions	55

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5.05.	Assignment and Sublease Profits	56

ARTICLE 6.	SUBORDINATION; DEFAULT; INDEMN1TY	58

6.01.	Subordination	58
6.02.	Estoppel Certificate	60
6.03.	Default	60
6.04.	Re-entry by Landlord	62
6.05.	Damages	62
6.06.	Other Remedies	63
6.07.	Right to Injunction	63
6.08.	Certain Waivers	63
6.09.	No Waiver	64
6.10.	Holding Over	64
6.11.	Attorneys’ Fees	64
6.12.	Nonliability and Indemnification	65

ARTICLE 7.	INSURANCE; CASUALTY; CONDEMNATION	66

7.01.	Compliance with Insurance Standards	66
7.02.	Tenant’s and Landlord’s Insurance	66
7.03.	Subrogation Waiver	67
7.04.	Condemnation	68
7.05.	Casualty	69

ARTICLE 8.	INITIAL IMPROVEMENTS; RENOVATIONS	73

8.01.	Landlord’s Work	73
8.02.	Tenant Delay	74
8.03.	Landlord’s Contribution	74
8.04.	Landlord Performance of Initial Tenant Work	75
8.05.	Landlord’s Base Building Work	76

ARTICLE 9.	MISCELLANEOUS PROVISIONS	76

9.01.	Notice	76
9.02.	Building Rules	77
9.03.	Severability	77
9.04.	Certain Definitions	77
9.05.	Quiet Enjoyment	78
9.06.	Limitation of Landlord's Personal Liability	78
9.07.	Counterclaims	78
9.08.	Survival	78
9.09.	Certain Remedies	78
9.10.	No Offer	78
9.11.	Captions; Construction	79
9.12.	Amendments	79

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9.13.	Broker	79
9.14.	Merger	79
9.15.	Successors	79
9.16.	Applicable Law	80
9.17.	No Development Rights	80
9.18.	Landmark Notification	80
9.19.	Roof Equipment	80
9.20.	Signage	82
9.21.	Emergency Generator	83
9.22.	Arbitration	85
9.23.	Affirmative Waivers	86
9.24.	Conditional Abatement	86

ARTICLE 10.	RENEWAL RIGHT	86

10.01.	Renewal Right	86
10.02.	Renewal Rent and Other Terms	90
EXHIBITS

A	Description of Land
B	Initial Premises Floor Plan
B-1	Expansion Space Floor Plan
B-2	Refusal Space Floor Plan
C	Tenant Manual
D	HVAC Specifications
E	Standard Cleaning Specifications
F-1	Form of Subordination, Non-Disturbance and Attornment Agreement – Superior
F-2	Mortgage Form of Subordination, Non-Disturbance and Attornment Agreement -Superior Lease
G	Landlord’s Work
H	Roof Space Plan
I	Plaza Space Plan
J	Landlord’s Base Building Work

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INDEX OF DEFINED TERMS

Definition	Where Defined

AAA	Section 2.05
Acceptance Notice	Section 1.06
Actual Charge	Section 2.07
Additional Charges	Section 2.03
Additional Electricity Equipment	Section 3.02
Affiliate	Section 5.01
Alterations	Section 4.01
Arbiter	Section 2.05
Assignment Consideration	Section 5.05
Available	Section 1.07
Base Block	Section 10.01
Base Operating Amount	Section 2.05
Base Operating Year	Section 2.05
Base Space	Section 1.01
Base Space Rent Commencement Date	Section 2.02
Base Tax Amount	Section 2.04
Basic Tenant Requirements	Section 3.02
Broker	Section 9.13
Building	Recitals
Business Days	Section 3.01
Business Hours	Section 3.01
Casualty	Section 7.05
Commencement Date	Section 1.02
Control	Section 5.01
Curing Party	Section 4.07
Damage Termination Date	Section 7.05
Damage Termination Notice	Section 7.05
Delivery Date	Section 1.08
Desk Space User	Section 5.01
Determination Date	Section 5.02
Dispute Period	Section 10.02
Documentation	Section 8.03
Effective Date	Section 5.02
Electric Rate	Section 2.07
Eligibility Period	Section 9.24
Eligible Offer Space	Section 1.07
Eligible Refusal Space	Section 1.06
Estimated Date	Section 7.05
Event of Default	Section 6.03
Expansion Notice	Section 1.05
Expansion Option	Section 1.05

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Definition	Where Defined

Expansion Space	Section 1.05
Expansion Space Rent Commencement Date	Section 1.05
ES Inclusion Date	Section 1.05
ES Inclusion Outside Date	Section 1.05
Existing HVAC Equipment	Section 3.01
Expansion Termination Notice	Section 1.05
Expiration Date	Section 1.02
Fair Market Determinations	Section 10.02
Fair Market Rent	Section 10.02
First Renewal Expiration Date	Section 10.01
First Renewal Notice	Section 10.01
First Renewal Option	Section 10.01
First Renewal Premises	Section 10.01
First Renewal Term	Section 10.01
Fixed Rent	Section 2.02
Fixtures	Section 4.02
Force Majeure	Section 1.03
Full Premises Floor	Section 10.01
GAAP	Section 2.05
Improvements and Betterments	Section 4.02
Inclusion Date	Section 2.07
Indemnified Party	Section 6.12
Initial Appraiser Meeting	Section 10.02
Initial Appraisers	Section 10.02
Initial Charge	Section 2.07
Initial Tenant Work	Section 8.03
Interest Rate	Section 4.07
Land	Recitals
Landlord	Introduction; and Section 9.04
Landlord’s Base Building Work	Section 8.05
Landlord’s Contribution	Section 8.03
Landlord’s Determination	Section 10.02
Landlord’s Fair Market Determination	Section 10.02
Landlord’s Initial Work	Section 8.01; and Exhibit G
Landlord’s Repair Notice	Section 7.05
Landlord Services	Section 3.01
Landlord’s Statement	Section 2.05
Laws	Section 4.05
LC Date	Section 2.09
Letter of Credit	Section 2.09
Maximum Tonnage	Section 3.01
Named Tenant	Section 1.05
Named Tenant Permitted Assignee	Section 1.05
New Tenant	Section 6.10
Offer	Section 1.06
Offer Acceptance Notice	Section 1.07

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Definition	Where Defined

Offer Notice	Section 1.07
Offer Period	Section 1.07
Offer Rental	Section 1.07
Offer Space	Section 1.07
Offer Space Inclusion Date	Section 1.07
Offer Space Option	Section 1.07
Offeror	Section 1.06
Operating Expenses	Section 2.05
Operating Payment	Section 2.05
Operating Year	Section 2.05
Other Sublease Consideration	Section 5.05
Outside Date	Section 1.03
Outside Repair Date	Section 7.05
Partial Renewal Notice	Section 10.01
Possession Date	Section 8.01
Premises	Section 1.01
Premises Floor	Section 10.01
Project	Recitals
Records	Section 2.05
Reduction Date	Section 2.09
Refusal Period	Section 1.06
Refusal Space	Section 1.06
Refusal Space Inclusion Date	Section 1.06
Refusal Space Notice	Section 1.06
Refusal Space Option	Section 1.06
Renewable Portion	Section 10.01
Rent	Section 2.01
Rent Notice	Section 10.02
Rent Period	Section 2.09
Renewable Portion	Section 10.01
Renewal Notice	Section 10.01
Renewal Option	Section 10.01
Renewal Premises	Section 10.01
Renewal Term	Section 10.01
Roof Equipment	Section 9.19
Second Renewal Expiration Date	Section 10.01
Second Renewal Notice	Section 10.01
Second Renewal Option	Section 10.01
Second Renewal Premises	Section 10.01
Second Renewal Term	Section 10.01
Security Deposit	Section 2.09
Security Reduction Notice	Section 2.09
Substantial Casualty	Section 7.05
Successor Landlord	Section 6.01
Superior Lease	Section 6.01
Superior Lessor	Section 6.01

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Definition	Where Defined

Superior Mortgage	Section 6.01
Superior Mortgagee	Section 6.01
Supplemental Condenser Water	Section 3.01
Swing Space	Section 1.01
Swing Space Possession Date	Section 1.08
Swing Space Rent Commencement Date	Section 2.02
Tax Payment	Section 2.04
Tax Year	Section 2.04
Taxable Status Date	Section 2.04
Taxes	Section 2.04
Tenant	Introduction
Tenant Delay	Section 8.02
Tenant Manual	Section 3.01
Tenant’s Basic Cost	Section 5.05
Tenant’s Fair Market Determination	Section 10.02
Tenant’s Notice	Section 10.02
Tenant’s Offer Notice	Section 5.02
Tenant’s Operating Share	Section 2.05
Tenant’s Property	Section 4.02
Tenant’s Statement	Section 2.05
Tenant’s Supplemental HVAC Equipment	Section 3.01
Tenant’s Tax Share	Section 2.04
Term	Section 1.02
Termination Date	Section 1.03
Termination Notice	Section 1.03
Third Appraiser	Section 10.02
Transfer Notice	Section 5.03
Unamortized Initial Alteration Costs	Section 5.02
Unamortized Subsequent Alteration Costs	Section 5.02
Unilever	Section 1.07
Unilever Lease	Section 1.07
4 Month Date	Section 1.08

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     LEASE, dated as of May 5, 1999, between 390 PARK AVENUE ASSOCIATES, LLC, (“Landlord”), a Delaware limited liability company whose address is c/o RFR Holding LLC, 400 Park Avenue, New York, New York 10022 and THOMAS WEISEL PARTNERS GROUP LLC (“Tenant”), a Delaware limited liability company whose address is One Montgomery Street, Suite 3700, San Francisco, California 94104 prior to the commencement of the Term, and thereafter Tenant’s address shall be that of the Building.
WITNESSETH
     WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 390 Park Avenue, New York, New York (the “Building”) on the land more particularly described in Exhibit A (the “Land”; the Land and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively called the “Project”).
     NOW, THEREFORE, Landlord and Tenant agree as follows:
ARTICLE 1.
PREMISES; TERM; USE
     1.01. Demise. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, the space on the 15th and 16th floors of the Building (the “Base Space”) and the space on the 17th floor of the Building (the “Swing Space”; the Base Space together with the Swing Space, the “Premises”) all substantially as shown hatched on the plan annexed as Exhibit B.
     1.02. Term. The term of this Lease (the “Term”) shall commence on the date of this Lease (the “Commencement Date”) and shall end, unless sooner terminated as herein provided, on the last day of the calendar month in which occurs the ten (10) year, eight (8) month anniversary of the day preceding the Possession Date (such date, as the same may be extended pursuant to Section 1.05(b)(v), Section 1.06(e), Section 1.07(g) and Article 10, is called the “Expiration Date”). Promptly after the occurrence of the Possession Date, Landlord and Tenant shall confirm the occurrence thereof and the Expiration Date by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the occurrence of the Possession Date or the Expiration Date in accordance with this Section 1.02.
     1.03. Inability to Deliver. (a) Landlord shall exercise diligent efforts to cause the Possession Date to occur on or before the date that is twenty (20) days following the Commencement Date. Except as may be caused by Force Majeure or Tenant Delay, (i) if the Possession Date shall have failed to occur by the date that is forty-five (45) days after the Commencement Date, then, for each day from such 45th day to the earlier to occur of the Possession Date and the fifty-ninth (59th) day after the Commencement Date, the Base Space Rent Commencement Date shall be extended an additional one-half (1/2) day for each such day and (ii) if the Possession Date shall have failed to occur by the date that is sixty (60) days after the Commencement Date, then the Base Space Rent Commencement Date shall be extended one (1) additional day for each day after such 60th day until the occurrence of the Possession Date. “Force Majeure” means any strike, lockout or other labor or industrial troubles, governmental preemption in connection with a national emergency, any rule, order or regulation of any governmental agency applicable to the Building or to the party obligated to perform, conditions of supply or demand that are affected by war or other national, state or municipal emergency, fire or other casualty, acts of God such as (by way of example only) tornado, earthquake, hurricane, washout or storm, civil disturbance, act of the public enemy, riot, sabotage, blockade, embargo, explosion or any other cause beyond a party’s reasonable control (other than such party’s financial inability to pay), whether or not similar to any of the causes hereinabove stated.
     (b) Except as may be caused by Force Majeure or Tenant Delay, if the Possession Date shall have failed to occur by the date (the “Outside Date”) that is one hundred sixty-five (165) days following the Commencement Date, then Tenant shall have the one-time right, as Tenant’s sole and exclusive remedy, to terminate this Lease by written notice (a “Termination Notice”) to Landlord given within ten (10) days following the Outside Date. Such termination shall be effective on the date (the “Termination Date”) that is thirty (30) days following the date of such Termination Notice, with the same force and effect as if the Termination Date were the Expiration Date under this Lease, and Tenant shall deliver vacant possession of the Swing Space to Landlord on the Termination Date in accordance with all of the terms and provisions of this Lease. If Tenant shall fill to deliver timely a Termination Notice to Landlord within ten (10) days following the Outside Date, then Tenant shall be deemed to have irrevocably waived its right to terminate this Lease pursuant to this Section 1.03(b).
     (c) Except as otherwise provided in this Section 1.03, if for any reason Landlord shall be unable to deliver possession of the Premises to Tenant on any date specified in this Lease for such delivery, Landlord shall have no liability to Tenant therefor, Tenant shall have no right or remedy against Landlord, and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. This Section 1.03(c) shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
     1.04. Use. (a) The Premises shall be used and occupied by Tenant (and its permitted subtenants and occupants) solely as first-class general and executive offices and a trading floor (including such ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business, including, without limitation, “convenience areas,” which may include coffee stations, mini refrigerators, and microwave ovens) and for no other purpose; provided, that in no event shall the Premises be used for any of the following: (a) a banking, trust company, or safe deposit business, in each ease operating as a retail facility or otherwise open for business to the general public, (b) a savings bank, a savings and loan association, or a loan company, in each case operating as a retail facility or otherwise open for business to the general public, (c) the sale of travelers’ checks and/or foreign exchange, in each case operating as a retail facility or otherwise open for business to the general public, (d) a stock brokerage office whose business involves off-the-street retail sales to the general public, (e) a restaurant, bar or for the sale of food or beverages, (f) photographic reproductions and/or offset printing, other than such incidental printing as Tenant may perform in connection with the conduct of Tenant’s usual business operations, (g) an employment or travel agency or airline ticket counter, (h) a school or classroom, except that Tenant may use part of the Premises for classroom and educational purposes for training Tenant’s own employees, (i) medical, dental or psychiatric offices, except for providing such services to Tenant’s own employees, (j) conduct of an auction, (k) gambling activities, (l) conduct of obscene, pornographic or similar disreputable activities, (m) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (n) offices of any charitable, religious, union or other not-for-profit organization, or (o) offices of any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto. The Premises shall not be used for any purpose which would lower the first-class character of the Building, materially impair or interfere with any of the Building operations or the proper and economic heating, ventilation, air-conditioning, cleaning or other servicing of the Building, constitute a public or private nuisance, materially interfere with, annoy or disturb any other tenant or Landlord, or impair the appearance of the Building.
     1.05. Expansion Space. (a) Provided that on the date Tenant exercises the Expansion Option and on the ES Inclusion Date (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, (iii) this Lease shall not have been assigned (except as permitted under Section 5.01(b) and Section 5.01(c)) or the Premises sublet, in whole or in part, and the named Tenant herein (i.e., Thomas Weisel Partners Group LLC, the “Named Tenant”) or any Affiliate of the Named Tenant to which this Lease may have been assigned pursuant to Section 5.01(c) or any successor entity to the Named Tenant described in Section 5.01(b) (such Affiliate or successor entity, each, a “Named Tenant Permitted Assignee”) has not, directly or indirectly, parted with possession of all or any part of the Premises (other than to any Desk Space User in accordance with Section 5.01(d) below), Tenant shall have the option (the “Expansion Option”) to lease the space on the 14th floor of the Building substantially as shown hatched on the floor plan annexed as Exhibit B-1 (the “Expansion Space”). The Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “Expansion Notice”) on or before the date occurring in the fourth (4th) month after the Commencement Date which is the same numerical date in the month as the Commencement Date, except that if no same numerical date shall exist in such fourth (4th) month, the Expansion Notice shall be given on or before the last day of such fourth

(4th) month (time being of the essence). If Tenant shall fail to timely give the Expansion Notice, Tenant shall be deemed to have irrevocably waived the Expansion Option.
     (b) If Tenant timely gives the Expansion Notice, then, on the date on which Landlord delivers vacant possession of the Expansion Space to Tenant with Landlord’s Initial Work in the Expansion Space substantially completed within the meaning of the last sentence of Section 8.01(d) (the “ES Inclusion Date”), the Expansion Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except that:
          (i) the Fixed Rent payable pursuant to Section 2.02 shall be increased by an amount equal to (x) for the period commencing on the date occurring in the eighth (8th) month after the ES Inclusion Date which is the same numerical date in the month as the ES Inclusion Date or, if no same numerical date shall exist in such eighth (8th) month, the last day of such eighth (8th) month (such date being the “Expansion Space Rent Commencement Date”) and ending on the day immediately preceding the 3rd anniversary of the Expansion Space Rent Commencement Date, Six Hundred Sixty-Three Thousand and 00/100 Dollars ($663,000) per annum, (y) for the period commencing on the 3rd anniversary of the Expansion Space Rent Commencement Date and ending on the day immediately preceding the 5th anniversary of the Expansion Space Rent Commencement Date, Six Hundred Ninety-Three Thousand Six Hundred and 00/100 Dollars ($693,600) per annum and (z) for the period commencing on the 5th anniversary of the Expansion Space Rent Commencement Date and ending on the Expiration Date, Seven Hundred Fifty-Four Thousand Eight Hundred and 00/100 Dollars ($754,800) per annum;
          (ii) Tenant’s Tax Share shall be increased by four and four tenths percent (4.4%);
          (iii) Tenant’s Operating Share shall be increased by four and four tenths percent (4.4%);
          (iv) Landlord’s Contribution shall be increased by Three Hundred Sixty-Seven Thousand and 00/100 Dollars ($367,000);
          (v) the Expiration Date shall be extended to the last day of the calendar month in which occurs the ten (10) year, eight (8) month anniversary of the day preceding the ES Inclusion Date; and
          (vi) the Security Deposit or Letter of Credit shall be increased by Four Hundred Forty-Two Thousand and 00/100 Dollars ($442,000), and Tenant shall deliver such increase in the Security Deposit or Letter of Credit to Landlord on or before the ES Inclusion Date, and if Tenant fails to do so, the ES Inclusion Date shall nevertheless occur but Tenant shall not be permitted to occupy the Expansion Space until Tenant so delivers such Security Deposit or Letter of Credit.

     (c) Promptly after the occurrence of the ES Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof; the Expiration Date and the inclusion of the Expansion Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Expansion Space in the Premises in accordance with this Section 1.05.
     (d) (i) Landlord shall exercise diligent efforts to cause the ES Inclusion Date to occur on or before the date that is thirty (30) days following the giving of the Expansion Notice. Except as may be caused by Force Majeure or Tenant Delay, (A) if the ES Inclusion Date shall have failed to occur by the date that is forty-five (45) days after the date Landlord receives the Expansion Notice, then, for each day from such 45th day to the earlier to occur of the ES Inclusion Date and the fifty-ninth (59th) day after the date Landlord receives the Expansion Notice, the Expansion Space Rent Commencement Date shall be extended one-half (1/2) day for each such day and (B) if the ES Inclusion Date shall have failed to occur by the date that is sixty (60) days after the date Landlord receives the Expansion Notice, then the Expansion Space Rent Commencement Date shall be extended one (1) day for each day after such 60th day until the occurrence of the ES Inclusion Date. No extension of the Expansion Space Rent Commencement Date pursuant to this Section 1.05(d) shall extend the Base Space Rent Commencement Date.
          (ii) Except as may be caused by Force Majeure or Tenant Delay, if the ES Inclusion Date shall have failed to occur by the date (the “ES Inclusion Outside Date”) that is one hundred sixty-five (165) days following the date Landlord receives the Expansion Notice, then Tenant shall have the right, as Tenant’s sole and exclusive remedy, to terminate the Expansion Notice by written notice (the “Expansion Termination Notice”) to Landlord given within five (5) days following the ES Inclusion Outside Date. Such termination shall be effective the date of such Expansion Termination Notice, with the same force and effect as if Tenant had never exercised the Expansion Option. If Tenant shall fail to deliver timely an Expansion Termination Notice to Landlord within five (5) days following the ES Inclusion Outside Date, then Tenant shall be deemed to have irrevocably waived its right to terminate the Expansion Notice pursuant to this Section 1.05(d)(ii). No termination of the Expansion Notice pursuant to this Section 1.05(d)(ii) shall terminate or otherwise affect this Lease with respect to any other portion of the Premises.
          (iii) Except as otherwise provided in this Section 1.05(d), if Landlord is unable to deliver possession of the Expansion Space to Tenant for any reason, Landlord shall have no liability to Tenant therefor, Tenant shall have no right or remedy against Landlord, and the validity of this Lease shall not in any way be impaired nor shall the Term be extended by reason thereof. This Section 1.05(d)(iii) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

     (e) The rights granted in this Section 1.05 are available only to the Named Tenant and any Named Tenant Permitted Assignee, and are not available to, and may not be exercised by, any other assignee, or any subtenant, or any other entity claiming by, through or under Tenant.
     1.06. Refusal Space Option. (a) As used herein:
     “Refusal Period” means the period commencing on the Commencement Date to and including the date that is 3 years prior to the Expiration Date.
     “Eligible Refusal Space” means (i) if Tenant has properly exercised the Expansion Option and such exercise has not been terminated pursuant to Section 1.05(d)(ii) above prior to the giving of the Refusal Space Notice, the space on the 12th and 13th floors of the Building substantially as shown hatched on the floor plan annexed as Exhibit B-2, and (ii) if Tenant has not properly exercised the Expansion Option or, if properly exercised, such exercise has been terminated pursuant to Section 1.05(d)(ii) above prior to the giving of the Refusal Space Notice, the space on the 13th and 14th floors of the Building substantially as shown hatched on the floor plan annexed as Exhibit B-2.
     “Refusal Space” means, with respect to an Offer, the following portions of space in the Building that the Offeror desires to lease from Landlord: (1) any space that is Eligible Refusal Space and (2) any floor in the Building that is contiguous either to the Eligible Refusal Space contained in such Offer or any Eligible Refusal Space which may then be a part of the Premises.
     (b) (i) Provided (1) this Lease shall not have been terminated, (2) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, and (3) the Named Tenant and/or any Named Tenant Permitted Assignee shall occupy more than 50% of the entire Premises, and this Lease shall not have been assigned (except as permitted under Section 5.01(b) or Section 5.01(c)), if at any time during the Refusal Period, Landlord receives a written offer (an “Offer”) from or on behalf of a third party (an “Offeror”) to lease any space in the Building which includes all or any portion of Eligible Refusal Space and Landlord desires to accept such Offer, Landlord shall give a notice (a “Refusal Space Notice”) to Tenant specifying the Refusal Space included in such Offer and, with respect to such Refusal Space, (A) the fixed rent for such Refusal Space contained in the Offer, (B) the term of the lease for the Refusal Space contained in the Offer, (C) the escalation provisions for such Refusal Space contained in the Offer, (D) any renewal or expansion options contained in the Offer, (E) any rent concessions or construction allowances for such Refusal Space contained in the Offer, (F) any work to be performed by Landlord to ready such Refusal Space for initial occupancy contained in the Offer, and (G) any other material terms and provisions of the Offer with respect to such Refusal Space.
          (ii) Provided (1) this Lease shall not have been terminated, (2) Tenant shall not be in default in the payment of any Rent and no other Event of

Default shall have occurred and be continuing, and (3) the Named Tenant and/or any Named Tenant Permitted Assignee shall occupy more than 50% of the entire Premises, and this Lease shall not have been assigned (except as permitted under Section 5.01(b) or Section 5.01(c)), if at any time after the expiration of the Refusal Period but prior to the latest date on which Tenant may exercise the Renewal Option relating to the period immediately following the then Expiration Date, Landlord receives an Offer from or on behalf of an Offeror to lease any space in the Building which includes all or any portion of Eligible Refusal Space and Landlord desires to accept such Offer, Landlord shall give a Refusal Space Notice to Tenant in accordance with the provisions of Section 1.06(b)(i) which notice shall also indicate that Tenant may then exercise the Refusal Space Option in accordance with the provisions of this Section 1.06 so long as Tenant simultaneously exercises the First Renewal Option or the Second Renewal Option, as the case may be, in accordance with the provisions of Article 10 (including the provisions of Section 10.01(f)).
     (c) Provided that on the date that Tenant exercises the Refusal Space Option and on the Refusal Space Inclusion Date (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, and (iii) the Named Tenant and/or any Named Tenant Permitted Assignee shall occupy more than 50% of the entire Premises, and this Lease shall not have been assigned (except as permitted under Section 5.01(b) and Section 5.01(c)), and the Named Tenant and/or any Named Tenant Permitted Assignee has not, directly or indirectly, parted with possession of 50% or more of the Premises, Tenant shall have the option (the “Refusal Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is 5 Business Days after the giving of the Refusal Space Notice (time being of the essence), to include all (but not less than all) of the Refusal Space in the Premises.
     (d) If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant possession of the Refusal Space to Tenant (the “Refusal Space Inclusion Date”), the Refusal Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Fixed Rent shall be increased by the amount set forth in the Refusal Space Notice; (ii) except as set forth below, the term of this Lease with respect to the Refusal Space (but not any other portion of the Premises) shall be as set forth in the Refusal Space Notice; (iii) Tenant’s Tax Share with respect to the Refusal Space shall be the percentage set forth in the Refusal Space Notice and the Base Tax Amount with respect to the Refusal Space shall be the amounts (or years) set forth in the Refusal Space Notice; (iv) Tenant’s Operating Share with respect to the Refusal Space shall be the percentage set forth in the Refusal Space Notice and the Base Operating Amount with respect to the Refusal Space shall be the amounts (or years) set forth in the Refusal Space Notice; (v) unless otherwise set forth in the Refusal Space Notice, Landlord shall not be required to perform Landlord’s Initial Work or any other work, pay Landlord’s Contribution or any other amount, or render any services to make the Building or the Refusal Space ready for Tenant’s use or occupancy, and Tenant shall accept the Refusal Space in its “as is” condition on the Refusal Space Inclusion Date; and (vi) as may be otherwise set forth in the Refusal Space Notice.
     (e) Notwithstanding the provisions of Section l.06(d), if (i) the Refusal Space Inclusion Date with respect to any Refusal Space shall have occurred at any time on or before the one-year anniversary of the Commencement Date and (ii) the term of this Lease with respect to the Refusal Space as set forth in the Refusal Space Notice is for ten (10) years, then Tenant shall have the right, exercisable by written notice given to Landlord within five (5) days following the Refusal Space Inclusion Date (time being of the essence), to elect that the Term of this Lease with respect to such Refusal Space and any other space in the Building which shall then be a part of the Premises (but not including any Offer Space with respect to which Section 1.07(g) shall not be applicable) shall be the later of (A) the initial Expiration Date set forth in this Lease (as the same may have been extended pursuant to Section 1.05(b)(v) and/or Section 1.07(g) hereof) and (B) the last day of the calendar month in which occurs the ten (10) year anniversary of the day preceding the Refusal Space Inclusion Date. If Tenant shall fail to exercise timely its right to make the Term of this Lease co-terminous with respect to the Premises and Refusal Space as provided in this Section 1.06(e), Tenant shall be deemed to have irrevocably waived such right. If Tenant shall have timely exercised its right to so make the Term of this Lease co-terminous, then the Expiration Date shall be the later of the dates described in subclauses (A) and (B) of this Section 1.06(e), and the annual Fixed Rent payable with respect to the Refusal Space in question and any other portion of the Building which shall then be a part of the Premises (but not including any Offer Space), for the period, if any, commencing on the Expiration Date of this Lease (determined without giving effect to this Section 1.06(e)) and ending on the Expiration Date of this Lease (determined giving effect to this Section 1.06(e)), shall be the greater of (A) the annual Fixed Rent payable with respect to the Refusal Space during such period and (B) the annual Fixed Rent payable pursuant to Section 2.02 with respect to such other portion of the Premises immediately prior to the Expiration Date (determined without giving effect to this Section 1.06(e)).
     (f) Except as otherwise provided in the Refusal Space Notice, if Landlord is unable to deliver possession of the Refusal Space to Tenant for any reason on or before any date set forth in the Refusal Space Notice, the Refusal Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor, Tenant shall have no right or remedy against Landlord, and the validity of this Lease shall not in any way be impaired nor shall the Term be extended by reason thereof. This Section 1.06(f) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
     (g) If Tenant shall fail to timely give the Acceptance Notice with respect to any Refusal Space Notice, then, except as provided in the next to the last sentence of this Section 1.06(g), (x) Tenant shall be deemed to have irrevocably waived the Refusal Space Option as to the particular transaction and any proposed future lease which would demise the floor or floors which constitute the Eligible Refusal Space described in the applicable Refusal Space Notice, whether or not such proposed lease would also demise any other space in the Building, (y) Landlord shall have no further obligation to offer such Eligible Refusal Space to Tenant and (z) Landlord may lease such Eligible Refusal Space to any third party upon such terms as Landlord shall determine. In clarification, and without limiting the generality, of the preceding sentence, for example (A) if the Eligible Refusal Space is the 13th and 14th floors, the Refusal Space in a Refusal Space Notice is only the 14th floor, no Refusal Space Notice previously has been given with respect to the 13th floor and Tenant does not timely deliver the Acceptance Notice with respect to such Refusal Space Notice, then Tenant shall be deemed to have irrevocably waived Tenant’s Refusal Space Option with respect to the 14th floor (and any future lease which includes all or any portion of the 14th floor, whether or not such future lease includes other space in the Building other than the 13th floor), but not the 13th floor; it being understood that if thereafter Landlord desires to lease space on both the 13th and 14th floors in a single transaction, then such leasing shall be subject to the provisions of this Section 1.06 and (B) if the Refusal Space in a Refusal Space Notice contains space on both of the floors comprising the Eligible Refusal Space, and Tenant does not timely deliver the Acceptance Notice, then Tenant shall be deemed to have irrevocably waived its Refusal Space Option with respect to all of the Eligible Refusal Space. Notwithstanding the foregoing provisions of this Section 1.06(g), if, with respect to any Refusal Space Notice, Landlord does not lease the Refusal Space in question to any third party within 6 months after the last date on which Tenant was entitled to give an Acceptance Notice with respect to such Refusal Space or if the net effective rent on a per square foot basis (including fixed rent, additional rent, rent concessions and construction allowances) upon which Landlord desires to lease the applicable Refusal Space to such third party is less than 95% of the net effective rent on a per square foot basis (including fixed rent, additional rent, concessions and construction allowances) specified in the Refusal Space Notice, then Tenant’s Refusal Space Option with respect to the Eligible Refusal Space contained in the applicable Refusal Space Notice shall again be in force and effect. Tenant shall, upon demand by Landlord, execute an instrument confirming Tenant’s waiver of, and extinguishing, the Refusal Space Option with respect to any Eligible Refusal Space for which Tenant fails timely to give an Acceptance Notice, but the failure by Tenant to execute any such instrument shall not affect the provisions of this Section 1.06(g).
     (h) Promptly after the occurrence of the Refusal Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Refusal Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Refusal Space in the Premises in accordance with this Section 1.06.
     (i) Anything in this Lease to the contrary notwithstanding, this Section 1.06 shall be null and void and of no force or effect if (i) the Named Tenant or any Named Tenant Permitted Assignee is no longer the Tenant under this Lease, (ii) the

Named Tenant and/or any Named Tenant Permitted Assignee at any time fails to occupy more than 50% of the entire Premises, or (iii) Tenant shall at any time be in default in the payment of any Rent or any other Event of Default shall have occurred and be continuing.
     (j) The rights granted in this Section 1.06 are available only to the Named Tenant or any Named Tenant Permitted Assignee, and are not available to, and may not be exercised by, any other assignee or any subtenant, or any other entity claiming by, through or under Tenant.
     1.07. Right of First Offer. (a) As used herein:
     “Available” means, as to any Eligible Offer Space, that (i) the Unilever Lease with respect to such Eligible Offer Space has expired at the end of the stated term thereof or has been terminated either upon default by Unilever thereunder or by written agreement of Unilever and, in any such case, such date of expiration or termination is at least 3 years prior to the Expiration Date, (ii) no right of extension, renewal, expansion, right of first offer, first refusal or other present or future possessory right exists in favor of Unilever, or any person or entity claiming by, through or under Unilever and (iii) such Eligible Offer Space is vacant and free of occupants.
     “Offer Period” means the period commencing on the Commencement Date to and including the date that is 3 years prior to the Expiration Date.
     “Eligible Offer Space” means any of the 18th, 19th, 20th or 21st floors of the Building that may become Available in their entirety.
     “Unilever Lease” means that certain lease, dated as of December 17, 1998, between Landlord and Unilever United States, Inc. (“Unilever”), for the Eligible Offer Space, as such lease may be modified, amended, renewed, extended or supplemented.
     (b) (i) Provided (1) this Lease shall not have been terminated, (2) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, and (3) the Named Tenant and/or any Named Tenant Permitted Assignee shall occupy more than 50% of the entire Premises, and this Lease shall not have been assigned (except as permitted pursuant to Section 5.01(b) and Section 5.01(c)), if at any time during the Offer Period any Eligible Offer Space either becomes, or Landlord reasonably anticipates that within the next 12 months (but not later than the last day of the Offer Period) any Eligible Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (A) the Eligible Offer Space which is Available or which Landlord so reasonably anticipates will become Available and any other space in the Building which Landlord intends to offer for lease with such Eligible Offer Space (the “Offer Space”) (it being understood that the Offer Space shall include the applicable portion of the Eligible Offer Space and any other space in the Building, wherever located, which Landlord so desires to offer for lease), (B) the fixed annual rental (“Offer Rental”) which Landlord is then considering for the lease of the Offer Space, (C) the date or estimated date that the Offer Space has or shall become Available, (D) the term for which Landlord intends to offer such Offer Space for lease, (E) the escalation provisions applicable to such Offer Space, (F) any renewal or expansion options, (G) any rent concessions or construction allowances, (H) any work to be performed by Landlord, and (I) such other matters as Landlord may deem appropriate for such Offer Notice.
          (ii) Provided (1) this Lease shall not have been terminated, (2) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, and (3) the Named Tenant and/or any Named Tenant Permitted Assignee shall occupy more than 50% of the entire Premises, and this Lease shall not have been assigned (except as permitted under Section 5.01(b) or Section 5.01(c)), if at any time after the expiration of the Offer Period but prior to the latest date on which Tenant may exercise the Renewal Option relating to the period immediately following the then Expiration Date, any Eligible Offer Space either becomes, or Landlord reasonably anticipates that within the next 12 months (but not later than the last day of the Offer Period) any Eligible Offer Space will become, Available, Landlord shall give an Offer Notice to Tenant in accordance with the provisions of Section 1.07(b)(i) which notice shall also indicate that Tenant may then exercise the Offer Space Option in accordance with the provisions of this Section 1.07 so long as Tenant simultaneously exercises the First Renewal Option or the Second Renewal Option, as the case may be, in accordance with the provisions of Article 10 (including the provisions of Section 10.01(f)).
     (c) Provided that on the date that Tenant exercises the Offer Space Option and on the Offer Space Inclusion Date (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, and (iii) the Named Tenant and/or any Named Tenant Permitted Assignee shall occupy more than 50% of the entire Premises, and this Lease shall not have been assigned (except as may be permitted under Section 5.01(b) and Section 5.0l(c)). Tenant shall have the option (the “Offer Space Option”), exercisable by notice (an “Offer Acceptance Notice”) given to Landlord on or before the date that is 15 Business Days after the giving of the Offer Notice (time being of the essence) to include all (but not less than all) of the Offer Space in the Premises.
     (d) If Tenant timely delivers the Offer Acceptance Notice, then, on the date on which Landlord delivers vacant possession of the Offer Space to Tenant (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Fixed Rent shall be increased by the amount of the Offer Rental set forth in the Offer Notice; (ii) the term of this Lease with respect to the Offer Space (but not any other portion of the Premises) shall be as set forth in the Offer Notice; (iii) Tenant’s Tax Share with respect to the Offer Space shall be the percentage set forth in the Offer Notice and the Base Tax Amount with respect to the Offer Space shall be revised to reflect the amounts (or years) set forth in the Offer Notice; (iv) Tenant’s Operating Share with respect to the Offer Space shall be the percentage set forth in the Offer Notice and the Base Operating Amount with respect to the Offer Space shall be the amounts (or years) set forth in the Offer Notice; (v) unless otherwise set forth in the Offer Notice, Landlord shall not be required to perform Landlord’s Initial Work or any other work, pay Landlord’s Contribution or any other amount, or render any services to make the Building or the Offer Space ready for Tenant’s use or occupancy, and Tenant shall accept the Offer Space in its “as is” condition on the Offer Space Inclusion Date; and (vi) as may be otherwise set forth in the Offer Notice.
     (e) Except as otherwise provided in the Offer Space Notice, if Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before any date set forth in the Offer Notice, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not in any way be impaired nor shall the Term be extended by reason thereof. This Section 1.07(e) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
     (f) If Tenant shall fail to timely give the Offer Acceptance Notice with respect to any Offer Space Notice, then, except as provided in the next to the last sentence of this Section l.07(f), (x) Tenant shall be deemed to have irrevocably waived the Offer Space Option as to the particular transaction and Landlord’s consideration of any future lease to demise, in whole or in part, the floor or floors which constitute all or a portion of the Eligible Offer Space described in the applicable Offer Notice, whether or not such lease would also demise any other space in the Building, (y) except as hereinafter provided, Landlord shall have no further obligation to offer such Eligible Offer Space to Tenant and (z) Landlord may lease such Eligible Offer Space to any third party upon such terms as Landlord shall determine. In clarification, and without limiting the generality, of the preceding sentence, for example (A) if the Offer Space in an Offer Notice is only the 18th floor, no Offer Space Notice with respect to any other Offer Space previously has been given and Tenant does not timely deliver the Offer Acceptance Notice with respect to such Offer Space Notice, then Tenant shall be deemed to have irrevocably waived Tenant’s Offer Space Option with respect to the 18th floor (and Landlord’s consideration of any future lease which includes the 18th floor, whether or not such future lease includes other space in the Building other than Eligible Offer Space), but not the 19th, 20th and 21st floors and (B) if the Offer Space in an Offer Notice constitutes all of the floors comprising the Eligible Offer Space, and Tenant does not timely deliver the Acceptance Notice, then Tenant shall be deemed to have irrevocably waived its Offer Space Option with respect to all of the Eligible Offer Space. Notwithstanding the foregoing provisions of this Section 1.07(f), if, with respect to any Offer Space Notice, Landlord does not lease all of the Offer Space in question in a single transaction to any third party within 6 months after the last date on which Tenant was entitled to give an Offer Acceptance Notice with respect to such Offer Space or if the net effective rent on a per square foot basis (including fixed rent, additional rent, rent concessions and construction allowances) upon which Landlord desires to lease the applicable Offer Space to such third party is less than 90% of the net effective rent on a per square foot basis (including fixed rent, additional rent, concessions and construction allowances) specified in the Offer Space Notice, then Tenant’s Offer Space Option with respect to the Eligible Offer Space contained in the applicable Offer Space Notice shall again be in force and effect. Tenant shall, upon demand by Landlord, execute an instrument confirming Tenant’s waiver of, and extinguishing, the Offer Space Option with respect to any Eligible Offer Space for which Tenant fails timely to give an Offer Acceptance Notice, but the failure by Tenant to execute any such instrument shall not affect the provisions of this Section 1.07(f).
     (g) Notwithstanding the provisions of Section 1.07(d), if (i) the Offer Space Inclusion Date with respect to any Offer Space shall have occurred at any time on or before the one-year anniversary of the Commencement Date and (ii) the term of the lease with respect to the Offer Space as set forth in the Offer Notice is for ten (10) years, then Tenant shall have the right, exercisable by written notice given to Landlord within five (5) days following the Offer Space Inclusion Date (time being of the essence), to elect that the Term of this Lease with respect to such Offer Space and any other space in the Building which shall then be a part of the Premises (but not including any other Offer Space with respect to which this Section 1.07(g) shall not be applicable) shall be the later of (A) the initial Expiration Date set forth in this Lease (as the same may have been extended pursuant to Section 1.05(b)(v) and/or Section 1.06(e) hereof) and (B) the last day of the calendar month in which occurs the ten (10) year anniversary of the day preceding the Offer Space Inclusion Date. If Tenant shall fail to exercise timely its right to make the Term of this Lease co-terminous with respect to the Premises and Offer Space as provided in this Section 1.07(g), Tenant shall be deemed to have irrevocably waived such right. If Tenant shall have timely exercised its right to so make the Term of this Lease co-terminous, then the Expiration Date shall be the later of the dates described in subclauses (A) and (B) of this Section 1.07(g) and the annual Fixed Rent payable with respect to the Offer Space in question and any other portion of the Building which shall then be a part of the Premises (but not including any Refusal Space or any other Offer Space with respect to which this Section 1.07(g) shall not be applicable), for the period, if any, commencing on the Expiration Date of this Lease (determined without giving effect to this Section 1.07(g)) and ending on the Expiration Date of this Lease (determined giving effect to this Section 1.07(g)), shall be the greater of (A) the annual Fixed Rent payable with respect to the Offer Space during such period and (B) the annual Fixed Rent payable pursuant to Section 2.02 with respect to such other portion of the Premises immediately prior to the Expiration Date (determined without giving effect to this Section 1.07(g)).
     (h) Promptly after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant, provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Section 1.07.

     (i) Anything in this Lease to the contrary notwithstanding, this Section 1.07 shall be null and void and of no force or effect if (i) the Named Tenant or any Named Tenant Permitted Assignee is no longer the Tenant under this Lease, (ii) the Named Tenant and/or any Named Tenant Permitted Assignee at any time fails to occupy more than 50% of the entire Premises or (iii) Tenant shall at any time be in default in the payment of any Rent or any other Event of Default shall have occurred and be continuing.
     (j) The rights granted in this Section 1.07 are available only to the Named Tenant or any Named Tenant Permitted Assignee, and are not available to, and may not be exercised by, any other assignee or any subtenant, or any other entity claiming by, through or under Tenant.
     1.08. Swing Space. (a) Commencing on the Commencement Date, Tenant shall occupy the Swing Space, subject to all of the terms, covenants and conditions contained in this Lease, except that, notwithstanding any provision of this Lease to the contrary, the provisions of this Section 1.08 shall apply to the Swing Space.
     (b) (i) During the period from the Commencement Date to but not including the earlier of the Delivery Date and the date occurring in the fourth (4th) month after the Commencement Date which is the same numerical date in the month as the Commencement Date or, if no same numerical date shall exist in such fourth (4th) month, the last day of such fourth (4th) month (such date, as the same may be extended pursuant to the last sentence of this Section 1.08(b)(i), being the “4 Month Date”), Tenant shall pay to Landlord, as Additional Charges for electricity supplied and cleaning services provided to the Swing Space, an amount equal to $56,100.00 per annum, such payment to be made in equal monthly installments of $4,675 commencing on the Commencement Date and on each monthly anniversary of the Commencement Date. Notwithstanding anything to the contrary contained herein, the 4 Month Date shall be extended by the same number of days as the Base Space Rent Commencement Date is extended, if any, pursuant to the provisions of Section l.03(a) hereof.
          (ii) If the Delivery Date shall not have theretofore occurred, during the period from the 4 Month Date to but not including the earlier of the Delivery Date and the Base Space Rent Commencement Date, Tenant shall pay to Landlord, as Fixed Rent for the Swing Space, an amount equal to $357,000.00 per annum, and as Additional Charges for electricity supplied and cleaning services provided to the Swing Space, an amount equal to $56,100.00 per annum, such payment to be made in equal monthly installments of $34,425 commencing on the 4 Month Date and on each monthly anniversary of the 4 Month Date.
          (iii) If the Delivery Date shall not have theretofore occurred, during the period from the Base Space Rent Commencement Date to but not including the Delivery Date, all of Tenant’s obligations to pay Fixed Rent and Additional Charges pursuant to the provisions of Article 2 shall apply to the Swing Space without distinction from the Base Space, and Tenant shall pay to Landlord, as Fixed Rent, the amounts set forth in Section 2.02 as payable for the period commencing on the Swing Space Rent Commencement Date and for all periods commencing thereafter.
     (c) As promptly as reasonably practical after the substantial completion of the Alterations performed by Tenant to ready the Base Space for Tenant’s initial occupancy, Tenant shall vacate the Swing Space and deliver same to Landlord in substantially the same condition as the Swing Space was delivered to Tenant on the Commencement Date, reasonable wear and tear excepted and recognizing that Landlord’s Initial Work in the Swing Space will include the interior demolition of such space. In connection with Tenant’s vacating of the Swing Space and delivery thereof to Landlord, Tenant shall not be required to remove any electrical wiring or cabling or other installations that Tenant may have installed in the Swing Space; provided, that if such nonremoval by Tenant materially increases the cost to Landlord of performing Landlord’s Initial Work in the Swing Space, then Tenant shall pay the actual amount of such increase to Landlord upon Landlord’s demand therefor. Promptly after the later of (i) the date on which Tenant actually delivers the Swing Space to Landlord in accordance with the provisions of this Section 1.08(c) and (ii) the date which is ten (10) Business Days after the date Landlord has received written notice from Tenant stating that Tenant reasonably intends to vacate or has vacated the Swing Space (the later of such dates being the “Delivery Date”), Landlord shall commence the performance of Landlord’s Initial Work in the Swing Space.
     (d) Prior to the Delivery Date, Landlord shall not be required to perform Landlord’s Initial Work or any other work, pay Landlord’s Contribution or any other amount, or render any services to make the Swing Space ready for Tenant’s use or occupancy, and Tenant shall accept the Swing Space in its “as is” condition on the Commencement Date.
     (e) Prior to the date that Landlord completes Landlord’s Initial Work in the Swing Space, Tenant may not sublet or otherwise part with possession of all or any portion of the Swing Space or perform any Alterations in the Swing Space.
     (f) If the Base Space Rent Commencement Date is not the same numerical day of the month as the 4 Month Date, then the amount paid by Tenant in respect of the Swing Space as Fixed Rent pursuant to this Section 1.08 for the month in which the Base Space Rent Commencement Date occurs shall be appropriately prorated.
     (g) (i) The “Swing Space Possession Date” means the earlier to occur of (x) the date on which Landlord delivers vacant possession of the Swing Space to Tenant with Landlord’s Initial Work with respect to the Swing Space substantially completed within the meaning of the last sentence of Section 8.01(d) and (y) the date after the Delivery Date that Tenant takes possession of any part of the Swing Space for the performance of Alterations or for any other reason. Landlord shall exercise diligent efforts to deliver vacant possession of the Swing Space to Tenant, with Landlord’s Initial

Work with respect to the Swing Space substantially completed (within the meaning of the last sentence of Section 8.0l(d)) on or before the date that is twenty (20) days following the Delivery Date. Except as may be caused by Force Majeure or Tenant Delay, (A) if the Swing Space Possession Date shall have failed to occur by the date that is forty-five (45) days following the Delivery Date, then, for each day from such 45th day to the earlier to occur of the Swing Space Possession Date and the fifty-ninth (59th) day after the Delivery Date, the Swing Space Rent Commencement Date shall be extended an additional one-half (1/2) day for each such day and (B) if the Swing Space Possession Date shall have failed to occur by the date that is sixty (60) days after the Delivery Date, then the Swing Space Rent Commencement Date shall be extended one (1) additional day for each day after such 60th day until the occurrence of the Swing Space Possession Date.
          (ii) Except as otherwise provided in this Section 1.08(c), if Landlord is unable to deliver possession of the Swing Space to Tenant for any reason, Landlord shall have no liability to Tenant therefor, Tenant shall have no right or remedy against Landlord, and the validity of this Lease shall not in any way be impaired nor shall the Term be extended by reason thereof. This Section 1.08(g)(ii) constitutes “an express provision to the contrary” within the meaning of Section 223-a of The New York Real Property Law and any other law of like import now or hereafter in effect.
     (h) Landlord and Tenant expressly acknowledge and agree that (i) if the Delivery Date is after the Base Space Rent Commencement Date, from the Base Space Rent Commencement Date to but not including the Delivery Date, and (ii) from the Swing Space Rent Commencement Date to the Expiration Date, all of Tenant’s obligations to pay Fixed Rent and Additional Charges pursuant to the provisions of Article 2 shall apply to the Swing Space without distinction from the Base Space (which together with the Swing Space comprise the initial Premises demised hereby).
ARTICLE 2.
RENT
     2.01. Rent. “Rent” shall consist of Fixed Rent and Additional Charges.
     2.02. Fixed Rent. The fixed rent (“Fixed Rent”) shall be (a) for the period commencing on the Base Space Rent Commencement Date and ending on the day immediately preceding the Swing Space Rent Commencement Date, at the annual rate of One Million Three Hundred Twenty-Six Thousand and 00/100 Dollars ($1,326,000.00), (b) for the period commencing on the Swing Space Rent Commencement Date and ending on the day immediately preceding the 3rd anniversary of the Base Space Rent Commencement Date, at the annual rate of One Million Nine Hundred Eighty-Nine Thousand and 00/100 Dollars ($1,989,000.00), (c) for the period commencing on the 3rd anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 5th anniversary of the Base Space Rent Commencement Date, at the annual rate of Two Million Eighty Thousand Eight Hundred and 00/100 Dollars ($2,080,800.00), and (d) for the period commencing on the 5th anniversary of the Base

Space Rent Commencement Date and ending on the Expiration Date of the initial Term, at the annual rate of Two Million Two Hundred Sixty-Four Thousand Four Hundred and 00/100 Dollars ($2,264,400.00); provided, that if the Expiration Date is extended pursuant to Section 1.06(e), then the Fixed Rent payable for the period commencing on the Expiration Date (determined without giving effect to Section 1.06(e)) and ending on the Expiration Date as so extended pursuant to Section 1.06(e) shall be determined pursuant to the provisions of Section 1.06(e). Fixed Rent shall be payable by Tenant in equal monthly installments in advance on the Base Space Rent Commencement Date amid on the first day of each calendar month thereafter; provided, that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the first full monthly installment of Fixed Rent due upon the Base Space Rent Commencement Date; and provided, further, that if the Base Space Rent Commencement Date is not the first day of a month, then Fixed Rent for the month in which the Base Space Rent Commencement Date occurs shall be prorated and credited against the Rent due for the next succeeding month (so long as Tenant paid the first full monthly installment of Fixed Rent upon the execution and delivery of this Lease). Subject to Section 1.03(a), the “Base Space Rent Commencement Date” means the date occurring in the eighth (8th) month after the Possession Date which is the same numerical date in the month as the Possession Date or, if no same numerical date shall exist in such eighth (8th) month, the Base Space Rent Commencement Date shall be the last day of such eighth (8th) month. Subject to Section 1.08(h), the “Swing Space Rent Commencement Date” means the date occurring in the eighth (8th) month after the Swing Space Possession Date which is the same numerical date in the month as the Swing Space Possession Date or, if no same numerical date shall exist in such eighth (8th) month, the Swing Space Rent Commencement Date shall be the last day of such eighth (8th) month.
     2.03. Additional Charges. “Additional Charges” means Tax Payments, Operating Payments and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be rent.
     2.04. Tax Payments. (a) “Base Tax Amount” means the Taxes (excluding any amounts described in Section 2.04(b)(iii)) that are payable for the first Tax Year commencing after the Taxable Status Date which occurs on or after the date on which an aggregate of 80% or more of the total rentable square footage of office space in the Building is leased and the tenants under such leases are paying, or are obligated to then pay, rent to Landlord pursuant to the terms of such leases. The term “Taxable Status Date” means, with respect to any Tax Year, the date on which the assessed value of real properties in the City of New York is established by the applicable taxing authority for such Tax Year, which date is presently January 5.
     (b) “Taxes” means (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Project by any federal, state, municipal or other government or governmental body or authority, including, without limitation, any taxes, assessments or charges imposed upon or against the Project, Landlord or the owner of the Project with respect to any business improvement district, (ii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income and gross receipts taxes; provided, that any such tax shall exclude Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code so long as such tax is required to be paid by Tenants directly to the taxing authority and (iii) any administrative and other expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Project, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other additional or substitute tax, assessment, levy, imposition, fee or charge, including, without limitation, business improvement district and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in Taxes. If the owner, or lessee under a Superior Lease, of all or any part of the Building and/or the Land is an entity exempt from the payment of taxes described in clauses (i) and (ii), there shall be included in Taxes the taxes described in clauses (i) and (ii) which would be so levied, assessed or imposed if such owner or lessee were not so exempt to the extent that Landlord is obligated to pay such amounts to such owner or lessee, and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt. Except as permitted in this Section 2.04(b), Taxes shall not include any franchise, capital stock or transfer tax.
     (c) “Tax Year” means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.
     (d) “Tenant’s Tax Share” means thirteen and two tenths percent (13.2%).
     (e) If Taxes for any Tax Year shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a “Tax Payment”) Tenant’s Tax Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. Landlord may furnish to Tenant, prior to the commencement of each Tax Year, a statement setting forth Landlord’s estimate of the Tax Payment for such Tax Year. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable to the City of New York, except that Tenant shall pay Tenant’s Tax Share of each such installment to Landlord at least thirty (30) days prior to the date such installment first becomes due and payable to the City of New York; provided, however, that if Landlord shall at any time be required pursuant to the terms of any Superior Mortgage or any Superior Lease to make any escrow payments in respect of

Taxes, then Tenant shall pay to Landlord on the first day of each month during such Tax Year, an amount equal to 1/12th of Landlord’s estimate of the Tax Payment for such Tax Year. If Landlord shall not furnish any such estimate for a Tax Year or if Landlord shall furnish any such estimate for a Tax Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord in the manner provided in the immediately preceding sentence an amount equal to the amount payable by Tenant to Landlord under this Section 2.04(e) in respect of the last period of the preceding Tax Year; (ii) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the tax Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 20 days after demand therefor, or (y) if there is an overpayment, Landlord shall refund to Tenant the amount thereof; and (iii) following the month in which such estimate is furnished to Tenant and thereafter throughout such Tax Year, Tenant shall pay to Landlord, in the manner provided in the immediately preceding sentence, an amount equal to Tenant’s Tax Share of the Tax Payment shown on such estimate. Landlord may, during each Tax Year, furnish to Tenant a revised statement of Landlord’s estimate of the Tax Payment for such Tax Year, and in such case, the Tax Payment for such Tax Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence. After the end of each Tax Year Landlord shall furnish to Tenant a statement of Tenant’s Tax Payment for such Tax Year (and shall endeavor to do so within 180 days after the end of each Tax Year). If such statement shall show that the sums paid by Tenant, if any, under this Section 2.04(e) exceeded the Tax Payment to be paid by Tenant for the applicable Tax Year, Landlord shall refund to Tenant the amount of such excess; and if such statement shall show that the sums so paid by Tenant were less than the Tax Payment to be paid by Tenant for such Tax Year, Tenant shall pay the amount of such deficiency within 20 days after demand therefor. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount.
     (f) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall credit against the next succeeding installments of the Tax Payment Tenant’s Tax Share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting, administrative and legal fees, to the extent that such costs and expenses were not included in the Taxes for such Tax Year); provided, that the amount of such credit to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year.
     (g) If the Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Tax Amount and Landlord shall notify Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 2.04, and Tenant shall pay the deficiency within 20 days after demand therefor.
     2.05. Operating Payments. (a) “Base Operating Amount” means Operating Expenses for the Base Operating Year.
     (b) “Base Operating Year” means calendar year 2000.
     (c) “Landlord’s Statement” means an instrument setting forth the Operating Payment payable by Tenant for a specified Operating Year.
     (d) “Operating Expenses” means all expenses paid or incurred by or on behalf of Landlord in respect of the repair, replacement, maintenance, management, operation and security of the Project, including, without limitation (but without duplication), (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of employees of Landlord, Landlord’s Affiliates’ and their respective contractors and agents engaged in such repair, replacement, maintenance, operation and/or security, but excluding personnel at or above the grade of building manager or equally held positions, and with respect to employees who are not employed on a full-time basis with respect to the Building, or who are employed with respect to properties other than the Building, such expenses to be allocated on a pro rata basis; (ii) payroll taxes, worker’s compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities; (iv) the cost of painting and/or decorating all areas of the Project; (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Project; (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, management, operation and/or security of the Project, and any sales and other taxes thereon; (vii) the rental value of Landlord’s Building office and any other-premises in the Building utilized by the personnel of either Landlord, Landlord’s Affiliates or Landlord’s contractors, in connection with the repair, replacement, maintenance, management, operation and/or security thereof, and all office expenses, such as, without limitation, telephone, utility, stationery and similar expenses incurred in connection therewith; (viii) the cost of cleaning, janitorial and security services including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and disposal; (ix) the cost of all interior and exterior landscaping and all temporary exhibitions located at or within the Project; (x) the cost of all alterations, repairs, replacements and/or improvements made at any time including the Base Operating year by or on behalf of Landlord, whether structural or non structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, that if in accordance with generally accepted accounting principles consistently applied (“GAAP”), any of the costs referred to in this clause (x) are required to be capitalized, then such costs shall not be included in Operating Expenses unless they (I) are required by any Laws enacted after the date hereof; (II) have the effect of reducing expenses that would otherwise be included in Operating Expenses, in which event such costs may be included in Operating Expenses to the extent of the reasonably anticipated reduction in such expenses, (III) constitute a replacement which in Landlord’s reasonable judgment is prudent to make in lieu of repairs to the replaced item(s) or (IV) are depreciable in accordance with GAAP, in any of which events the cost thereof; together with interest thereon at the greater of (A) the Interest Rate in effect on December 31 of the Operating Year in which such costs were incurred or (B) the actual interest costs incurred by Landlord to finance such alterations, repairs, replacements and/or improvements described in clauses (I), (II), (III) and (IV) of this clause (x), shall be amortized and included in Operating Expenses over the useful life of the item in question, as reasonably determined by Landlord; (xi) management fees; (xii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services; (xiii) fees, dues and other contributions paid by or on behalf of Landlord to real estate organizations and any assessments, dues, levies or charges paid to any business improvement district (to the extent not included in Taxes) or similar organization or to any entity on behalf of such an organization; and (xiv) all other fees, costs, charges and expenses properly allocable to the repair, replacement, maintenance, management, operation and/or security of the Project, in accordance with then prevailing customs and practices of the real estate industry in the Borough of Manhattan, City of New York. Notwithstanding the foregoing, Operating Expenses shall not include the following: (1) depreciation and amortization (except with respect to the alterations, repairs, replacements and/or improvements described in clauses (I), (II), (III) and (IV) of clause (x) of this Section 2.05(d)); (2) principal and interest payments and other costs incurred in connection with any financing or refinancing of the Project or any portion thereof (except as provided in clause (x) above); (3) the cost of tenant improvements made for tenant(s) of the Building, including permit, license and inspection fees with respect thereto; (4) brokerage commissions, advertising and promotional expenses incurred in procuring tenants for the Building; (5) the cost of any work or service performed for any tenant of the Building (including Tenant), whether at the expense of Landlord or such tenant, to the extent that such work or service is in excess of the work or service that Landlord is required to furnish Tenant under this Lease at the expense of Landlord; (6) the cost of any electricity consumed in the Premises or in any other space in the Building demised to tenants (which shall be deemed to be forty (40%) percent of the total amount of electricity consumed in the entire Building); (7) Taxes; (8) legal and professional fees and disbursements incurred in connection with the preparation or negotiation of leases for tenants or in enforcing the terms of any lease; (9) any cost to the extent Landlord is reimbursed therefor out of insurance proceeds (or would have been so reimbursed had Landlord carried the insurance coverage required hereunder) or condemnation proceeds or otherwise (other than by means of operating expense reimbursement provisions contained in the leases of other Tenants); (10) any cost to perform the work described in Exhibit J; (11) the fees of any appraiser or consultant incurred in negotiating leases for tenants; (12) capital improvements (except as otherwise provided herein); (13) rent paid by Landlord under any Superior Lease (other than in the nature of’ Taxes or Operating Expenses); (14) any fee or expenditure paid to any Affiliate of Landlord or any general partner, officer above the rank of vice president, or member of any board of directors of Landlord or of such Affiliate, or any person who is a relative by blood (to the first degree of consanguinity, lineal or lateral) or marriage of any such person, in each case in excess of the amount which would be paid in the absence of such relationship; (15) transactional costs incurred with respect to a sale of all or any portion of the Building or any interest therein (including, without limitation, transfer, sales, and/or gains taxes) or in connection with the purchase or sale of any air or development or easement rights; (16) lease takeover costs incurred by Landlord in connection with the entering into of leases in the Building and costs incurred by Landlord to relocate tenants in the Building in order to consummate a specific lease or to accommodate a specific tenant’s request; (17) a pro rata portion of any costs includable in Operating Expenses that are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other incentive compensation of Landlord’s personnel who provide services to both the Building and other properties) to the extent properly allocable to such other properties; (18) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Act or similar law; (19) any compensation paid to clerks, attendants or other person in commercial concessions owned or operated by Landlord or its Affiliates in the Building which are for services not supplied to tenants generally in the Building as part of Operating Expenses; (20) the organizational costs associated with the entity which constitutes the Landlord; (21) lease payments for rented equipment, to the extent the cost of such equipment would constitute a capital expenditure not includable in Operating Expenses if such equipment were purchased; (22) interest, fines, penalties and late charges incurred by Landlord for late payment except to the extent the same shall be due to the act or omission of Tenant; (23) the cost to purchase sculptures, paintings or other decorative items in the Building in excess of $100,000 in any Operating Year; (24) expenses incurred solely for or on behalf of retail tenants who do not receive building services; (25) costs incurred in constructing additional stories on the Building; (26) the cost of any judgment, settlement or arbitration award resulting from any tort liability of Landlord or constituting punitive damages; and (27) all costs of remediating, removing or encapsulating asbestos, PCBs or other hazardous materials or substances in or about the Project, except to the extent the same shall be attributable to any act or omission of Tenant, Tenant’s agents, employees, contractors, invitees or licensees.
     (e) “Operating Year” means each calendar year in which occurs any part of the Term.
     (f) “Tenant’s Operating Share” means thirteen and two tenths percent (13.2%).
     (g) For each Operating Year, including the Operating Year in which the Commencement Date occurs, Tenant shall pay (each, an “Operating Payment”)

Tenant’s Operating Share of the amount, if any, by which Operating Expenses for such Operating Year exceed the Base Operating Amount.
     (h) If during any relevant period (i) any rentable space in the Building above the ground floor shall be unoccupied, and/or (ii) the tenant or occupant of any space in the Building above the ground floor undertook to perform work or services in lieu of having Landlord perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event, the amounts included in Operating Expenses for such period which vary based on occupancy shall be increased to reflect the Operating Expenses that would have been incurred if such space had been occupied or if Landlord had performed such work or services, as the case may be.
     (i) Landlord may furnish to Tenant, prior to the commencement of each Operating Year, a statement setting forth Landlord’s estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year, an amount equal to 1/12th of Landlord’s estimate of the Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (A) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.05 in respect of the last month of the preceding Operating Year; (B) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 20 days after demand therefor, or (y) if there is an overpayment. Landlord shall credit the amount thereof against the next succeeding installments of the Operating Payment; and (C) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Operating Year Tenant shall pay to Landlord an amount equal to 1/12th of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or credited as the case may be, substantially in the same manner as provided in the preceding sentence.
     (j) Landlord shall furnish to Tenant a Landlord’s Statement for each Operating Year (and shall endeavor to do so within 180 days after the end of each Operating Year). If Landlord’s Statement shall show that the sums paid by Tenant, if any, under Section 2.05(i) exceeded the Operating Payment to be paid by Tenant for the applicable Operating Year, Landlord shall credit the amount of such excess against the next succeeding installments of the Operating Payment; and if the Landlord’s Statement shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within 20 days after demand therefor.
     (k) (i) Tenant, upon notice given within 60 days after Tenant’s receipt of a Landlord’s Statement, may elect to have Tenant’s designated (in such notice) certified public accountant (or other accounting professional who may be an employee of Tenant) examine copies of such of Landlord’s books and records (collectively, “Records”) as are reasonably requested by such certified public accountant and directly relevant to such Landlord’s Statement. As a condition to Tenant’s right to review copies of such Records, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question. If Tenant shall not give such notice within such 60 day period, then such Landlord’s Statement shall be conclusive and binding upon Tenant. Tenant and Tenant’s employees, accountants and agents shall treat all Records as confidential, and, upon request by Landlord, shall confirm such confidentiality obligation in writing.
          (ii) Tenant, within 90 days after the date on which the copies of the Records are made available to Tenant, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Operating Payment Tenant claims is due. If Tenant fails timely to deliver a Tenant’s Statement, then such Landlord’s Statement shall be conclusive and binding on Tenant. Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so and provided that the amount of the Operating Payment Tenant claims is due is substantially different (as defined below) from the amount of the Operating Payment Landlord claims is due, Tenant shall notify Landlord, within 90 days after the date on which the copies of the Records are made available to Tenant in connection with the disagreement in question, that Tenant desires to have such disagreement determined by an Arbiter, and promptly thereafter Landlord and Tenant shall designate a certified public accountant (the “Arbiter”) whose determination made in accordance with this Section 2.05(k)(ii), shall be binding upon the parties; it being understood that if the amount of the Operating Payment Tenant claims is due is not substantially different from the amount of the Operating Payment Landlord claims is due, then Tenant shall have no right to protest such amount and shall pay the amount that Landlord claims is due to the extent not theretofore paid. If Tenant timely delivers a Tenant’s Statement, the disagreement referenced therein is not resolved by the parties and Tenant fails to notify Landlord of Tenant’s desire to have such disagreement determined by an Arbiter within the 90 day period set forth in the preceding sentence, then the Landlord’s Statement to which such disagreement relates shall be conclusive and binding on Tenant. If the determination of the Arbiter shall substantially confirm the determination of Landlord, and not Tenant, then Tenant shall pay the cost of the Arbiter. If the determination of the Arbiter shall substantially confirm the determination of Tenant, and not Landlord, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a certified public accountant having at least 10 years experience in commercial real estate matters who is a member of an independent certified public accounting firm having at least 5 accounting professionals. If Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within 15 days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice, then either party shall have the right to request The Real Estate Board of New York, Inc., or if such organization fails to act in accordance herewith or no longer exists, the American Arbitration Association (or any organization which is the successor thereto) (the “AAA”) to designate as the Arbiter a certified public accountant whose determination made in accordance with this Section 2.05(k)(ii) shall be conclusive and binding upon the parties, and the cost of such certified public accountant shall be borne as provided above in the case of the Arbiter designated by Landlord and Tenant. Any determination made by an Arbiter shall not exceed the amount determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement, and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Pending the resolution of any contest pursuant to this Section 2.05(k)(ii) and as a condition to Tenant’s right to prosecute such contest, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question. If Tenant shall prevail in such contest, an appropriate credit shall be made by Landlord to Tenant. The term “substantially” as used in this Section 2.05(k)(ii), shall mean a variance of 5% or more of the determination of the Operating Payment in question.
     2.06. Tax and Operating Provisions. (a) In any case provided in Section 2.04 or 2.05 in which Tenant is entitled to a credit against the next succeeding installments of Rent, if this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing under this Lease) Landlord shall refund to Tenant the unapplied balance of such credit. Nothing in this Article 2 shall be construed so as to result in a decrease in the Fixed Rent.
     (b) Landlord’s failure to render or delay in rendering a Landlord’s Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect to any such Operating Year or any such component, nor shall the rendering of a Landlord’s Statement for any Operating Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement with respect to any Operating Year within 2 years following the end of such Operating Year, then Landlord shall be deemed to have irrevocably waived its right to furnish a Landlord’s Statement with respect to such Operating Year; provided, that if Landlord shall fail to furnish a Landlord’s Statement with respect to any Operating Year within 2 years following the end of such Operating Year, then Landlord shall be deemed to have irrevocably waived its right furnish a Landlord’s Statement with respect to such Operating Year. Landlord’s failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord’s right to thereafter render such a statement, nor shall the rendering of a statement for any Tax Payment or installment thereof prejudice Landlord’s right to thereafter render a corrected statement therefor; provided, that if Landlord shall fail to furnish any statement with respect to any Tax Payment within 2 years following the end of the Tax Year with respect to which such Tax Payment is due, then Landlord shall be deemed to have irrevocably waived its right furnish such statement with respect to such Tax Payment.
     (c) Landlord and Tenant confirm that the computations under this Article 2 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for Taxes and other costs and expenses incurred by Landlord with respect to the Project. If the Building shall be condominiumized, then Tenant’s Operating Payments and Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes and Operating Expenses of the Building as Tenant would pay in the absence of such condominiumization.
     (d) Each Tax Payment in respect of a Tax Year, and each Operating Payment in respect of an Operating Year, which begins prior to the Commencement Date or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 2.04(f), shall be prorated to correspond to that portion of such Tax Year or Operating Year occurring within the Term.
     2.07. Electric Charges. (a) Tenant agrees to purchase from landlord or from a meter company designated by Landlord all electricity consumed, used or to be used in the Premises. The amount to be paid by Tenant for electricity consumed shall be determined by meter or meters and related equipment installed by Landlord and billed in the aggregate according to each meter. Bills for electricity consumed by Tenant shall be rendered by Landlord or the meter company to Tenant at such time as Landlord may elect, and shall be payable by Tenant as an Additional Charge within twenty (20) days after rendition of any such bill.
     (b) The amount to be charged to Tenant by Landlord for demand (KW) and usage (KWHR) pursuant to this Section 2.07 for electricity consumed within the Premises, whether shown on the meters measuring Tenant’s demand (KW) and usage (KWHR) of electricity or determined by survey as otherwise provided in this Section 2.07, shall be 106% of the amount (as adjusted from time to time, the “Electric Rate”) at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the public utility company (including all surcharges, taxes, fuel adjustments, taxes passed on to consumers by the public utility, and other sums payable in respect thereof).
     (c) In the event that submetering of electricity in the Building is hereafter prohibited by any Laws hereinafter enacted, by any order or ruling of the Public

Service Commission of the State of New York, or by any judicial decision of any appropriate court, or Landlord shall elect to discontinue furnishing electricity to Tenant pursuant to Section 2.07(a) above (and shall concurrently elect to discontinue furnishing electricity to the tenants under leases (including this Lease) which demise at least 75% of the occupied rentable square footage of the Building), at the request of Landlord, Tenant shall (unless Landlord elects to provide electricity pursuant to Section 2.07(d) hereof) apply within thirty (30) days to the appropriate public utility company servicing the Building for direct electric service and, if Landlord shall have been required by any Laws, any order or ruling of the Public Service Commission or judicial decision to so discontinue furnishing electricity, bear all costs and expenses necessary to comply with all rules and regulations of such public utility company pertinent thereto (and if Landlord shall otherwise elect to discontinue furnishing electricity, Landlord shall bear such costs and expenses). Upon the commencement of such direct service, Landlord and/or the meter company designated by Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Lease. To the extent available and safely capable, Landlord shall permit its existing wires, conduits and electrical equipment to be used for Tenant’s electric service. Any additional riser or risers, feeders or service to supply Tenant’s electrical requirements will be installed by Landlord, at the sole cost and expense of Tenant if Landlord shall have been required by any Laws, any order or ruling of the Public Service Commission or judicial decision to so discontinue furnishing electricity (and otherwise at Landlord’s cost and expense), if in Landlord’s reasonable judgment the same are reasonably feasible to install, necessary to Tenant’s permitted use and operation of the Premises and the installation or use thereof will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition or unreasonably interfere with or disturb other tenants or occupants.
     (d) (i) If submetering of electricity is prohibited or elected to be discontinued by Landlord as described in Section 2.07(c) above and Landlord elects to provide electricity pursuant to this Section 2.07(d), then Landlord shall furnish electricity to Tenant and Tenant’s demand (KW) and usage (KWHR) of electricity shall be measured by electric survey made from time to time by Landlord’s consultant. Pending an initial survey made by Landlord’s consultant, effective as of the date that submetering of electricity was no longer permitted or discontinued (such date being the “Inclusion Date”), with suitable pro-ration for any period of less than a full calendar month, the Fixed Rent shall be increased by an amount (the “Initial Charge”) which shall be at the rate of $3.00 per rentable square foot per annum (or, if electric service was charged on the basis of submetering for a period of at least twelve (12) months, the Initial Charge shall be an amount equal to one-twelfth of the total electric charge for the twelve (12) month period prior to the date submetering was terminated). After completion of an electrical survey made by Landlord’s consultant of Tenant’s demand (KW) and usage (KWHR) of electricity, the consultant shall apply 106% of the Electric Rate to arrive at an amount (the “Actual Charge”) per rentable square foot per annum, and the annual Fixed Rent shall be increased by an amount equal to the Actual Charge multiplied by the rentable square footage of the Premises, effective as of the Inclusion Date. Tenant shall pay, within twenty (20) days after being billed therefor, the amount, if any, by which the

Actual Charge exceeds the Initial Charge with respect to the period to the date of the determination of the Actual Charge. Tenant shall pay the Actual Charge in equal monthly installments in the same manner and at the same time as Tenant is obligated to pay each monthly installment of Fixed Rent. From time to time during the term of this Lease after this Section 2.07(d) shall apply, Landlord or Tenant may cause additional surveys of Tenant’s electrical usage to be made by Landlord’s or Tenant’s consultant, as the case may be, and the cause of such survey shall be at the expense of the party initiating such survey unless, in the case of a survey initiated by Landlord, prior to such survey, Tenant added additional electrically operated equipment which Landlord reasonably anticipates would increase Tenant’s consumption of electricity by a material amount or increased its hours of operation in the Premises, in which case the cost of such survey shall be paid by Tenant. In the event any of the foregoing surveys shall determine that there has been an increase or decrease in Tenant’s demand or usage of electricity, then effective as of the date of such change in demand or usage, the current Actual Charge to Tenant by reason of the furnishing of electricity to Tenant, as same may have been previously increased pursuant to the terms hereof, shall be increased or decreased (subject to the last sentence of subparagraph (ii) below) in accordance with such survey determination with appropriate credit allowed to Tenant in the event of a decrease in demand or usage, and in the event of an increase in such demand or usage Tenant shall pay the increased amount therefor from the date of such change in usage to the date of such survey determination, together with the cost of such survey, within twenty (20) days after being billed therefor and thereafter as part of the increased Actual Charge for electricity by reason of such survey determination.
          (ii) In the event from time to time after the initial survey or a subsequent survey additional electrically operated equipment is installed in the Premises by Tenant, or if Tenant shall increase its hours of operation, or if the charges by the utility company supplying electric current to Landlord are increased or decreased after the date thereof, then and in any of such events, the Actual Charge shall be increased or decreased accordingly on account of such additional demand or usage of electricity by such newly installed electrically operated equipment and/or increase in Tenant’s hours of operation and/or on account of such increased or decreased Electric Rate. The amount of such increase or decrease in the Actual Charge shall be determined in the first instance by Landlord’s consultant. In addition, the Actual Charge will be increased or decreased quarterly in accordance with calculations by Landlord’s consultant to reflect changes in the fuel adjustment component of the utility company charge. Tenant shall pay the amount of any increase in the Actual Charge retroactively (subject to Tenant’s right to contest in the same manner as in Section 2.07(f) hereof) from the date of the installation of all newly installed electrically operated equipment and/or from the date when the increased charges to Landlord from the utility company becomes effective and/or from the date of any increase in Tenant’s hours of operation, as the case may be, such amount to be paid within ten (10) days after being billed therefor.
     (e) All survey determinations (including the first survey made by Landlord’s or Tenant’s consultant) shall be subject to contest by the other party as provided in Section 2.07(f) hereof. Surveys made of Tenant’s electrical demand and usage shall be based upon the use of electricity during Business Hours, Mondays through Fridays, on Saturdays and such other days and hours when Tenant, any subtenant(s), and their respective agents, employees, invitees, licensees and/or contractors uses electricity for lighting and for the operation of the machinery, appliances and equipment in the Premises; and if cleaning services are provided by Landlord, such survey shall include Landlord’s normal cleaning hours of five (5) hours per day (which shall not be subject to reduction) for lighting within the Premises and for electrical equipment normally used for such cleaning.
     (f) In the event electricity shall be furnished to Tenant as contemplated in Section 2.07(d) hereof, then Tenant or Landlord, within ninety (90) days after notification from the other of the determination of such party’s utility consultant (in accordance with the provisions of Section 2.07(d) hereof), shall have the right, at the contesting party’s cost and expense, to contest such determination by submitting to the other party a like survey determination prepared by a utility consultant of such contesting party’s selection which will highlight the differences between Landlord’s survey and Tenant’s survey. If the determination of the contesting party’s consultant does not vary from the determination of the other party’s consultant by more than five percent (5%), then the determination of the initial surveying party shall be deemed binding and conclusive. If the determination of the contesting party’s consultant varies by more than five percent (5%) and if Landlord’s consultant and Tenant’s consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant. If the determination of such third consultant shall substantially confirm the finding of Landlord’s consultant (i.e., within five (5%) percent), then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant’s consultant (i.e., within five percent (5%)), then Landlord shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Landlord’s and Tenant’s consultants (or is within five percent (5%) of both such determinations), then the cost of such third consultant shall be borne equally by Landlord and Tenant. In the event that Landlord’s consultant and Tenant’s consultant shall be unable to agree upon the designation of a third consultant within thirty (30) days after Tenant’s consultant shall have made its determination (substantially different from that of Landlord’s consultant), then either party shall have the right to request The Real Estate Board of New York, Inc. (or, upon their failure or refusal to act, the AAA) to designate a third consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by Landlord’s and Tenant’s consultants. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall pay the Additional Charge on account of electricity determined by Landlord’s consultant, and upon the resolution of such contest, appropriate adjustment in accordance with such resolution of such Additional Charge payable by Tenant on account of electricity shall be made retroactive to the date of the determination of Landlord’s consultant.

     (g) If pursuant to any law, ruling, order or regulation the amount which Landlord is permitted to charge to Tenant for the purchase of electricity pursuant to this Section 2.07 shall be reduced below that which Landlord would otherwise be entitled to charge Tenant hereunder, then Tenant shall pay the difference between such amounts, to Landlord as an Additional Charge within twenty (20) days after being billed therefor by Landlord, as compensation for the use of the Building’s electric distribution system.
     (h) Subject to Section 9.24, Landlord shall not in any way be liable or responsible to Tenant for any losses, damages or expenses which Tenant may sustain or incur if (i) the supply of electric energy to the Premises is temporarily interrupted or (ii) the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except to the extent resulting from Landlord’s willful misconduct or gross negligence.
     (i) Tenant shall contract with Landlord’s designated contractor who will furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord’s designated contractor upon demand its then established charges therefor.
     2.08. Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent and recurring Additional Charges, by wire transfer of immediately available federal funds as directed by Landlord, and (b) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association member bank, in each case at the limes provided herein without notice or demand and without setoff deduction or counterclaim. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. In addition to all other rights and remedies Landlord may have under this Lease, (i) if any Rent is not paid within five (5) days after the due date therefor, Tenant shall pay to Landlord, as Additional Charges, interest on all past due Rent from the date when such Rent became due to the date of Landlord’s receipt thereof at the lesser of (A) 1 1/2% per month or (B) the maximum rate permitted by law, and (ii) if any Rent is not paid within five (5) days after the due date therefor two or more times within any twelve consecutive month period during the Term of this Lease, including, without limitation, the failure to pay the foregoing interest charge on or before the first day of the calendar month following the calendar month in which the failure to pay Rent giving rise to such interest charge occurred, Tenant shall pay to Landlord, as Additional Charges, In addition to the foregoing interest charge, an amount equal to 2 cents for each dollar overdue, in each case in order to defray Landlord’s administrative and other costs in connection therewith. Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the 20th day after the date of invoice. Except as otherwise provided in Section 2.05(k), all bills, invoices and statements rendered to Tenant with respect to this Lease shall be binding and conclusive on Tenant unless, within 90 days after receipt of same, Tenant notifies Landlord that it is disputing same. Pending the resolution of any such dispute, Tenant shall pay Rent based upon Landlord’s determination.
     2.09. Security. (a) Tenant has delivered to Landlord, as security for the performance of Tenant’s obligations under this Lease, either (i) the sum of $l,326,000.00, in certified or official bank check (the “Security Deposit”), or (ii) an unconditional, irrevocable letter of credit in the amount of $1,326,000.00 in a form and issued by a bank satisfactory to Landlord in Landlord’s sole and absolute discretion (the “Letter of Credit”). The Letter of Credit shall provide that it is assignable by Landlord without charge and shall either (A) expire on the date which is 60 days after the expiration or earlier termination of this Lease (the “LC Date”) or (B) be automatically self-renewing until the LC Date unless the issuing bank provides Landlord at least 30 days prior written notice of non-renewal. If any Letter of Credit is not renewed at least 30 days prior to the expiration thereof, Landlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Tenant’s obligations under this Lease. Landlord may draw on the Security Deposit or Letter of Credit (or the proceeds thereof) to remedy defaults by Tenant in the payment or performance of any of Tenant’s obligations under this Lease. If Landlord shall have so drawn upon the Security Deposit or the Letter of Credit (or the proceeds thereof), Tenant shall upon demand deposit with Landlord a sum equal to the amount so drawn by Landlord.
     (b) Provided Tenant is not in default under this Lease and Tenant has surrendered the Premises to Landlord in the condition required by the provisions of this Lease: (i) Landlord shall return to Tenant the Security Deposit or Letter of Credit (or the proceeds thereof) then held by Landlord or (ii) if Landlord shall have drawn upon such Security Deposit or Letter of Credit (or the proceeds thereof) to remedy defaults by Tenant in the payment or performance of any of Tenant’s obligations under this Lease, Landlord shall return to Tenant that portion, if any, of such Security Deposit or the proceeds of the Letter of Credit remaining in Landlord’s possession and, in either such case, such return shall be made within thirty (30) days after all defaults have been fully cured and Tenant shall have so surrendered the Premises.
     (c) (i) Notwithstanding anything to the contrary contained in Section 2.09(a) and Section 2.09(b), but subject to the provisions of this Section 2.09(c), if, at any time after the 1st anniversary of Base Space Rent Commencement Date, Tenant has timely paid all rent required to be paid hereunder for a period of twelve consecutive months (the “Rent Period”), then Tenant shall be entitled to request, by written notice (a “Security Reduction Notice”) to Landlord satisfying all of the requirements of Section 2.09(c)(ii), that the Security Deposit or the Letter of Credit be reduced to an amount equal to three months of the then escalated Fixed Rent payable pursuant to this Lease.
          (ii) The Security Reduction Notice shall (A) refer to this Section 2.09(c), (B) contain an affirmative statement by Tenant that as of the date of the Security Reduction Notice Tenant has satisfied all of the conditions required to be satisfied pursuant to this Section 2.09(c), and (C) be accompanied by Tenant’s audited financial statements prepared in accordance with GAAP by Tenant’s independent certified public accountants for the fiscal year of Tenant which ends immediately prior to the end of the Rent Period, and showing Tenant’s net worth to be at least $50,000,000.00 and Tenant’s pre-tax net income to be at least $10,000,000.00. Notwithstanding the foregoing, in connection with a Security Reduction Notice relating to a Rent Period commencing on the Base Space Rent Commencement Date, Tenant shall be entitled to use its audited financial statements for the fiscal year ending December 31, 1999; provided, that such financial statements are accompanied by a statement by Tenant’s chief financial officer certifying that as of the date of such Security Reduction Notice there has been no material adverse change in Tenant’s financial condition since December 31, 1999. Within 30 days after Landlord’s receipt of a Security Reduction Notice satisfying all of the requirements of this Section 2.09(c)(ii), Landlord shall reduce the Security Deposit, or notify Tenant in writing that the Letter of Credit may reduced, as the case may be, to an amount equal to three months of the then escalated Fixed Rent set forth in Section 2.02 (the date on which the Security Deposit or the Letter of Credit may be reduced, a “Reduction Date”). Landlord shall cooperate with Tenant in all reasonable respects in order to facilitate the amendment or replacement of the Letter of Credit to reflect such reduction.
          (iii) For each and every fiscal year of Tenant during the Term of this Lease following the occurrence of any Security Reduction Date, including the year in which any Security Reduction Date occurs, Tenant shall deliver to Landlord within ninety (90) days following the end of such fiscal year, Tenant’s audited financial statements prepared in accordance with GAAP by Tenant’s independent certified public accountants. If (A) Tenant’s net worth as shown on such financial statements shall be less than $50,000,000, or (B) Tenant’s pre-tax net income as shown on such financial statements shall be less than $10,000,000, then Tenant shall immediately deposit with Landlord either (A) cash or (B) a supplemental or a new letter of credit meeting the same requirements Set forth in Section 2.09(a), each in an amount such that the total amount of cash or of all letters of credit issued on behalf of Tenant, as the case may be, and then held by Landlord pursuant to this Section 2.09 shall not be less than an amount equal to eight months of the then escalated Fixed Rent payable pursuant to this Lease.
          (iv) Notwithstanding the provisions of Section 2.09(c)(ii), if on any Reduction Date, Tenant shall be in default in the payment of any Rent or any other Event of Default has occurred and is continuing, then the Security Deposit or Letter of Credit shall not be reduced on such Reduction Date and shall remain in the amount required immediately prior to such Reduction Date until Tenant has cured each such default and Event of Default, at which time Tenant shall again have the right to deliver a Security Reduction Notice as provided herein.
          (v) If at any time the Security Deposit shall be in cash, Landlord shall invest the Security Deposit in accordance with reasonable investment instructions received from Tenant from time to time, which investment instructions may only direct the investment of the Security Deposit in cash equivalent investments or in

United States Treasury obligations having maturities not longer than three (3) months; provided that Tenant shall pay to Landlord the amount of any fees charged to Landlord for any such investment. Provided that no monetary default or Event of Default has occurred and is continuing, any interest earned on the cash Security Deposit shall be paid annually to Tenant.
ARTICLE 3.
LANDLORD COVENANTS
     3.01. Landlord Services. (a) From and after the Commencement Date (or in the case of cleaning services, the date that Tenant first occupies the Premises for the conduct of Tenant’s business), Landlord shall furnish Tenant with the following services (collectively, “Landlord Services”):
          (i) heat, ventilation and air-conditioning to the Premises during Business Hours on Business Days and during the hours from 8:00 a.m. to 1:00 p.m. on Saturdays substantially in accordance with the design specifications set forth in Exhibit D attached hereto, if Tenant shall require heat, ventilation or air conditioning services at any other times, Landlord shall furnish such services at the rate of $150 for heat and $200 for ventilation or air-conditioning per hour of service to Tenant at Tenant’s expense, subject to increase from time to time in amounts equal to the actual increase in Landlord’s cost of providing such services; provided, that if Landlord simultaneously furnishes such services to another Building tenant or tenants whose Premises are in the same zone of the HVAC system as the Premises, the cost thereof shall be prorated between or among Tenant and such tenant or tenants, based upon the ratio which Tenant and each such other tenant(s) rentable square footage within such zone bears to the total rentable square footage within such zone of Tenant and such other tenant(s); within 20 days after receipt of Landlord, as Additional Charges, any amount due to Landlord pursuant to the terms of this Section 3.01(a)(i);
          (ii) steam, if required by Tenant for any additional heating or permitted kitchen use, in which event Tenant shall pay to Landlord the cost of such steam as hereinafter provided as well as the cost of any additional piping and other equipment or facilities required to supply steam to and distribute steam within the Premises; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of steam and Tenant shall reimburse Landlord for the quantities of steam shown on such meters and 106% of Landlord’s actual cost from time to time for the production or purchase of such steam, within 20 days after receipt of Landlord’s demand therefor;
          (iii) (A) passenger elevator service to each floor of the Premises at all times during business hours on Business Days, with at least one passenger elevator subject to call at all other times and (B) freight elevator service to the Premises on a first come-first served basis (i.e., no advance scheduling) during Business ours on Business Days, and on a reserved basis at all other times upon the payment, with respect to non-business Hours on non-Business Days, at the rate of $161.71 per hour (with a four (4) hour minimum for weekend service), subject to increase from time to time in an amount equal to the actual increases in Landlord’s cost of providing such freight elevator service; provided, that in connection with Tenant’s initial move into the Premises, Landlord shall provide Tenant with eight (8) hours of freight elevator service free of charge, to be used by Tenant during non-Business Hours and on non-Business Days and otherwise in accordance with Landlord’s rules and regulations covering freight elevator service; the use of all elevators shall be on a nonexclusive basis;
          (iv) reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for core lavatory and cleaning purposes only; if Tenant requires water for any other purpose, Landlord shall furnish cold water at the Building core riser through a capped outlet located on the floor on which the Premises is located (within the core of the Building), and the cost of heating such water, as well as the actual cost of any additional piping and supplying such water to the Premises, shall be paid by Tenant; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes (but not with respect to Tenant’s consumption of cold water and/or hot water for the so-called “convenience areas” referenced in Section 1.04 where the preparation of food or beverages is limited to the use of microwave ovens and coffee machines) in which event Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters (including Landlord’s standard charge for the production of such hot water, if produced by Landlord), on demand;
          (v) electrical capacity of not less than six (6) watts, demand load, per rentable square foot contained in the Premises (exclusive of the electrical consumption of the base Building HVAC system and any other base Building system); such electrica1 capacity shall be supplied via the Building distribution system and shall be available at the electrical closet on the floor of the Building on which the Premises is located (it being understood that Tenant shall be responsible for bringing such electrical capacity from the electrical closet to the Premises); in no event shall Tenant’s consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises; and
          (vi) cleaning services in accordance with Exhibit E attached hereto. Landlord shall not be required to perform any (A) cleaning work in the Premises required because of (w) carelessness, indifference, misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (x) interior glass partitions or an unusual quantity of interior glass surfaces, (y) non-building standard materials or finishes installed in the Premises which require special cleaning and/or (z) the use of the Premises other than during Business Hours on Business Days and/or (B) removal from the Premises and the Building of any refuse of Tenant (x) in excess of that ordinarily accumulated in business office occupancy and which is disposed of in a standard office desk trash receptacle, including, without limitation, kitchen refuse and/or (y) at times other than Landlord’s standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant shall (A) retain Landlord’s cleaning contractor, at commercially reasonable rates, to perform such cleaning at Tenant’s expense or (B) perform such cleaning with its own employees who are employed for cleaning purposes. Landlord’s cleaning contractor shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefore, all light, power and water in the Premises reasonably required to clean the Premises.
     (b) Landlord may stop or interrupt any Landlord Service, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability (other than Landlord’s financial inability) to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord. Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason. Landlord shall use reasonable diligence (which, except in the case of an emergency, shall not include incurring overtime charges, unless Tenant agrees to reimburse Landlord for such overtime charges) to make such repairs as may be required to machinery or equipment within the Project to provide restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored by diligent application or request to the provider.
     (c) Without limiting any of Landlord’s other rights and remedies, if Tenant shall be in default beyond any applicable grace period, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service.
     (d) Except as expressly provided in this Article 3, Landlord shall not be required to provide any services or utilities to the Premises.
     (e) “Business Hours” means 8:00 a.m. to 7:00 p.m. “Business Days” means all days except Saturday, Sundays, holidays and any other days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or Operating Engineers contract.
     (f) “Tenant Manual” means the Alteration Rules and Regulations attached hereto as Exhibit C, as the same may be modified or amended from time to time.

If there is any conflict between the provisions of the Tenant Manual and the provisions of this Lease, the provisions of this Lease will control.
     (g) Subject to the terms and provisions of this Lease, Tenant shall have access to the Premises 24 hours a day, 7 days a week, 52 weeks a year.
     (h) (i) Tenant, at its sole cost and expense, shall have the right to install in the Demised Premises a water-cooled supplemental air-conditioning unit, and all appurtenant pumps, piping and equipment, including heating coils (collectively, “Tenant’s Supplemental HVAC Equipment”), with an aggregate demand limited to 20 tons per floor of the Premises (the “Maximum Tonnage”) (provided, that only 10 tons per floor of the Premises shall be available to Tenant during Business Hours on Business Days), to be distributed in the Premises by Tenant, at Tenant’s sole cost and expense, in such manner as Tenant may elect. Tenant, at its sole cost and expense, shall obtain and maintain all permits, certificates and approvals from any governmental authority having jurisdiction which are required in connection with the existence and operation of Tenant’s Supplemental HVAC Equipment. If (x) applicable law requires that Tenant’s Supplemental HVAC Equipment be operated in the presence of an operating engineer in addition to any operating engineer already employed in the Building by Landlord, or (y) from time to time applicable law does not require the presence of an operating engineer for the operation of the HVAC equipment serving the Building (including any supplemental HVAC equipment installed and operated by or for any tenant(s) of the Building) (the “Existing HVAC Equipment”), but the addition of Tenant’s Supplemental HVAC Equipment to the Existing HVAC Equipment requires that Landlord under then applicable law retain an operating engineer, then and in any of such events, Tenant, within twenty (20) days after its receipt of a demand therefor, shall pay the actual cost of any operating engineer required by applicable law in connection with the operation of Tenant’s Supplemental HVAC Equipment. In the case of subclause (y) above, if such operating engineer shall simultaneously be required for the operation of supplemental HVAC equipment servicing other tenants, then the cost of such operating engineer shall be equitably apportioned between Tenant and such other tenant(s).
          (ii) If Tenant shall install Tenant’s Supplemental HVAC Equipment in the Demised Premises, then 24 hours a day, 7 days a week, Landlord shall supply an amount not to exceed the Maximum Tonnage of condenser water (depending upon Tenant’s demand therefor at that time) for Tenant’s Supplemental HVAC Equipment (the “Supplemental Condenser Water”). If Tenant shall install Supplemental HVAC Equipment in the Demised Premises, Tenant shall pay to Landlord a one-time tap-in fee in an amount equal to the product of (A) the Maximum Tonnage per floor of the Premises multiplied by (B) the number of floors in the Premises multiplied by (C) $2,000, as Additional Charges. Tenant shall pay to Landlord for the Supplemental Condenser Water, as Additional Charges, an amount equal to $100 per ton hour per annum for each ton of installed capacity available to Tenant pursuant to Section 3.01(h)(i), as such rate may be increased from time to time in an amount equal to the actual increases in Landlord’s costs. Landlord shall furnish a bill to Tenant for the one-time tap-in fee and once a year for the per tonnage charge, and Tenant shall pay each such bill within 20 days after its receipt thereof.
     (i) To the extent practicable in Landlord’s reasonable judgment, Tenant may, at Tenant’s sole cost and expense (including, without limitation, the cost of installing and maintaining additional meters and other equipment and any engineering costs), in a location in the Building to be reasonably selected by Landlord and reasonably acceptable to Tenant, install a riser to connect the Building’s existing electrical service gear to Tenant’s Supplemental HVAC Equipment. Landlord and Tenant agree to cooperate with each other in connection with the provisions of this Section 3.01(i).
     3.02. Additional Electrical Power and Equipment. (a) If Tenant requests electricity in addition to that to be supplied by Landlord pursuant to Section 3.01(a)(v), and if and to the extent such additional electricity is available to the Building for use by Landlord, then, subject to the provisions of Section 3.02(c) below, as soon as reasonably practicable following Tenant’s written request therefor, Landlord, at Tenant’s sole cost and expense, shall provide such additional electricity to the Premises; provided, however, that (i) at the time of Tenant’s request therefor and at the time of making such additional electricity available, Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, (ii) except as set forth in Section 3.02(b), Landlord shall in all events be entitled to reserve such amounts of existing electrical capacity available through the existing Building systems for use by Landlord as it shall reasonably deem necessary to meet the requirements of present and future tenants of the Building (“Basic Tenant Requirements”), and Landlord need only make available to Tenant any electrical capacity in excess of the Basic Tenant Requirements and (iii) Landlord shall not be required to allocate to Tenant more than a commercially reasonable proportion of the electrical capacity available to the Building for use by Landlord, as determined by Landlord.
     (b) If (i) Tenant requests electricity in addition to that to be supplied by Landlord pursuant to Section 3.01(a)(v), (ii) Landlord would not be required to provide such additional electrical capacity due to Landlord’s desire to reserve such amounts of additional electrical capacity pursuant to Section 3.02(a) and (iii) because of the additional capacity then available to Landlord which is being reserved as provided in Section 3.02(a), the public utility company shall not provide additional electricity to the Building to meet Tenant’s additional requirements, then, provided that Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing and there is no lease which has been executed or which Landlord reasonably anticipates will be executed in the next succeeding six (6) month period which would require the use of the additional electric capacity being requested by Tenant, and subject to the provisions of Section 3.02(c) below, as soon as reasonably practicable following Tenant’s written request therefor, Landlord shall provide such additional electricity to the Premises, and Tenant agrees to pay Landlord the costs and expenses incurred by Landlord in connection therewith; provided, that if Landlord shall thereafter require all or any portion of such additional electrical capacity so made available to Tenant pursuant to this Section 3.02(b) to meet the Basic Tenant Requirements, then the provisions of Section 3.02(c) shall apply in connection with Landlord’s installation of Additional Electricity Equipment to meet the Basic Tenant Requirements and Tenant shall pay the full amount thereof as Additional Charges within 20 days after demand (or, if additional electrical capacity will not be provided by the public utility or is otherwise not available for any reason or any of the circumstances described in subclauses (i) through (v) of Section 3.02(c) would otherwise render Landlord not obligated to provide such additional electric capacity, Tenant shall cease using the additional electrical capacity so provided to Tenant pursuant to this Section 3.02(b) and, at Tenant’s sole cost and expense, make same available to Landlord promptly upon Landlord’s request therefor).
     (c) Notwithstanding anything to the contrary contained in this Section 3.02, if, in Landlord’s sole but good faith judgment, the additional electricity requested by Tenant pursuant to this Section 3.02 cannot reasonably be provided to the Premises unless additional risers, conduits, feeders, wiring, cables, transformers, switches, switchboards and/or other electrical equipment or installations (collectively, the “Additional Electricity Equipment”) are installed in the Premises or the Building, then Landlord shall so notify Tenant, and Landlord shall have no obligation to provide such additional electricity to the Premises unless (x) Tenant agrees to pay all costs and expenses for the design and installation of the same and (y) the installation of such Additional Electricity Equipment and the use thereof (i) shall not cause permanent damage to the Building or the Premises, (ii) shall not create a dangerous condition or entail unreasonable alterations or unreasonably interfere with or unreasonably disturb other tenants of the Building (including interference with the distribution of electricity systems in the Building), (iii) shall not increase the premiums for any casualty insurance policy covering the Building unless Tenant agrees to pay for such increase, (iv) shall be allowed by the utility company servicing the Building and (v) shall comply with applicable Laws. Tenant shall pay, as Additional Charges, all costs and expenses incurred or to be incurred by Landlord in connection with such Additional Electricity Equipment within 20 days after demand therefor.
ARTICLE 4.
ALTERATIONS; TENANT COVENANTS
     4.01. Alterations. (a) Tenant shall make no improvements, changes or alterations in or to the Premises (“Alterations”) without Landlord’s prior approval. Landlord shall not unreasonably withhold its approval to any Alteration.
     (b) Tenant, in connection with any Alteration, shall comply with the Alteration Rules and Regulations set forth in the Tenant Manual. Other than with respect to purely decorative painting, wall-covering and finish work which does not require the preparation and filing of plans to obtain a building permit, Tenant shall not proceed with any Alteration unless and until Landlord approves Tenant’s plans and specifications therefor. Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise. In any instance in which Landlord’s approval shall be required with respect to the performance of any Alterations, Landlord agrees that Landlord shall, within ten (10) Business Days following receipt of complete and coordinated final Tenant’s plans for the performance of such Alterations, advise Tenant of Landlord’s approval or disapproval of such plans or any part thereof. If Landlord shall fail to approve or disapprove Tenant’s plans or any part thereof within such 10 Business Day period, and such failure shall continue for a period of two (2) Business Days after notice from Tenant stating in bold typeface that Landlord has failed to so approve or disapprove Tenant’s plans and that failure to approve or disapprove of Tenant’s plans within such 2-Business Day period shall be deemed approval thereof. Landlord shall be deemed to have approved such plans. If Landlord shall disapprove such plans (or any part thereof), Landlord shall set forth its reasons for such disapproval in writing and in reasonable detail.
     (c) Tenant shall pay to Landlord upon demand Landlord’s out-of-pocket costs and expenses (including, without limitation, the fees of any architect, engineer, consultant or agent employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for reviewing plans and specifications and inspecting Alterations (i) up to a maximum amount of $0.50 per rentable square foot contained in the Premises in the case of Tenant’s initial Alterations, (ii) up to a maximum amount of $0.50 per rentable square foot of the affected area of the Premises in the case of any subsequent Alterations having a cost of $100,000 or more, and (iii) up to a maximum amount of $1,500 in the case of any such subsequent Alterations having a cost of less than $100,000.
     (d) Before proceeding with any Alteration (other than Tenant’s initial Alterations) that will cost more than (1) $250,000, if Tenant is then leasing three or more whole floors in the Building or (2) $100,000, if Tenant Is then leasing less than three whole floors in the Building (in each case exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Landlord): (i) a cash deposit, (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord) or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by a bank and in a form satisfactory to Landlord; each to be equal to 110% of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than 30 days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment and hold the proceeds thereof as a cash deposit. Upon (A) the completion of the Alteration in accordance with the terms of this Section 4.01 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alteration, (y) written unconditional lien waivers of mechanics’ liens and other liens on the Project from all contractors performing said Alteration and (z) all submissions required pursuant to Exhibit C attached hereto, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant; provided, that if Tenant shall be diligently prosecuting the resolution of a dispute in good faith with any contractor who performed any portion of said Alteration, and shall furnish to Landlord evidence of the same, then, subject to compliance with the other provisions of this sentence, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant less an amount equal to 125% of the amount in dispute. Upon Tenant’s failure properly to perform, complete and/or fully pay for any Alteration, as determined by Landlord, Landlord may, upon 5 days prior notice to Tenant (except in the case of any emergency, in which case Landlord shall not be required to provide such prior notice to Tenant), draw on the security deposited under this Section 4.01(d) to the extent Landlord deems necessary in connection with Tenant’s failure to pay for said Alteration, the restoration and/or protection of the Premises or the Project and the payment of any costs, damages or expenses resulting therefrom.
     (e) Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and with the plans and specifications approved by Landlord. In connection with Tenant’s obtaining all such governmental permits and certificates or such final approval, Landlord shall cooperate with Tenant to the extent reasonably requested by Tenant or to the extent required by applicable Laws; provided, that Tenant shall reimburse Landlord for any expenses incurred in such cooperation, as Additional Charges, within twenty (20) days after demand and Landlord shall have no liability to Tenant or otherwise in connection with Tenant’s failure to obtain such permits, certificates or approval. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building established by Landlord. Alterations shall be performed by contractors, engineers, architects and consultants approved by Landlord (which approval shall not be unreasonably withheld or delayed), and who are harmonious and compatible with the contractors and labor employed by Landlord or otherwise working in the Building; provided, that any Alterations that would affect the “Class E”, mechanical or electrical systems of the base Building shall be performed only by the contractor(s) designated by Landlord. The performance of any Alteration shall not be done in a manner which would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

     (f) Throughout the performance of Alterations, Tenant shall carry worker’s compensation insurance in statutory limits, “all risk” Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations,
     (g) Should any mechanics’ or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within 30 days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said 30 day period, Landlord may cancel or discharge the same and, upon Landlord’s demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within 20 days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, reasonable attorneys’ fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics’ or other liens asserted in connection with such Alteration.
     (h) Tenant shall deliver to Landlord, within 30 days alter the completion of an Alteration, “as-built” drawings thereof. During the Term and for a period of 3 years commencing on the Expiration Date, Tenant shall keep records of Alterations costing in excess of $5,000 including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records.
     (i) All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.
     4.02. Landlord’s and Tenant’s Property. (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant (collectively, “Fixtures”), shall be and remain a part of the Premises and shall not be removed by Tenant; provided, that in connection with any Alterations, Tenant may temporarily remove such equipment or other property so long as Tenant shall perform and complete such Alteration in accordance with the provisions of this Lease. All Fixtures constituting Improvements and Betterments shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord. All Fixtures other than Improvements and Betterments shall, upon installation, be the property of Landlord. “Improvements and Betterments” means (i) all Fixtures, if any, installed at the expense of Tenant, whether installed by Tenant or by Landlord (i.e., excluding any Fixtures paid for by Landlord directly or by way of an allowance) and (ii) all carpeting in the Premises.
     (b) All movable partitions, business and trade fixtures, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any Tenant’s Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Notwithstanding the foregoing, any equipment or other property identified in this Lease or in any leasehold improvement agreement as having been paid for with any allowance or credit granted by Landlord to Tenant shall not be considered Tenant’s Property and shall be and remain a part of the Premises, shall, upon the expiration or earlier termination of this Lease, be the property of Landlord and shall not be removed by Tenant; provided, that in connection with any Alterations, Tenant may temporarily remove such equipment or other property so long as Tenant shall perform and complete such Alteration in accordance with the provisions of this Lease.
     (c) At or before the Expiration Date, or within 15 days after any earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any items of Tenant’s Property which remain in the Premises after the Expiration Date, or more than 15 days after an earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.
     (d) Landlord, by notice given to Tenant at any time prior to the Expiration Date or not later than 30 days after any earlier termination of this Lease, may require Tenant, notwithstanding Section 4.02(a), to remove all or any Fixtures that constitute non-customary improvements for a normal office installation, such as, by way of example only, kitchens, vaults, safes, raised flooring and stairwells. If Landlord shall give such notice, then Tenant, at Tenant’s expense, prior to the Expiration Date, or in the case of an earlier termination of this Lease, within 15 days after the giving of such notice by Landlord, shall remove the same from the Premises, shall repair and restore the Premises to the condition existing prior to installation thereof and shall repair any damage to the Premises or to the Building due to such removal. Notwithstanding the foregoing, Tenant, at the time Tenant submits to Landlord Tenant’s plans and specifications for any Alterations, may request in writing that Landlord specifically identify any

Fixtures shown on Tenant’s plans and specifications that constitute non-customary improvements for a normal office installation (such as, by way of example only, kitchens, vaults, safes, raised flooring and stairwells) and which Landlord requires that Tenant remove at the end of the Term of this Lease (and restore the Premises to its condition existing prior to the installation of such Fixtures). If Tenant shall make such request in writing and such request shall specify that the failure of Landlord to indicate any such Fixtures shall be deemed a wavier of Landlord’s right to require Tenant to remove same, then, any Fixtures which Landlord fails to designate in Landlord’s approval of such plans and specifications as Fixtures which Tenant shall be required to remove shall not be required to be removed by Tenant at the end of the term of this Lease, and such failure shall constitute a waiver of Landlord’s right to obligate Tenant to remove such Fixtures at the end of the term of this Lease.
     4.03. Access and Changes to Building. (a) Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements and repairs in or to the Project as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor; provided, that such changes, alterations, additions, improvements or repairs do not materially and adversely affect Tenant’s access to the Premises or Landlord’s Services provided to Tenant, or reduce (other than on a temporary basis) the usable square footage of the Premises. In addition, Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the existing walls, floors or ceilings of the Premises. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord.
     (b) Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls and facade, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises.
     (c) Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Notwithstanding the foregoing, provided and for so long as the Named Tenant, any Affiliate of the Named Tenant and/or any Named Tenant Permitted Assignee, and any Desk Space User permitted pursuant to Section 5.01(d) hereof, is in actual occupancy of at least six (6) full floors of the Building and no Event of Default has occurred, Landlord shall not change the name of the Building to the name of any other tenant in the Building or to the proprietary name of any other person or entity, it being understood and expressly agreed that Landlord shall at all times have the right to change the name of the Building to any name which is not a person or entity, such as (by way of example only) Park Avenue Plaza and the like.
     (d) Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily removed, darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the base Building systems (but subject to Section 3.01(c)), the interior of the Premises and those public areas of the Building that are used by Tenant and necessary for access to the Premises, are temporarily or permanently closed or inoperable; provided, that Landlord shall use commercially reasonable efforts to minimize the period of such removal, obstruction or closure (without obligation to incur overtime labor charges).
     (e) Landlord and persons authorized by Landlord shall have the right, upon prior notice to Tenant and at reasonable times (except in an emergency), to (i) enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary (provided that Landlord shall thereafter restore the affected area of the Premises to the condition existing prior to such work) or to exhibit the Premises to prospective purchasers or lenders or, during the last 18 months of the Term, to prospective tenants, or for any other purpose as Landlord may deem necessary or desirable or (ii) erect and maintain sidewalk bridges and/or scaffolding on or about the Building. Landlord agrees to use commercially reasonable efforts to not unreasonably interfere with Tenant’s business in the Premises (without obligation to incur overtime labor charges) in connection with any entry into the Premises pursuant to subclause (i) above. Landlord shall have no liability to Tenant by reason of any action taken under this Section 4.03(e). Except as provided above or the extent necessitated by any act of Landlord, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term.
     4.04. Repairs. (a) Tenant shall keep the Premises (including, without limitation, all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall surrender the same to Landlord in the same condition as when first occupied, reasonable wear and tear, obsolescence and damage by casualty excepted. Tenant’s obligation shall include, without limitation, the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building. Any repair or replacement to the windows (including, without limitation, any solar film attached thereto), the Building systems, the Building’s structural components or any areas outside the Premises, to the extent necessitated by any act or omission of Tenant, shall be performed by Landlord at Tenant’s expense.
     (b) Landlord, at Landlord’s cost and expense (but subject to recoupment as an Operating Expense to the extent includable as an Operating Expense in accordance with Section 2.05 hereof), shall keep, repair and maintain in a manner consistent with first-class office buildings in midtown Manhattan (i) structural and public portions of the Building (including the structural elements within the Premises), and (ii) the systems and facilities of the Building serving the common and public portions of the Building and the Premises, except for any repairs arising from the acts or omissions of Tenant or its employees, agents, contractors, invitees or licensees, with respect to which Tenant shall be responsible.
     4.05. Compliance with Laws. (a) Tenant shall comply with all laws, ordinances, rules, codes, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization and any other entity performing similar functions, at any time duly in force (collectively “Laws”), attributable to any work, installation, occupancy, use or manner of use by Tenant of the Premises or any part thereof. Nothing contained in this Section 4.05 shall require Tenant to make any structural or other material Alterations unless the same are necessitated by reason of Tenant’s specific manner of use of the Premises or the use by Tenant of the Premises for purposes other than normal and customary ordinary office purposes. Tenant shall procure and maintain all licenses and permits required for its business.
     (b) Anything contained in this Lease to the contrary notwithstanding, if the Premises is required to be sprinklered to pursuant to the provisions of Local Law 5 of the New York City Administrative Code, as approved January 18, 1973, as amended from time to time, then Landlord shall provide the tie-in to the Building sprinkler system at a single point in the perimeter of each floor of the Premises, and Tenant shall be responsible to provide the distribution of such system throughout the Premises, install all sprinkler heads, perform all other work and make all other installations necessary in order to fully sprinkler the Premises in compliance with the provisions of such law.
     (c) Notwithstanding the provisions of Section 4.05(a) hereof, Tenant, at its own cost and expense, may contest, in any manner permitted by Law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Laws with which Tenant is required to comply pursuant to this Lease provided that:
          (i) such non-compliance shall not subject Landlord or any Superior Mortgagee or Superior Lessor, or any officer, partner, principal (disclosed or undisclosed), agent or employee of Landlord or any Superior Mortgagee or Superior Lessor to criminal prosecution or civil liability or subject the Building (or any portion thereof) to lien or sale and shall not cause, or be reasonably likely to cause, the same to be condemned or vacated;
          (ii) such non-compliance shall not be in violation of any Superior Mortgage or Superior Lease;

          (iii) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security reasonably satisfactory to Landlord, indemnifying and protecting Landlord and any Superior Mortgagee or Superior Lessor against any loss, cost, liability, damage or expenses (including, without limitation, interest and penalties and reasonable attorneys’ fees and disbursements) which could arise by reason of such non–compliance (which bond or other security shall be released by Landlord promptly upon resolution of such contest or full compliance by Tenant with such Laws); and
          (iv) Tenant shall promptly, diligently and continuously prosecute such contest and shall keep Landlord informed, on a regular basis, of the status of such contest.
     (d) Except to the extent the same is Tenant’s responsibility pursuant to Section 4.05(a) or (b) above or elsewhere in this Lease, Landlord shall comply with all Laws in effect as of the Commencement Date (or enacted or otherwise made applicable to the Premises or the Building during the Term) applicable to the Premises and the Building and which affect Tenant’s use or occupancy of the Premises or the Building, but only if Tenant’s use of the Premises or the Building shall be materially and adversely affected by non-compliance therewith, subject to Landlord’s right to contest the applicability or legality of such Laws. Except for violations which are or will be rendered moot by Landlord’s Initial Work or Tenant’s initial Alterations, Landlord shall correct or remedy any violations recorded against the Building and which materially and adversely affect Tenant’s ability to perform Tenant’s initial Alterations or Tenant’s use or occupancy of the Premises.
     4.06. Tenant Advertising. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord’s consent (not to be unreasonably withheld or delayed).
     4.07. Right to Perform Tenant Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a “Curing Party”) may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency and (b) in any other case if such failure continues beyond any applicable grace period. If a Curing Party performs any of Tenant’s obligations under this Lease, Tenant shall pay to Landlord (as Additional Charges) the actual out-of-pocket costs thereof, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within 20 days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party’s bond and shall reimburse the Curing Party for the actual out-of-pocket cost of the Curing Party’s bond. “Interest Rate” means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist, such other bank in New York, New

York, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York plus 2% or (ii) the maximum rate permitted by law.
ARTICLE 5.
ASSIGNMENT AND SUBLETTING
     5.01. Assignment; Etc. (a) Except as otherwise provided in this Article 5, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise (any of the foregoing being referred to herein as an “Assignment”; and the assignee or other transferee pursuant to an Assignment being an “Assignee”), and neither the Premises, nor any part thereof, shall be subleased, licensed, franchised, used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, nor shall Tenant directly or indirectly part with possession of all or any portion of the Premises (any of the foregoing being referred to herein as a “Sublease”; and the sublessee, licensee, franchisee, occupant or other party obtaining the right to possession pursuant to a Sublease being a “Sublessee”), and no rents or other sums receivable by Tenant under any Sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. Except as otherwise provided in this Article 5, the dissolution or direct or indirect transfer of control of Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Tenant’s obligations under this Lease shall be deemed an assignment of this Lease. No Assignment of this Lease and the term and estate hereby granted, and no Sublease of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further Assignment or Sublease. Any attempt to effect and Assignment this Lease or a Sublease of all or any portion of the Premises in violation of this Article 5 shall be null and void.
     (b) Notwithstanding Section 5.01(a), without the consent of Landlord, this Lease may be assigned to (i) an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant’s assets or (iii) a purchaser of a controlling interest in Tenant; provided, in the case of clause (i), clause (ii), and clause (iii), that (A) Landlord shall have received a notice of such Assignment from Tenant, (B) the Assignee assumes by written instrument satisfactory to Landlord all of Tenant’s obligations under this Lease, (C) such Assignment is for a valid business purpose and not to circumvent the provisions of this

Article 5, and (D) the Assignee is a reputable entity of good character and shall have, immediately after giving effect to such Assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to $50,000,000 and a pre-tax net income of $10,000,000.
     (c) Notwithstanding Section 5.01(a), without the consent of Landlord, Tenant may enter into an Assignment of this Lease with, or Sublease all or any part of the Premises to, an Affiliate of Tenant; provided, that (i) Landlord shall have received a notice of such Assignment or Sublease from Tenant; and (ii) in the case of any such Assignment, (A) the Assignment is for a valid business purpose and not to circumvent the provisions of this Article 5, and (B) the Assignee assumes by written instrument satisfactory to Landlord all of Tenant’s obligations under this Lease. “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. “Control” (and with correlative meaning, “controlled by” and “under common control with”) means ownership or voting control, directly or indirectly, of 51% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.
     (d) Notwithstanding Section 5.01(a), without the consent of Landlord, Tenant may from time to time, subject to all of the provisions of this Lease, permit portions of the Premises to be used or occupied under so-called “desk sharing” arrangements by any Person with whom Tenant has a significant ongoing business relationship other than as tenants of the Premises (such as, by way of example, Tenant’s auditors, Tenant’s clients and Tenant’s joint venturers) utilizing space in the Premises (each such desk or office space user, a “Desk Space User”); provided, that (i) any such use or occupancy of desk or office space shall be without the installation of demising walls separating such desk or office space, any separate entrance or any signage identifying such Desk Space User, (ii) at any time during the Term, the aggregate of the rentable square footage then used by Desk Space Users pursuant this Section 5.01(d) shall not exceed ten percent (10%) of the then rentable square footage of the Premises, (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to this Lease, (iv) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, (v) such “desk sharing” arrangement shall terminate automatically upon the termination of this Lease, (vi) Tenant shall receive no rent or other payment or consideration for the use or occupancy of any space in the Premises by any Desk Space User in excess of an allocable share of the Rent reserved hereunder and (vii) such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of this Article 5. Prior to entering into any such desk sharing arrangement, Tenant shall notify Landlord in writing of its plan to provide any space in the Premises to a Desk Space User, which notice shall include (1) a description of the nature and character of the business to be conducted in the Premises by such Desk Space User and (2) the rentable square feet of the Premises to be occupied by such Desk Space User, together with a copy of the agreement, if any, relating to the use or occupancy of such portion of the Premises by such Desk Space User.
     5.02. Landlord’s Right of First Offer. (a) If Tenant desires to enter into an Assignment of this Lease or Sublease all or part of the Premises (other than in accordance with Section 5.01(b), 5.01(c) or 5.01(d)), Tenant shall give to Landlord notice (“Tenant’s Offer Notice”) thereof, and notice shall be accompanied by (i) a conformed or photostatic copy of the proposed Assignment or Sublease and all related agreements, or a letter of intent containing all of the material economic terms of the proposed Assignment or Sublease and executed by the proposed Assignee or Sublessee and, in either case the effective or commencement date (the “Effective Date”) of the proposed Assignment or Sublease shall be at least 45 days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed Assignee or Sublessee, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed Assignee or Sublessee, including, without limitation, its most recent certified financial statements, if such financial statements are certified (or, if not, certified by the chief financial officer of the proposed Assignee or Sublessee as being true and correct) and (iv) if the proposed transaction is an Assignment or a Sublease of all or a portion of the Premises for a term equal to 7 years or more or for substantially all of the then remaining balance of the Term (without giving effect to any unexercised Renewal Option), a good faith estimate of the amount that Landlord would be required to pay to Tenant pursuant to this Section 5.02 on account of any Unamortized Initial Alteration Costs and Unamortized Subsequent Alteration Costs, assuming that the applicable Determination Date was the Effective Date of the proposed Assignment or Sublease, as the case may be.
     (b) If the proposed transaction is an Assignment or a Sublease of all or a portion of the Premises for a term equal to 7 years or more or for substantially all of the then remaining balance of the Term (without giving effect to any unexercised Renewal Option), Tenant’s Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at Landlord’s option, (i) Sublease such space from Tenant (if the proposed transaction is a Sublease of all or part of the Premises for a term that is equal to 7 years or more or for substantially all of the then remaining balance of the Term, without giving effect to any unexercised Renewal Option), (ii) have this Lease assigned to it (if the proposed transaction is an Assignment or a Sublease of all or substantially all of the Premises or a Sublease of a portion of the Premises which, when aggregated with other Subleases then in effect, covers all or substantially all of the Premises; provided, that if the proposed transaction is a Sublease of a portion of the Premises which, when aggregated with other Subleases then in effect, covers all or substantially all of the Premises, such assignment to Landlord shall be subject to such other Subleases then in effect) or terminate this Lease (if the proposed transaction is an Assignment or a Sublease of all or substantially all of the Premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a Sublease of part of the Premises for a term that is equal to all or substantially all of the then remaining balance of the Term of this Lease, without giving effect to any unexercised Renewal Option). Said option may be exercised by Landlord by notice to Tenant within 30 days after a Tenant’s Offer Notice, together with all information required pursuant to Section 5.02(a), has been given by Tenant to Landlord. For the purpose hereof; “substantially all of the then remaining balance of the Term” shall mean that, at the conclusion of the term of the proposed sublease, less than 18 months shall remain with respect to the Term (without giving effect to any unexercised Renewal Options).
     (c) If Landlord exercises its option under Section 5.02(b)(ii) to terminate this Lease, then this Lease shall terminate on the Effective Date of the proposed Assignment or Sublease specified in the applicable Tenant’s Offer Notice and all Rent shall be paid and apportioned to such date. Landlord shall pay to Tenant, within 30 days after the Effective Date of the proposed Assignment or Sublease, an amount equal to seventy percent (70%) of the sum of (1) the excess of (x) the Unamortized Initial Alteration Costs as of the Effective Date over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant for the Unamortized Initial Alteration Costs in connection with any prior proposed Assignments or Subleases, plus (2) the excess of (x) the Unamortized Subsequent Alteration Costs as of the Effective Date with respect to each subsequent Alteration over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant for the Unamortized Subsequent Alteration Costs for each such subsequent Alteration in connection with any prior proposed Assignments or Subleases; provided, however, in no event shall Landlord be obligated to pay to Tenant pursuant to this sentence more than the amount of profit to which Tenant would have been entitled, if any, pursuant to Section 5.05 hereof had Tenant entered into the proposed Assignment or Sublease in question. Tenant shall not be entitled to any other consideration or payment from Landlord (or Landlord’s designee) in connection with any such termination.
     (d) If Landlord exercises its option under Section 5.02(b)(ii) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an Assignment in form and substance reasonably satisfactory to Landlord, effective on the Effective Date of the proposed Assignment or Sublease specified in the applicable Tenant’s Offer Notice, and Landlord shall pay to Tenant, within 90 days after the Effective Date of the proposed Assignment or Sublease, the amount, if any, calculated pursuant to the penultimate sentence of Section 5.02(c) above. Tenant shall not be entitled to any other consideration or payment from Landlord (or Landlord’s designee) in connection with any such Assignment. Upon the consummation of any such Assignment to Landlord or its designee, Tenant shall be released from any obligations accruing under this Lease from and after the date of such Assignment.
     (e) If Landlord exercises its option under Section 5.02(b)(iii) to terminate this Lease with respect to the space covered by a proposed Sublease, then (i) this Lease shall terminate with respect to such part of the Premises on the Effective Date of the proposed Sublease specified in the applicable Tenant’s Offer Notice; (ii) from and after such date the Rent shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; (iii) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise; and (iv) Landlord shall pay to Tenant, within 30 days after the Effective Date of the proposed Sublease, an amount equal to seventy percent (70%) of the product of (A) the sum of (1) the excess of (x) the Unamortized Initial Alteration Costs as of the Effective Date over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant for the Unamortized Initial Alteration Costs in connection with any prior proposed Assignments or Subleases, plus (2) the excess of (x) the Unamortized Subsequent Alteration Costs as of the Effective Date with respect to each subsequent Alteration over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant for the Unamortized Subsequent Alteration Costs for each such subsequent Alteration in connection with any prior proposed Assignments or Subleases, multiplied by (B) a fraction, the numerator of which is the rentable square footage of the portion of the Premises so terminated, and the denominator of which is the total rentable square footage of the Premises; provided, however, in no event shall Landlord be obligated to pay to Tenant pursuant to this sentence more than the amount of profit to which Tenant would have been entitled, if any, pursuant to Section 5.05 hereof had Tenant entered into the proposed Sublease in question.
     (f) If Landlord exercises its option under Section 5.02(b)(i) to sublet the space Tenant desires to Sublease, such Sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Charges then payable pursuant to this Lease or (ii) the rental set forth in the applicable Tenant’s Offer Notice with respect to such sublet space, and shall be for the term set forth in the applicable Tenant’s Offer Notice, and:
          (A) shall provide that Landlord shall pay to Tenant, within 30 days after the Effective Date of the proposed Sublease, an amount equal to seventy percent (70%) of the product of (A) the sum of (1) the excess of (x) the Unamortized Initial Alteration Costs as of the Effective Date over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant for the Unamortized Initial Alteration Costs in connection with any prior proposed Assignments or Subleases, plus (2) the excess of (x) the Unamortized Subsequent Alteration Costs as of the Effective Date with respect to each subsequent Alteration over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant for the Unamortized Subsequent Alteration Costs for each such subsequent Alteration in connection with any prior proposed Assignments or Subleases, multiplied by (B) a fraction, the numerator of which is the rentable square footage of the portion of the Premises so sublet, and the denominator of which is the total rentable square footage of the Premises, multiplied by (C) a fraction, the numerator of which is the number of months in the Sublease at issue and the denominator of which is the number of months in the period from the Effective Date of such Sublease to the Expiration Date of the initial Term of this Lease; provided, however, in no event shall Landlord be obligated to pay to Tenant pursuant to this sentence more than the amount of profit to which Tenant would have been entitled, if any, pursuant to Section 5.05 hereof had Tenant entered into the proposed Sublease in question.
          (B) shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 5.02(f);
          (C) shall be upon the same terms and conditions as those contained in the applicable Tenant’s Offer Notice and otherwise on the terms and conditions of this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 5.02(f);
          (D) shall permit the Sublessee, without Tenant’s consent, freely to enter into an Assignment of such Sublease or any interest therein or to Sublease all or any part of the space covered by such Sublease and to make any and all alterations and improvements in the space covered by such Sublease (it being understood that Tenant shall not be responsible to remove any Fixtures pursuant to Section 4.02(d) hereof which are installed by, or for any default under this Lease to the extent directly caused by the act or omission of Landlord or its designee (or the sub-Sublessee) as the sublessee under such Sublease);
          (E) shall provide that any Assignee or further Sublessee of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such Assignee or Sublessee, at its option, prior to or upon the expiration or other termination of such sublease, provided that such Assignee or Sublessee, at its expense, shall repair any damage caused by such removal;
          (F) shall provide that (1) the parties to such Sublease expressly negate any intention that any estate created under such Sublease be merged with any other estate held by either of said parties, (2) any Assignment or Sublease by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate, (3) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to demise separately the Subleased space and to comply with any Laws relating to such demise, and (4) at the expiration of the term of such Sublease, Tenant shall accept the space covered by such Sublease in its then existing condition, subject to the obligations of the Sublessee to make such repairs thereto as may be necessary to preserve such space in good order and condition; and
          (G) The term “Unamoritized Initial Alteration Costs” shall mean, as of a given date (the “Determination Date”), an amount equal to the product of (1) the cost of Tenant’s initial Alterations performed to ready the Premises for Tenant’s initial occupancy that was actually borne by Tenant (i.e., excluding any cost for which Tenant was reimbursed by Landlord pursuant to Section 8.03), as substantiated by bills, receipts and other proofs of cost reasonably satisfactory to Landlord), multiplied by (2) a fraction, the numerator of which is the number of months from such Determination Date to the Expiration Date of the initial Term of this Lease, and the denominator of which is the number of months from the Commencement Date to the Expiration Date of the initial Term of this Lease. The term “Unamortized Subsequent Alteration Costs” shall mean, as of any Determination Date with respect to any given Alteration (other than the Alterations to ready any portion of the Premises for Tenant’s initial occupancy thereof), an amount equal to the product of (1) the cost thereof (as substantiated by bills, receipts and other proofs of cost reasonably satisfactory to Landlord) multiplied by (2) a fraction, the numerator of which is the number of months in the period from such Determination Date to Expiration Date of the initial Term of this Lease, and the denominator of which is equal to the number of months in the period from the date such Alteration is completed to the Expiration Date of the initial Term of this Lease.
     (g) In the case of a proposed Sublease, Tenant shall not Sublease any space to a third party at a net effective rental which is less (on a per rentable square foot basis) than ninety-five percent (95%) of the net effective rental (on a per rentable square foot basis) specified in Tenant’s Offer Notice with respect to such space, without complying once again with all of the provisions of this Section 5.02 and re-offering such space to Landlord at such lower rental. In the case of a proposed Assignment, Tenant shall not enter into an Assignment of this Lease to a third party where Tenant pays greater consideration or grants a greater concession to such third party for such Assignment then the consideration offered to be paid or concession offered to be granted to Landlord in Tenant’s Offer Notice without complying once again with all of the provisions of this Section 5.02 and re-offering to enter into an Assignment of this Lease to Landlord and pay such consideration or grant such concession to Landlord.
     5.03. Assignment and Subletting Procedures. (a) If Tenant delivers to Landlord a Tenant’s Offer Notice with respect to any proposed Assignment of this Lease or Sublease of all or part of the Premises and Landlord does not timely exercise any of its options under Section 5.02, or Landlord does not have the right to exercise any of the options under Section 5.02 with respect to the proposed Assignment or Sublease in question, and Tenant desires to effect an Assignment of this Lease or Sublease the space specified in Tenant’s Offer Notice, Tenant shall notify Landlord (a “Transfer Notice”) of such desire, which notice shall be accompanied by (i) a certification by Tenant as to any changes in the information submitted to Landlord with the Tenant’s Offer Notice and (ii) such other information as Landlord may reasonably request, and Landlord’s consent to the proposed Assignment or Sublease shall not be unreasonably withheld, provided that:
          (i) such Transfer Notice shall be delivered to Landlord within six months after the delivery to Landlord of the applicable Tenant’s Offer Notice.
          (ii) In Landlord’s reasonable judgment the proposed Assignee or Sublessee will use the Premises in a manner that (A) is in keeping with the first-class “Park Avenue” standards of the Building and (B) is limited to the use expressly permitted under this Lease.

          (iii) The proposed Assignee or Sublessee is, in Landlord’s judgment, a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved.
          (iv) Neither the proposed Assignee or Sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building.
          (v) The proposed Assignee or Sublessee is not a person with whom Landlord (A) is then negotiating to lease space any in the Building or (B) has within the 6 months prior to the commencement date of the proposed Assignment or Sublease negotiated to lease space in the Building; provided that Landlord then has, or anticipates having within the next 6 months, comparable space available in the Building.
          (vi) The form of the proposed Sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 5.
          (vii) There shall not be more than 1 occupant on each floor of the Premises (including Tenant); provided, that Affiliates of Tenant with respect to which there are no separate demising walls or entrances and Desk Space Users shall not be considered an occupant in addition to Tenant for this purpose.
          (viii) Tenant shall reimburse Landlord on demand for any actual out-of-pocket costs reasonably incurred by Landlord in connection with said Assignment or Sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed Assignee or Sublessee, and reasonable legal costs incurred in connection with the granting of any requested consent.
     (b) If Landlord consents or shall be deemed to have consented to a proposed Assignment or Sublease and Tenant fails to execute and deliver the Assignment or Sublease to which Landlord consented within 6 months after the giving of such consent, then Tenant shall again comply with this Article 5 before effecting an Assigning this Lease or a Sublease all or part of the Premises.
     (c) In any instance in which Landlord’s consent shall be required with respect to a proposed Assignment or Sublease, Landlord agrees that Landlord shall, within twenty-one (21) days following receipt of the Transfer Notice and all documentation and information required to be accompanied therewith (which 21-day period may run concurrently with, but not end before, the period in which Landlord has to exercise its options pursuant to Section 5.02 hereof), advise Tenant of whether or not Landlord consents to the proposed Assignment or Sublease. If Landlord shall fail to grant or deny its consent to the proposed Assignment or Sublease within such 21 day period, and such failure shall continue for a period of ten (10) days after notice from Tenant stating that Landlord has failed to so grant or deny such consent, Landlord shall be deemed to have approved such Assignment or Sublease.

     5.04. General Provisions. (a) If there is an Assignment of this Lease, whether or not in violation of this Lease, Landlord may collect rent from the Assignee. If there is a Sublease of the Premises or any part thereof, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the Sublessee. In either event Landlord may apply the net amount collected against Rent, but no such Assignment, Sublease or collection shall be deemed a waiver of any of the provisions of Section 5.01, or the acceptance of the Assignee or Sublessee as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.
     (b) No Assignment to which Landlord shall have consented shall be effective until the Assignee delivers to Landlord (i) evidence that the Assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03 and (ii) an agreement in form and substance satisfactory to Landlord whereby the Assignee assumes Tenant’s obligations under this Lease.
     (c) Notwithstanding any Assignment, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an Assignee or any other party, except as expressly set forth herein in the case of an assignment of this Lease to Landlord pursuant to Section 5.02(b) hereof, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease; provided, however, that in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, to the extent that such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant without the consent of the Named Tenant, then the Named Tenant and each respective assignor or transferor shall not be liable under or bound by such increase, enlargement or reduction.
     (d) Each Sublease by Tenant to which Landlord shall have consented shall be subject to the following:
          (i) No Sublease shall be for a term (including any renewal or extension options contained in the Sublease) ending later than one day prior to the Expiration Date.
          (ii) No Sublease shall be valid, and no Sublessee shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such Sublease, and (B) a certificate of insurance evidencing that (x) Landlord, its managing agent, and each Superior Lessor and Superior Mortgagee are an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to Section 7.02, and (y) there is in full force and effect, the insurance otherwise required by Section 7.02.
          (iii) Each Sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, and such Sublessee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such Sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a).
     (e) Each Sublease to which Landlord shall have consented shall provide that the Sublessee may not assign its rights thereunder or further sublet the space demised under the Sublease, in whole or in part, without Landlord’s consent and without complying with all of the terms and conditions of this Article 5, including, without limitation, Section 5.05, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an Assignment of the Sublease or a further Sublease of the space demised under the Sublease, as the case may be.
     (f) No advertisement for any Assignment or Sublease shall state the proposed rental at a rental rate less than the Fixed Rent and Additional Charges at which Landlord is then offering to lease comparable space in the Building. Nothing contained in this Section 5.04(f) shall be construed to prohibit Tenant from actually entering into a Sublease at a rental less than the amount described in the preceding sentence.
     5.05. Assignment and Sublease Profits. (a) If the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, Operating Expenses and electricity by a Sublessee under a Sublease of any part of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such Sublessee, whether received in a lump-sum payment or otherwise shall be in excess of Tenant’s Basic Cost therefor at that time, then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, 50% of such excess. Tenant shall deliver to Landlord within 60 days after the end of each calendar year and within 60 days after the expiration or earlier termination of this Lease a statement specifying each Sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such Sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of (i) the portion of the Fixed Rent, Tax Payments, Operating Payments which is attributable to the space covered by such Sublease, plus (ii) the amount payable by Tenant on account of electricity in respect of such space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of such space for the Sublessee (whether actually performed by Tenant or incurred by Tenant in the form of an improvement allowance) amortized on a straight-line basis over the term of the Sublease, plus (iv) the amount of any reasonable brokerage commissions, reasonable legal fees and reasonable advertisement costs paid by Tenant in connection with the Sublease amortized on a straight-line basis over the term of the Sublease, plus (v) an amount equal to seventy percent (70%) of the product of (A) the sum of (1) the excess of (x) the Unamortized Initial Alteration Costs as of the Effective Date over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant or included in Tenant’s Basic cost for the Unamortized Initial Alteration Costs in connection with any prior proposed or actual Assignments or Subleases, plus (2) the excess of (x) the Unamortized Subsequent Alteration Costs as of the Effective Date with respect to each subsequent Alteration over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant or included in Tenant’s Basic Cost for the Unamortized Subsequent Alteration Costs for each such subsequent Alteration in connection with any prior proposed Assignments or Subleases, multiplied by (B) a fraction, the numerator of which is the rentable square footage of the portion of the Premises so sublet, and the denominator of which is the total rentable square footage of the Premises, multiplied by (C) a fraction, the numerator of which is the number of months in the Sublease at issue and the denominator of which is the number of months in the period from the Effective Date of such Sublease to the Expiration Date of the initial Term of this Lease. “Other Sublease Consideration” means all sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns.
     (b) Upon any Assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such Assignment, after deducting therefrom (i) customary and reasonable closing expenses, plus (ii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of such space for the Assignee (whether actually performed by Tenant or incurred by Tenant in the form of an improvement allowance), plus (iii) the amount of any reasonable brokerage commissions, reasonable legal fees and reasonable advertisement costs paid by Tenant in connection with the Assignment, plus (iv) an amount equal to seventy percent (70%) of the sum of (1) the excess of (x) the Unamortized Initial Alteration Costs as of the Effective Date over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant or included in Tenant’s Basic Cost for the Unamortized Initial Alteration Costs in connection with any prior proposed or actual Assignments or Subleases, plus (2) the excess of (x) the Unamortized Subsequent Alteration Costs as of the Effective Date with respect to each subsequent Alteration over (y) the aggregate of all amounts theretofore paid by Landlord to Tenant or included in Tenant’s Basic Cost for the Unamortized Subsequent Alteration Costs for each such subsequent Alteration in connection with any prior proposed or actual Assignments or Subleases. “Assignment Consideration” means an amount equal to all sums and other considerations paid to Tenant by the Assignee for or by reason of such Assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns).
ARTICLE 6.
SUBORDINATION; DEFAULT; INDEMN1TY
     6.01. Subordination. (a) This Lease is subject and subordinate to each mortgage (any such mortgage, as the same may be renewed, extended, modified, consolidated, spread or replaced, a “Superior Mortgage”) and each underlying lease, including, without limitation, that certain lease, dated as of December ___, 1998, by and between 390 Tower Associates, LLC and 390 Tower Associates, as landlord, and Landlord, as tenant (any such underlying lease, as the same may be renewed, extended, modified or replaced, a “Superior Lease”) which may now or hereafter affect all or any portion of the Project or any interest therein; provided, that the Superior Mortgagee under such Superior Mortgage or Superior Lessor under such Superior Lease shall have executed and delivered a non-disturbance and attornment agreement substantially in the forms annexed as Exhibit F-1 or Exhibit F-2, as applicable. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”. Subject to the first sentence of this Section 6.01(a), the foregoing provisions shall be self-operative and no further instrument of subordination shall be required. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence such subordination and non-disturbance. Notwithstanding anything contained in this Section 6.01 to the contrary, if any Superior Mortgagee or Superior Lessee executes and delivers a non-disturbance and attornment agreement either (i) in substantially the form herein described or (ii) in a form which is not in any material respect less favorable to Tenant as the form herein described, and Tenant either fails or refuses to execute and deliver such agreement within 10 days after delivery of such agreement to Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Superior Mortgage or Superior Lease and such non-disturbance and attornment agreement shall then be deemed to be in effect with respect to such Superior Mortgage or Superior Lease. Tenant acknowledges and agrees that promptly following the date hereof Landlord shall use commercially reasonable efforts to deliver to Tenant non-disturbance and attornment agreements which satisfy the requirements of this Section 6.01. If Landlord shall fail to deliver to Tenant such non-disturbance and attornment agreements within 30 days following the date hereof, then Tenant shall have the one-time right, as Tenant’s sole and exclusive remedy, to terminate this Lease by written notice to Landlord given within ten (10) days following the expiration of such 30-day period. Such termination shall be effective on the date that is 30 days following the date of such notice, with the same force and effect as if such date were the Expiration Date under this Lease, and Tenant shall deliver vacant possession of the Swing Space to Landlord on such date in accordance with all of the terms and provisions of this Lease. If Tenant shall fail to timely terminate this Lease pursuant to this Section 6.01(a), then

Tenant shall be deemed to have irrevocably waived its right to so terminate this Lease. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor, provided such amendment shall not result in an increase in Tenant’s monetary obligations under this Lease or any non-monetary obligations to more than a de minimus extent, or a reduction in the benefits available to Tenant of more than a de minimus amount or a decrease in Landlord’s obligations under this Lease to more than a de minimus extent. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, the termination or expiration of a Superior Lease, or any re-entry or dispossess by any Superior Lessor, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a “Successor Landlord”) shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, that any Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord), except a Successor Landlord shall be obligated to provide such services and be responsible for such repairs as are required to be provided by Landlord under this Lease, to the extent such obligation arises or continues after the date of attornment to such Successor Landlord; (ii) liable for the return of any monies or security paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such monies or deposits are delivered to such Successor Landlord; (iii) subject to any offset, deduction, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any Rent which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord; (v) bound by any covenant to perform or complete any work or construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without the consent of such Successor Landlord; or (vii) obligated to repair, replace or restore the improvement of which the Premises forms a part in the event of damage or destruction beyond such repair, replacement or restoration as can reasonably be accomplished with the net proceeds of insurance actually received or made available in such regard, other than as set forth in this Lease. Notwithstanding the foregoing, in the event that any Superior Mortgagee, Superior Lessor or any other person succeeding to the interest of such mortgagee or lessor becomes a Superior Landlord as described in the preceding sentence and at such time Landlord shall have failed to make any payment of Landlord’s Contribution, and provided that Tenant shall not then be in the default in the payment of any Rent and no other Event of Default shall have occurred and be continuing, and provided further that Tenant shall have given prior written notice of such failure to such Superior Mortgagee, Superior Lessor or other person and such Superior Mortgagee, Superior Lessor or other person shall have not cured such failure within 30 days following such notice, Tenant shall be entitled to an abatement of Fixed Rent in respect of any amount of Landlord’s Contribution that Landlord shall have failed to pay to Tenant, but only to the extent that as of such date Tenant would otherwise then be entitled to receive such payment pursuant to Section 8.03. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.
     (b) Tenant shall give each Superior Mortgagee and each Superior Lessor a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such Superior Mortgagee or Superior Lessor shall have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such 30 days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.
     6.02. Estoppel Certificate. Each party shall, at any time and from time to time, within 10 days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid, the amount of Fixed Rent, the Tax Payment and Operating Payment then payable under this Lease and whether or not any amount of Rent has been paid more than one (1) month in advance, the amount of the Security Deposit paid by Tenant, whether or not Tenant is in possession of the Premises, whether or not all improvements required to be constructed by Landlord have been completed in accordance with the terms of this Lease, whether or not all allowances or contributions required to be paid by Landlord toward the cost of improvements constructed by Tenant have been paid, and whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such Statement is addressed. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request or as may be requested by any lender that may provide a loan secured by the Project or any interest therein.
     6.03. Default. This Lease and the term and estate hereby granted are subject to the limitation that:

     (a) if Tenant defaults in the payment of any Rent, and such default continues for 5 days after Landlord gives to Tenant a notice specifying such default, or
     (b) if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Section 6.03(a), (c), (d),(e) or (f), and if such default continues and is not cured within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant’s reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not institute and thereafter diligently prosecute to completion all steps necessary to cure the same (provided, that it shall not be an Event of Default if, during the two-year period commencing on the Commencement Date and ending on the day preceding the two year anniversary of the Commencement Date, Tenant shall fail to carry the insurance required to be carried pursuant to Section 7.02(a)(v) and provided, further, that notwithstanding the foregoing, during such two-year period such insurance shall be deemed to be “insurance required to be maintained by Tenant” for purposes of Section 9.24, and Tenant shall not be entitled to receive any abatement thereunder during such two-year period to the extent that Tenant would have received insurance proceeds had Tenant maintained such insurance), or
     (c) if this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 5, or
     (d) if Tenant shall abandon the Premises for a period in excess of 90 days and is not actively and diligently seeking to assign this Lease or sublet the Premises at all times following such 90-day period (and the fact that any of Tenant’s Property remains in the Premises shall not be evidence that Tenant has not abandoned the Premises); or
     (e) if a default of the kind set forth in Section 6.03(a) or (b) shall occur and have been cured, and if a similar default shall occur more than twice within the next 365 days, whether or not such similar defaults are cured within the applicable grace period, or
     (f) if Tenant fails to deliver to Landlord any Security Deposit or Letter of Credit, or any amount required to replenish sums drawn or applied by Landlord from any Security Deposit or Letter of Credit, within the time period required under Section 2.09, or
     (g) if (i) Tenant shall commence a case in bankruptcy, or under any insolvency laws, naming Tenant as a debtor, or (ii) any other person shall commence a case in bankruptcy, or under any insolvency laws, naming Tenant as a debtor, and such case shall not have been discharged within ninety (90) days of the commencement thereof; or (iii) Tenant shall make an assignment for the benefit of creditors or any other arrangement involving all or substantially all of its assets under any state statute, or (iv) a receiver or trustee shall be appointed for Tenant or for all or any portion of the property of Tenant in any proceeding, which receivership shall not have been set aside within ninety (90) days of such appointment.
then, in any of such cases (each of such cases, an “Event of Default”), in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 days with the same effect as if the last of such 5 days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.
     6.04. Re-entry by Landlord. If this Lease shall terminate as in Section 6.03 provided, Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).
     6.05. Damages. If this Lease is terminated under Section 6.03, or if Landlord re-enters the Premises under Section 6.04, Tenant shall pay to Landlord as damages, at the election of Landlord, either:
     (a) a sum which, at the time of such termination, represents the then value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Charges which would have been payable by Tenant under Sections 2.04 and 2.05 shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Charges payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur), or
     (b) sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses actually incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.
Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.
     6.06. Other Remedies. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.
     6.07. Right to Injunction. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.
     6.08. Certain Waivers. To the extent permitted by applicable Law, Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. To the extent permitted by applicable Law, Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.
     6.09. No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord or by Landlord to Tenant, as the case may be, may be applied by the recipient thereof, in such party’s discretion, to any items then owing to such party by the other party under this Lease. Receipt by Landlord or Tenant of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord or Tenant of the other party’s obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.
     6.10. Holding Over. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall (a) pay as holdover rental for each month of the holdover tenancy an amount equal to 150% of the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and (b) be liable to Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) by reason of the late delivery of space to the New Tenant as a result of Tenant’s holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) if such holdover shall continue beyond the date which is thirty (30) days after the date of expiration or sooner termination of this Lease, the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant and (iii) any claim for damages by any New Tenant. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.
     6.11. Attorneys’ Fees. If Landlord places the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Tenant, Tenant shall, upon demand, reimburse Landlord for Landlord’s reasonable attorneys’ fees and disbursements and court costs.

     6.12. Nonliability and Indemnification. (a) Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, member, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided that, except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein.
     (b) Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective partners, members, directors, officers, shareholders, principals, agents and employees (each, an “Indemnified Party”), from and against any and all claims arising from or in connection with (i) the conduct of business, or any work or thing done, or any condition created, in or about the Premises, (ii) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, members, directors, officers, shareholders, principals, agents, employees or contractors in or about the Project, (iii) any accident, injury or damage occurring in, at or upon the Premises, (iv) any default by Tenant in the performance of Tenant’s obligations under this Lease and (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant (irrespective of the exercise by Landlord of any of the options in Section 5.02(b)) together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 below applies) or willful misconduct of the Indemnified Party. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party).
     (c) Subject to the provisions of this Lease, including, without limitation, Section 7.03, Landlord agrees to indemnify and hold Tenant and Tenant’s partners, officers, directors, agents and employees harmless from and against all third-party liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding), but only if and to the extent that the same shall be caused by (i) the negligence or willful misconduct of Landlord or of Landlord’s agents in connection with any liability or claim for any injury to, or death of, any person or persons, or damage to property (other than the property of Tenant) occurring in the public portions or common areas of the Building or (ii) any default by Landlord in the performance of Landlord’s obligations under this Lease.
ARTICLE 7.
INSURANCE; CASUALTY; CONDEMNATION
     7.01. Compliance with Insurance Standards. (a) Tenant shall not violate, or permit the violation of, any condition imposed by any industry standard insurance policy then issued in respect of the Project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any industry standard policy of insurance in respect of the Project.
     (b) If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord’s insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or “make up” of rates for the Project or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization (or any successor organization thereto) or other similar body making rates for insurance for the Project or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Premises, as the case may be.
     7.02. Tenant’s and Landlord’s Insurance. (a) Tenant shall maintain at all times during the Term (i) “all risk” property insurance covering all present and future Tenant’s Property and Tenant’s Improvements and Betterments to a limit of not less than the full replacement cost thereof, and (ii) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence, (iii) boiler and machinery insurance, if there is a boiler, supplementary air conditioner or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds (but not loss payees), with limits of not less than $5,000,000, (iv) when

Alterations are in process, the insurance specified in Section 4.01(f) hereof and (v) business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings, for a period of twelve (12) months, attributable to all perils and casualties commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the building as a result of such perils. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, on or prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord and any Superior Lessor or Superior Mortgagee, issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as A-/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled, allowed to lapse or modified unless Landlord and any additional insureds are given at least 30 days’ prior written notice of such cancellation, lapse or modification. The proceeds of policies providing “all risk” property insurance of Tenant’s Property and Improvements and Betterments shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear. Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proof of loss and other instruments which may be required to recover any such insurance monies. Landlord or any Superior Lessor or Superior Mortgagee may from time to time require that the amount of the insurance to be maintained by Tenant under this Section 7.02 be increased to the amounts as are being customarily required by prudent landlords of first-class office buildings in New York City.
     (b) Throughout the Term of this Lease, Landlord shall purchase and maintain property damage insurance covering the Building and other improvements in and about the common areas in which Landlord may have an insurable interest (but excluding any improvements required to be insured by tenants, including Tenant, in the Building), providing protection against any peril included within the classification “all risk” inclusive of standard fire and extended coverage insurance, including endorsements against vandalism, malicious mischief and other perils, all in amounts not less than one hundred percent (100%) of their full replacement cost. In addition, Landlord shall maintain “boiler machinery” coverage (and a joint loss agreement if the boiler machinery coverage is issued by a different insurance company than the basic property insurance). Landlord shall also maintain public liability insurance with minimum limits of liability of at least $5,000,000 covering the Building.
     7.03. Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant’s Property and Improvements and Betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.
     7.04. Condemnation. (a) If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord’s reasonable judgment) portion of the Land or the Building (whether or not the Premises are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 20% thereof) that the untaken part of the Premises would in Tenant’s reasonable judgment be unfit for the operation of Tenant’s business, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date that is 60 days following the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant’s Property) as nearly as practicable to its condition prior to such taking after receipt of the condemnation proceeds therefor.
     (b) In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Property or moving expenses, provided the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.
     (c) If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.
     (d) In the event of any taking which does not result in termination of this Lease, (i) Landlord, provided that the award actually received by Landlord shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant’s Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant’s Property to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.
     7.05. Casualty. (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building and the Premises (including Tenant’s Improvements and Betterments to the extent the proceeds are sufficient therefor but excluding Tenant’s Property) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty and (ii) Tenant shall repair and restore in accordance with Section 4.01 all Tenant’s Property with reasonable dispatch after the Casualty. The proceeds of insurance covering Tenant’s Improvements and Betterments shall be paid to Landlord, and, concurrently with the collection of such insurance proceeds, Tenant shall pay to Landlord (A) the amount of any deductible under the policy insuring Tenant’s Improvements and Betterments and (B) the amount, if any, by which the cost of repairing and restoring Tenant’s Improvements and Betterments as estimated by a reputable contractor designated by Landlord exceeds the available insurance proceeds therefor.
     (b) If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Charges under Sections 2.04 and 2.05 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable (provided that if the Premises would have been tenantable at an earlier date but for any act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors, or Tenant having failed to cooperate with Landlord in effecting repairs or restoration or collecting insurance proceeds (including, without limitation, by reason of Tenant failing to pay to Landlord the amounts set forth in clauses (A) and (B) of Section 7.05(a)), then the Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises for the conduct of its business (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord’s determination of the date the Premises is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within 10 days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord’s determination. If any Casualty shall occur after the Possession Date but prior to the Base Space Rent Commencement Date which is the sole cause of an actual delay to the substantial completion of Tenant’s initial Alterations performed to ready the Base Space for Tenant’s initial occupancy, then the abatement of Fixed Rent and Additional Charges provided for in this Section 7.05(b) with respect to the Base Space for the period from the date of such Casualty to the Base Space Rent Commencement Date (which would otherwise be effective but for the fact that the Base Space Rent Commencement Date has not yet occurred) shall apply with respect to such Casualty commencing as of the Base Space Rent Commencement Date, but only to the extent of the actual delay to the substantial completion of Tenant’s initial Alterations performed to ready the Base Space for Tenant’s initial occupancy. If any such Casualty shall occur after the Swing Space Possession Date but prior to the Swing Space Rent Commencement Date which is the sole cause of an actual delay to the substantial completion of Tenant’s initial Alterations performed to ready the Swing Space for Tenant’s initial occupancy, then the abatement of Fixed Rent and Additional Charges provided for in this Section 7.05(b) with respect to the Swing Space for the period from the date of such Casualty to the Swing Space Rent Commencement Date (which would otherwise be effective but for the fact that the Swing Space Rent Commencement Date has not yet occurred) shall apply with respect to such Casualty commencing as of the Swing Space Rent Commencement Date, but only to the extent of the actual delay to the substantial completion of Tenant’s initial Alterations performed to ready the Swing Space for Tenant’s initial occupancy. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents, invitees or contractors, Landlord, any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent. Nothing contained in this Section 7.05 shall relieve Tenant from any liability that may exist as a result of any Casualty.
     (c) If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than 270 days or the expenditure of more than 20% percent of the full insurable value of the Building (which, for purposes of this Section 7.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty or (iii) more than 30% of the Premises shall be damaged or destroyed (as estimated in any such case by a reputable independent contractor, architect or engineer designated by Landlord), and in each such case Landlord shall have elected to terminate, or will terminate, leases which, when combined with this Lease, are for an aggregate of 75% or more of the rentable square feet of the office space in the Building, then in any such case Landlord may terminate this Lease upon 30 days notice given to Tenant within 90 days after the Casualty
     (d) (i) As soon as reasonably practicable, but in any event no later than 60 days following the date of any Casualty rendering any portion of the Premises untenantable, Landlord shall notify Tenant of Landlord’s good faith best estimate of the date (the “Estimated Date”) by which the repair and restoration necessary to render the Premises no longer untenantable can be completed (“Landlord’s Repair Notice”). Notwithstanding anything herein to the contrary, if, by reason of Casualty, (A) more than 50% of the rentable square footage of the Premises shall be damaged or destroyed and rendered untenantable (or in the case of damage or destruction to the public portions of the Building necessary for access to the Premises, more than 50% of the rentable square footage of the Premises shall be rendered untenantable) and (B) the Estimated Date set forth in Landlord’s Repair Notice with respect to such Casualty is after the date (the “Outside Repair Date”) which is the 12 month anniversary of the date of such Casualty (a Casualty meeting the requirements of the preceding subclauses (A) and (B) being a “Substantial Casualty”), then, with respect to such Casualty, Tenant shall have a one time only right (except as set forth in clause (ii) below) to terminate this Lease by notice (the “Damage Termination Notice”) given to Landlord within 30 days following Landlord’s giving of Landlord’s Repair Notice. Such termination shall be effective as of the date which is 30 days after the Damage Termination Notice, and, upon delivery of such notice and the expiration of such 30-day period, this Lease and the Term hereof shall expire as fully and completely as if such date were the original Expiration Date. Tenant’s failure to deliver the Damage Termination Notice in the time and manner required by this clause (i) shall be deemed an irrevocable waiver of Tenant’s right to terminate this lease pursuant to this clause (i) with respect to the Casualty in question.

          (ii) In addition, in the event of any Substantial Casualty, if the repair or restoration necessary to render the Premises no longer untenantable is not substantially completed by the Outside Repair Date, as such Outside Repair Date shall be extended due to delays caused or occasioned by Force Majeure (up to a total of 3 months) or by Tenant Delay, then Tenant shall be entitled to terminate this Lease by a Damage Termination Notice given to Landlord within 30 days after the Outside Repair Date (as so extended) and, upon the giving of such notice, this Lease and the term hereof shall expire effective on the 30th day after the giving of such notice (the “Damage Termination Date”); provided, however, if Tenant delivers a Damage Termination Notice pursuant to this clause (ii) to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period of 30 days after the date of the Damage Termination Notice by delivering to Tenant, within 10 Business Days after Landlord’s receipt of such Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repairs of such damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within 30 days after the date of the Damage Termination Notice. If the repairs shall be substantially completed prior to the expiration of such 30-day period, the Damage Termination Notice shall be null and void and of no force or effect, and this Lease shall continue, but if the repairs shall not be substantially completed within such 30-day period, then this Lease shall terminate upon the expiration of such 30-day period. At any time, and from time to time (but not more than once in any 30-day period) after the date occurring 60 days following the occurrence of any such Casualty, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of repairs (which date shall not be binding upon Landlord or give Tenant any right to terminate this Lease), and Landlord shall respond to such request within ten (10) Business Days following receipt of such request.
For purposes of this Section 7.05 the term “untenantable” shall mean that the portion of the Premises to which such term applies is not usable (and is not then being used) by Tenant for the conduct of the Tenant’s business, Except as expressly set forth in this Section 7.05(d), Tenant shall have no right or option to cancel or terminate this Lease by reason of a Casualty.
     (e) Landlord shall not be required to carry any insurance on Tenant’s Property or on Tenant’s Improvements and Betterments and shall not be obligated to repair or replace Tenant’s Property. Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Property or Tenant’s Improvements and Betterments. Tenant shall notify Landlord promptly of any Casualty in the Premises.
     (f) This Section 7.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

ARTICLE 8.
INITIAL IMPROVEMENTS; RENOVATIONS
     8.01. Landlord’s Work. (a) Landlord, or its designated contractor(s), at Landlord’s expense, shall perform or cause to be performed the initial work as described on Exhibit G annexed hereto (“Landlord’s Initial Work”) in the Premises. With respect to the Base Space, Landlord or its designated contractor(s) shall commence Landlord’s Initial Work promptly after the Commencement Date and diligently prosecute same to completion. With respect to the Swing Space, Tenant shall give to Landlord at least 10 Business Days’ prior written notice of the date Tenant reasonably anticipates that Tenant will vacate the Swing Space pursuant to Section 1.08 hereof. Subject to the receipt of such notice and Tenant actually vacating the Swing Space within 10 Business Days after such notice, Landlord or its designated contractor(s) shall commence Landlord’s Initial Work in the Swing Space promptly after Tenant vacates the Swing Space in accordance with Section 1.08 and diligently prosecute same to completion. If Tenant exercises the Expansion Option pursuant to Section 1.05, Landlord, or its designated contractor(s), at Landlord’s expense, shall perform or cause to be performed promptly and in a diligent manner, Landlord’s Initial Work with respect to the Expansion Space.
     (b) During Tenant’s performance of its initial Alterations with respect to each floor of the Premises, and as part of such Alterations, Tenant shall cause the Building lavatories located on such floor of the Premises to substantially comply with the relevant requirements of the Americans with Disabilities Act.
     (c) Tenant shall accept the Premises in its “as is” condition on the Commencement Date, subject only to Landlord’s performance of Landlord’s Initial Work, and Landlord shall not be required to perform or cause the performance of any other work to ready the Premises for Tenant’s occupancy, except that Landlord shall provide fiber optic and high speed Internet access capabilities to the Swing space as required pursuant to Section 1.08(d) hereof. All initial improvements which do not constitute Landlord’s Initial Work shall constitute Alterations and shall be performed by Tenant at Tenant’s expense in accordance with Section 4.01. The provisions of Sections 1.06 and 1.07 shall supersede the provisions of this Section 8.01 with regard to Landlord’s obligation to perform Landlord’s Initial Work in any Refusal Space or Offer Space which may become a part of the Premises.
     (d) The “Possession Date” means the earlier to occur of (y) the date on which Landlord tenders vacant possession of the Base Space to Tenant with Landlord’s Initial Work substantially completed with respect to the Base Space (but not any other portion of the Premises, including, without limitation, the Swing Space) and (z) the date Tenant takes possession of any part of the Base Space for the performance of Alterations or for any other reason. Landlord’s Initial Work with respect to the Base Space, Swing Space or Expansion Space, as the case may be, shall be deemed to have been substantially completed on the date on which Landlord’s Initial Work has been completed in the Base Space, Swing Space or Expansion Space, as the case may be, other than (A) minor details or adjustments, (B) items which, in accordance with good construction practice, should be performed after completion of Tenant’s initial Alterations and (C) any part of Landlord’s Initial Work that is not completed due to Tenant Delay.
     8.02. Tenant Delay. The term “Tenant Delay” shall mean any delay that Landlord may encounter in commencing or performing any of Landlord’s obligations under this Lease, including, without limitation, Landlord’s Initial Work (or any portion thereof) or Landlord’s other obligations pursuant to this Article 8 by reason of any act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors, including, without limitation, delays due to changes in or additions to Landlord’s Initial Work requested by Tenant, delays in the submission of information or plans by Tenant to Landlord, delays in the giving of any authorizations or approvals by Tenant to Landlord and/or delays due to corrections made, or required to be made, by Landlord due to any information or plans submitted to Landlord.
     8.03. Landlord’s Contribution. (a) Landlord shall reimburse Tenant for the cost of Initial Tenant Work in an amount (the “Landlord’s Contribution”) equal to the lesser of (i) $1,101,000.00, or (ii) the actual cost of Initial Tenant Work, upon the following terms and conditions:
          (A) The cost of the Initial Tenant Work shall be paid by Landlord and Tenant, pro-rata, with Landlord paying the proportion which the amount of Landlord’s Contribution bears to the cost of the Initial Tenant Work and Tenant paying the balance, until such time as Landlord has contributed an amount equal to the Landlord’s Contribution with respect to the Initial Tenant Work. With respect to each of the Base Space, the Swing Space and, if applicable, the Expansion Space, the Landlord’s Contribution shall be payable to Tenant in installments as initial Tenant Work progresses in such space, but in no event more frequently than monthly or more than 5 times in the aggregate (plus a disbursement for any retainages required hereunder) with respect to the Initial Tenant Work performed in each such space.
          (B) Prior to the payment of any installment, Tenant shall deliver to Landlord a request for disbursement which shall be accompanied by (x) paid invoices for the Initial Tenant Work performed or incurred since the last disbursement of the Landlord’s Contribution, (y) a certificate signed by Tenant’s architect and an officer of Tenant certifying that the Initial Tenant Work and services represented by the aforesaid invoices have been satisfactorily completed in accordance with the plans and specifications therefor approved by Landlord, and (z) partial lien waivers by architects, contractors, subcontractors and all materialmen for all work and services which were the subject of previous disbursements from Landlord’s Contribution. Landlord shall be permitted to retain from the portion of each disbursement required to be paid from Landlord’s Contribution an amount equal to 10% of such portion of the amount requested to be disbursed by Tenant (except for the final payment to be made to any contractor who shall have delivered a final lien waiver, with respect to which Landlord shall not retain such 10% portion). The aggregate amount of the retainages shall be paid by Landlord to Tenant upon the completion of all Initial Tenant Work and upon receipt from Tenant of (1) a certificate signed by Tenant’s architect and an officer of Tenant certifying that all Initial Tenant Work has been satisfactorily completed in accordance with the plans and specifications therefor approved by Landlord, (2) all Building Department sign-offs and inspection certificates and any permits required to be issued by the Building Department or any other governmental entities having jurisdiction thereover, and (3) a general release from all contractors and subcontractors performing initial Tenant Work releasing Landlord and Tenant from all liability for any Initial Tenant Work. Notwithstanding the foregoing, if at the time of disbursement of the remainder of Landlord’s Contribution, Tenant has a dispute with one or more contractors, subcontractors or material suppliers, then Landlord shall disburse the unpaid portion of Landlord’s Contribution to the extent of the final lien waivers actually received less 25% of the amount remaining due to the contractors, subcontractors or material suppliers from which such final lien waivers were not received (Landlord also retaining the amount so remaining due), and shall disburse from the remainder thereof the amount finally determined to be due when the dispute(s) with the contractors, subcontractors and/or material suppliers have been resolved and final lien waivers are actually received from such party or parties. Each installment of Landlord’s Contribution shall be made to Tenant within 30 days next following the delivery to Landlord of the documentation described above (the “Documentation”), provided that the Documentation is submitted to Landlord on or before the 10th day of a month, and in the event the Documentation is submitted at any time after the 10th day of any given month, Landlord’s payment shall be made on or before the end of the month following the month in which Tenant submits the Documentation.
          (C) Tenant is not then in default in the payment of Rent and no other Event of Default shall have occurred and be continuing.
     (b) “Initial Tenant Work” means the installation of fixtures, improvements and appurtenances attached to or built into the Premises as part of Tenant’s initial Alterations performed to ready the Premises for Tenant’s initial occupancy thereof and shall not include movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property.
     (c) The right to receive reimbursement for the cost of Initial Tenant Work as set forth in this Section 8.03 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.
     8.04. Landlord Performance of Initial Tenant Work. Tenant shall give Landlord the right to elect to bid, or cause Landlord’s designated contractor to bid, for the performance of the Alterations to ready the Premises for Tenant’s initial occupancy, on a competitive basis and on the same terms as any other contractor from whom Tenant requests bids for the performance of such Alterations; provided, that Tenant shall have no obligation to accept Landlord’s bid or the bid of Landlord’s designated contractor even if such bids are the lowest received by Tenant.
     8.05. Landlord’s Base Building Work. Subject to applicable Laws, Landlord, at Landlord’s expense, shall perform or cause to be performed the work described on Exhibit J annexed hereto and made a part hereof (“Landlord’s Base Building Work”). Landlord undertakes to promptly apply for and diligently seek to obtain all governmental approvals, including, without limitation, approvals of the Landmarks Preservation Commission, required for the performance of the Landlord’s Base Building Work and, after obtaining such approvals, to promptly commence and diligently prosecute Landlord’s Base Building Work to completion. Landlord shall exercise such diligent efforts to complete the respective aspects of Landlord’s Base Building Work by the respective dates set forth on Exhibit J, subject to Force Majeure, but the failure to complete any aspect of Landlord’s Base Building Work by the applicable date set forth on Exhibit J shall not give Tenant a right to any abatement, credit, deduction or offset against the Rent payable pursuant to this Lease, or to the imposition of any penalties against Landlord, and Tenant’s sole remedy for Landlord’s failure to complete any aspect of Landlord’s Base Building Work shall be to bring an action against Landlord for specific performance of such work. With respect to the Landlord’s Base Building Work to the facade of the Building as described on Exhibit J, (a) Landlord shall, to the extent practicable and permitted by applicable Law, give priority to the facade adjacent to those floors of the Building comprising the Premises, (b) with respect to any windows removed from a particular office in the Premises, Landlord shall replace such windows within forty-eight (48) hours after removal, subject to Force Majeure and (c) Landlord shall perform the facade work in a limited number of offices within the Premises at any one time. With respect to the Landlord’s Base Building Work to renovate the interior of the elevator cabs serving the Premises as described on Exhibit J, Landlord agrees that not more that one elevator at a time shall be taken out of service for the purpose of performing such work. All Landlord’s Base Building Work shall be of a design, and comprised of materials, determined by Landlord in its sole and absolute discretion.
ARTICLE 9.
MISCELLANEOUS PROVISIONS
     9.01. Notice. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease shall be in writing and shall be deemed to have been given one Business Day after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, and addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease or to such other place as the party to be notified may from time to time designate by at least 5 days’ notice to the notifying party (and (a), in the case of each notice to Landlord, to the attention of Mr. Aby Rosen with copies to (i) Landlord’s address specified in the first paragraph of this

Lease, Attention: General Counsel, and (ii) Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention: Robert J. Sorin, Esq. and (b), in the case of each notice to Tenant, to the attention of Office Manager with copies to (i) Tenant’s address specified in the first paragraph of this Lease as Tenant’s address prior to the commencement of the Term, Attention: Mr. Michael Huaco, and (ii) Proskauer Rose LLP, 1585 Broadway, New York, NY 10036, Attention: Lawrence J. Lipson, Esq.). Notices from either party may be given by their respective attorney.
     9.02. Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in the Tenant Manual, as the same may be reasonably modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; provided, that Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.
     9.03. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.
     9.04. Certain Definitions. (a) “Landlord” means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord’s interest under this Lease.
     (b) “Landlord shall have no liability to Tenant” or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent (except as expressly set forth in Section 9.24 hereof), or to be relieved in any manner or any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

     9.05. Quiet Enjoyment. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages, provided that this Lease is in full force and effect.
     9.06. Limitation of Landlord’s Personal Liability. Tenant shall look solely to Landlord’s interest (or the sales proceeds thereof, but not insurance or condemnation proceeds) in the Project for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.
     9.07. Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant’s failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant’s right to bring such claim in a separate proceeding under applicable law.
     9.08. Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Operating Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.
     9.09. Certain Remedies. If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction or declaratory judgment, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent unless Landlord is found by final non-appealable judgment in such action to have withheld its consent maliciously or in bad faith, in which event Tenant shall be entitled to sue for damages. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration except as expressly provided for in Section 9.22 below.
     9.10. No Offer. The submission by Landlord of this Lease in draft form shall be solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.
     9.11. Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.
     9.12. Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.
     9.13. Broker. Each party represents to the other that such party has dealt with no broker other than Cushman & Wakefield, Inc. (“Broker”) in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than Broker who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall enter into a separate agreement with Broker which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement. Landlord shall indemnify and hold Tenant harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of the failure of Landlord to pay any commission or other compensation due Broker in connection with this Lease pursuant to a separate written agreement between Landlord and Broker.
     9.14. Merger. Tenant acknowledges that neither Landlord, its managing agent nor Broker has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.
     9.15. Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord, Tenant’s assigns.

     9.16. Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.
     9.17. No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 9.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project.
     9.18. Landmark Notification. Tenant is hereby notified that the Premises are subject to the jurisdiction of the Landmarks Preservation Commission. In accordance with sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules may not be commenced within or at the Premises without the prior written approval of the Landmarks Preservation Commission. Tenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the Premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (b) interior work to the Premises that (i) requires a permit from the Department of Buildings or (ii) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district.
     9.19. Roof Equipment. (a) Subject to Landlord’s prior approval, not to be unreasonably withheld or delayed, Tenant shall have the right, subject to and in accordance with the provisions of this Section 9.19, to use the portion of the roof of the Building substantially as shown hatched on Exhibit H to install, maintain and operate, at its sole cost and expense, communication equipment (collectively, the “Roof Equipment”). Tenant shall pay to Landlord, as Additional Charges, a fee for the use of such portion of the roof of the Building at the rate charged by Landlord therefor from time to time, which rate shall be commercially reasonable for similarly situated first class commercial buildings located in midtown Manhattan. Tenant shall furnish detailed plans and specifications for the Roof Equipment (or any modification thereof) to Landlord for its approval. Tenant’s use of the rooftop of the Building shall be a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person for any use including installation of other communication equipment provided that the same does not materially and adversely affect Tenant’s use of the Roof Equipment. Tenant shall use its reasonable efforts to insure that its use of the rooftop does not impair such other person’s data transmission and reception via its respective communication equipment. If Tenant’s construction, installation, maintenance, repair, operation or use of the Roof Equipment shall interfere with the rights of Landlord (including, without limitation, Landlord’s right to use the remainder of the roof) or other tenants in the Building, Tenant shall reasonably cooperate with Landlord or such other tenants in eliminating such interference; provided, however, the cost of remedying such interference shall be borne by the party which is suffering such interference, unless such party was using the affected equipment prior to the use of the Roof Equipment by Tenant, in which case the cost of remedying such interference shall be borne by Tenant; and provided, further that such remedy shall not materially and adversely affect Tenant’s use of the Roof Equipment. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins construction and installation of the Roof Equipment, such supplementary insurance with respect to the Roof Equipment as Landlord may reasonably require. Tenant shall pay any additional or increased insurance premiums incurred by Landlord with respect to the Roof Equipment.
     (b) In connection with the installation, maintenance and operation of the Roof Equipment, Tenant, at Tenant’s sole cost and expense, shall comply with all Laws, including, without limitation, any requirement to install screening surrounding such installations, and shall procure, maintain and pay for all permits required therefor, and Landlord makes no warranties whatsoever as to the permissibility of Roof Equipment under applicable Laws or the suitability of the roof of the Building for the installation thereof. If Landlord’s structural engineer deems it advisable that there be structural reinforcement of the roof in connection with the installation of the Roof Equipment Landlord shall perform same at Tenants’ cost and expense and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Roof Equipment shall be subject to the provisions of Section 4.01 applicable to Alterations. For the purpose of installing, servicing or repairing the Roof Equipment, Tenant shall have access to the rooftop of the Building at reasonable times upon reasonable notice to Landlord and Landlord shall have the right to require, as a condition to such access, that Tenant (or its employee, contractor or other representative) at all times be accompanied by a representative of Landlord. Unless the electricity consumed by the Roof Equipment is included on Tenant’s submeters, Landlord shall reasonably estimate the electricity consumed by the Roof Equipment and Tenant shall pay to Landlord on the first day of each month the amount so determined by Landlord.
     (c) Tenant, at its sole cost and expense, shall promptly repair any and all damage to the rooftop or to any other part of the Building caused by the installation, maintenance, repair, operation or removal of the Roof Equipment. Tenant shall be responsible for all costs and expenses for repairs and maintenance of the roof which result from Tenants use of the roof for the construction, installation, maintenance, repair, operation and use of the Roof Equipment. All installations made by Tenant on the rooftop or in any other part of the Building pursuant to the provisions of this Section 9.19 shall be at the sole risk of Tenant, and neither Landlord, nor any agent or employee of Landlord, shall be responsible or liable for any injury or damage to, or arising out of, the

Roof Equipment. Tenant’s indemnity under Section 6.12 shall apply with respect to the installation, maintenance, operation, repair, presence or removal of the Roof Equipment.
     (d) Upon the expiration of the Term, the Roof Equipment shall be removed by Tenant at its sole cost and expense, and Tenant shall repair any damage to and restore the rooftop or any other portions of the Building to their condition existing immediately prior to Tenant’s installation of the Roof Equipment.
     (e) Notwithstanding anything to the contrary contained in this Section 9.19, Landlord shall have the right, at Landlord’s sole cost and expense (which cost and expense shall not constitute an Operating Expense), to relocate the Roof Equipment to another location on the roof of the Building, provided that Landlord does not, except on a temporary basis, unreasonably interfere with Tenant’s use of the Roof Equipment or materially adversely affect the receipt of and/or transmittal of microwaves or other similar signals, and Tenant shall cooperate in all reasonable respects with Landlord in any such relocation; provided that if such reallocation is done pursuant to any Law, the cost thereof shall be borne by Tenant.
     (f) The rights granted in this Section 9.19 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable but shall inure to and benefit Tenant and its permitted successors and assigns. Tenant shall use the Roof Equipment solely in connection with activities permitted under Section 1.04. Tenant shall not sell any services arising out of the use of the Roof Equipment (A) to any other tenant or occupant of the Building (other than subtenants of Tenant) or (B) to the general public.
     (g) If at the time Tenant submits Tenant’s plans and specifications for the Roof Equipment to Landlord, Tenant specifically requests in writing that Landlord identify any aspects of such Roof Equipment or the installation thereof which could revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then, at the time Landlord responds to such plans and specifications, Landlord shall so identify such aspects to Tenant. If the installation of the Roof Equipment or act or omission relating thereto should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result of such impairment or limitation, except to the extent that (i) Tenant made the request of Landlord at the time and in the manner set forth in the first sentence of this Section 9.19(g), (ii) such revocation, negation, impairment or limitation occurred by reason of a condition depicted on Tenant’s plans and specifications and (iii) Landlord failed to notify Tenant that such condition could revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord.
     9.20. Signage. (a) Provided and for so long as the Named Tenant, any Affiliate of the Named Tenant and/or any Named Tenant Permitted Assignee, and any Desk Space User permitted pursuant to Section 5.01(d) hereof, is in actual occupancy of at least six (6) full floors within the Building and no Event of Default has occurred and is continuing, the Named Tenant or such Named Tenant Permitted Assignee, as the case may be, may install and maintain a sign containing the corporate name and/or logo of the Named Tenant (or, subject to Landlord’s consent not to be unreasonably withheld provided the corporate name and/or logo of such Named Tenant Permitted Assignee shall conform with the first-class nature and landmark status of the Building, the corporate name and/or logo of such named Tenant Permitted Assignee) within the portion of the plaza of the Building substantially shown as hatched on Exhibit I. The layout, design, size, dimension, materials and exact location of the sign shall be subject to Landlord’s prior written consent, not to be unreasonably withheld provided the same shall conform with the first-class nature and landmark status of the Building. In addition, the signage rights granted to Tenant pursuant to this Section 9.20 shall be subject to Tenant’s compliance with all applicable Laws and Tenant’s obtaining the consent or approval from any governmental authority which may be required, including, without limitation, the consent and approval of the Landmarks Preservation Commission; provided, that if Tenant requests that Landlord obtain such consents or approvals, Landlord shall obtain such consents or approvals, at Tenant’s sole Cost and expense, and Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord within 20 days after Landlord’s demand therefor; and provided, further, that Landlord shall have no liability to Tenant for any failure of Landlord to timely obtain such consents or approvals. Once approved by Landlord, Tenant shall not change the layout, design, size, dimension, materials and exact location of the sign without Landlord’s consent, not to be unreasonably withheld provided the same shall conform with the first-class nature and landmark Status of the Building.
     (b) Tenant covenants and agrees that on the expiration or sooner termination of the Term, or if the Named Tenant, any Affiliate of the Named Tenant and/or any Named Tenant Permitted Assignee, and any Desk Space User permitted pursuant to Section 5.01(d) hereof, shall not be in actual occupancy of at least six (6) full floors within the Building, Tenant, at Tenant’s sole cost and expense, shall promptly (i) remove the sign installed or displayed by or on behalf of Tenant, (ii) repair, in a good and workmanlike manner in conformity with Laws and all applicable provisions of this Lease, all damage caused by such removal and (iii) restore the affecting portion of the plaza of the Building to the condition in which it existed prior to the installation of such sign.
     (c) The rights granted in this Section 9.20 are available only to the Named Tenant (and subject to Section 9.20(a) hereof, the Named Tenant Permitted Assignee), and are not available to, and may not be exercised by, any subtenant, assignee or other entity claiming by, through or under the Named Tenant.
     9.21. Emergency Generator. (a) To the extent permitted by Law, Tenant may, at Tenant’s sole cost and expense, install an emergency generator, together with all required controls, wiring, distribution and other ancillary equipment normally associated therewith, including a fuel tank, and risers to connect such fuel tank to

Tenant’s emergency generator, all in a location or locations in the Building to be reasonably selected by Landlord and reasonably acceptable to Tenant, Tenant shall pay to Landlord, as Additional Charges, a fee for the use of any such space in the Building at the rate charged by Landlord therefor from time to time, which rate shall be commercially reasonable for similarly situated first class commercial buildings located in midtown Manhattan. Tenant may replace or modify such equipment (and modify Tenant’s electrical distribution system connected to such generator) from time to time during the Term, subject to the provisions of this Lease.
     (b) Any work to install the emergency generator and its related controls, wiring, distribution and other equipment shall be done as an Alteration. Any installation, maintenance, repair and replacement of such equipment shall be done at Tenant’s expense, and Landlord shall have no liability in respect thereof. No installation on a Building setback may be closer than 5 feet to the parapet wall, and any installation shall provide for adequate drainage and decking and be done in a manner to provide that such equipment shall not cause unreasonable noise, unreasonable vibration or other unreasonable interference with any other occupants of the Building or the operation of the Building. Any reinforcement of the setback area or other reasonable requirements of Landlord’s structural engineer required as a result of Tenant’s installation shall be performed by Landlord at Tenant’s reasonable expense. Landlord may at all times use the area in which the emergency generator is located in connection with any cleaning, maintenance, repair or operation of the Building, and Landlord shall have no liability to Tenant by reason thereof. Subject to Section 7.03, Tenant shall be responsible for all damage to persons or property which results from Tenant’s use of the emergency generator, except to the extent caused by the negligence or willful misconduct of any Indemnified Party. Landlord makes no warranty to Tenant as to the permissibility under Laws of using the area designated for the emergency generator for any purpose permitted under this Lease or as to the suitability of such area for any such purpose. Tenant shall comply with all Laws applicable to the equipment so installed and Tenant’s use thereof Tenant shall secure and keep in full force and effect, from and after the time Tenant begins installation of such equipment, such supplementary insurance with respect to such equipment as Landlord may reasonably require, provided that the same shall not be in excess of that which would customarily be required from time to time by landlords of buildings of similar class and character in New York City with respect to similar installations.
     (c) Landlord shall give Tenant reasonable access to the emergency generator so as to permit Tenant to install, operate, maintain, repair and replace same and to connect it to the Premises; provided, that, in any such case, Tenant shall be accompanied by a representative of Landlord who shall be made available to Tenant at reasonable times upon reasonable advance notice from Tenant, Landlord may at any time and from time to time during the Term (but only after such prior notice, if any, as is reasonable under the circumstances) at Tenant’s reasonable expense, temporarily disconnect and remove Tenant’s emergency generator if reasonably required in order to access the Building emergency generator or other emergency generators at such location, in which event, upon completion of Landlord’s work, Landlord shall, at Tenant’s reasonable expense, re-install the same in substantially its original location.
     (d) To the extent practicable in Landlord’s reasonable judgment, Tenant may, at Tenant’s sole cost and expense, in a location or locations in the Building to be reasonably selected by Landlord and reasonably acceptable to Tenant, connect Tenant’s emergency generator to the Building’s existing cooling tower fan and condenser water pump so as to be able to provide power on an emergency or overtime basis to the same. Landlord and Tenant agree to cooperate with each other in connection with the provisions of this Section 9.21(d).
     9.22. Arbitration. (a) Either party shall have the right to submit a dispute regarding the reasonableness of Landlord’s withholding of its consent, solely with respect to those matters in connection with which Landlord has expressly agreed not to unreasonably withhold its consent, to arbitration under the then prevailing rules of the AAA in accordance with the provisions of this Section 9.22.
     (b) Either party may submit such dispute to arbitration in the City of New York before a single arbitrator under the Expedited Procedures provisions of the Commercial Arbitration Rules of the AAA (presently Rules 53 through 57 and, to the extent applicable, Section 19); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 54, consisting of arbitrators who have the qualifications set forth in Section 9.22(c) below, shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the AAA by facsimile within 4 days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the second paragraph of Rule 54; (iii) the Notice of Hearing referred to in Rule 55 shall be 4 days in advance of the hearing; (iv) the hearing shall be held within 5 days after the appointment of the arbitrator; and (v) the decision and award of the arbitrator shall be final and conclusive on the parties.
     (c) The arbitrator conducting any arbitration shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. The arbitrator shall consider only the specific issues submitted to it for resolution, Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an “award” by the arbitrator within the meaning of the AAA rules and applicable law. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction. Each arbitrator shall be a qualified, disinterested and impartial person who shall have had at least 10 years experience in matters relating to the operation of Class A commercial office buildings in Manhattan. Landlord and Tenant shall each have the right to appear and be represented by counsel before said arbitrators and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate in the circumstances. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration or other action or proceeding brought under this Section 9.22 and the expenses and fees of the arbitrator selected shall be shared equally by Landlord and Tenant. Notwithstanding any contrary provisions hereof, Landlord and Tenant agree that the arbitrator shall only have the power to determine whether or not Landlord had the right to grant or deny its consent to the Alterations, sublease or assignment in question, and shall not have the right or discretion to award damages, costs, attorney’s fees or interest.
     9.23. Affirmative Waivers. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises. Tenant hereby waives any right of redemption or similar right that it may have with respect to this Lease after the termination hereof.
     9.24. Conditional Abatement. If after Tenant takes occupancy of the Premises for the conduct of business, Tenant is prevented from using, and does not use, the Premises or any substantial portion thereof, for ten (10) consecutive Business Days (the “Eligibility Period”) as a result Landlord’s default in its obligations to perform any repair, maintenance or alteration, or provide any service, which Landlord is expressly required to perform or provide pursuant to the terms of this Lease, then Tenant, as its sole and exclusive remedy, shall be entitled to an abatement of the Fixed Rent payable with respect to the period (including the Eligibility Period) that Tenant is so prevented from using, and does not use, the Premises or such substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is so prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, Tenant shall not be entitled to any such abatement of Fixed Rent to the extent that Tenant receives insurance proceeds for the payment of such Fixed Rent (or would have received such insurance proceeds had Tenant maintained the insurance required to be maintained by Tenant pursuant to the terms of this Lease).
ARTICLE 10.
RENEWAL RIGHT
     10.01. Renewal Right. (a) As used herein:
     “Renewable Portion” shall mean a portion (i.e., less than all) of the Premises as constituted on (i) the date of the First Renewal Notice, with respect to the

First Renewal Term, and (ii) the date of the Second Renewal Notice, with respect to the Second Renewal Term, consisting solely of a Base Block (as hereinafter defined).
     “First Renewal Premises” shall mean either (i) the entire Premises as of the date of the First Renewal Notice, if Tenant exercises (or is deemed to have exercised) the First Renewal Option as to the entire Premises, or (ii) the Renewable Portion described and delineated in the First Renewal Notice, if Tenant exercises the First Renewal Option as to a Renewable Portion (as opposed to the entire Premises).
     “Second Renewal Premises” shall mean either (i) the entire Premises as of the date of the Second Renewal Notice, if Tenant exercises (or is deemed to have exercised) the Second Renewal Option as to the entire Premises, or (ii) the Renewable Portion described and delineated in the Second Renewal Notice, if Tenant exercises the Second Renewal Option as to a Renewable Portion (as opposed to the entire Premises).
     “Premises Floor” shall mean each floor in the Building on which any part of the Premises is located; such floors, as of the Commencement Date, being the 15th, 16th and 17th floors of the Building.
     “Full Premises Floor” shall mean any Premises Floor the entire rentable area of which is within the Premises.
     “Base Block” shall mean all or more than 50% of the rentable area of the Premises as of the date of the First Renewal Notice or Second Renewal Notice, as the case may be, consisting of either (x) one or more vertically contiguous Full Premises Floors, the highest of which is the highest Full Premises Floor of the Building on which any portion of the Premises is located, or (y) one or more vertically contiguous Full Premises Floors, the lowest of which is the lowest Full Premises Floor of the Building on which any portion of the Premises is located; thus, by way of example only, if, at any given point in time, the Premises consists of the entire rentable area of the 15th, 16th and 17th floors of the Building, and no other space in the Building, then the Base Block at such given point in time could consist of any combination of at least two of such floors, other than the 15th and 17th floors.
     (b) Tenant shall have the option (herein called the “First Renewal Option”) to extend the term of this lease as to the entire Premises as the same is constituted as of the date of the First Renewal Notice or any Renewable Portion thereof for a five (5) year period (the “First Renewal Term”) which shall commence on the date immediately succeeding the Expiration Date of the initial Term and ending on the 5th anniversary of the Expiration Date of the initial Term (the “First Renewal Expiration Date”); provided, that on the date Tenant exercises the First Renewal Option and at the commencement of the First Renewal Term (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing and (iii) Tenant and/or any Affiliate of Tenant, and any Desk Space User permitted pursuant to Section 5.01(d) hereof, shall occupy the at least 50% or more of the entire Premises. The First Renewal Option shall be exercisable only with respect to the entire Premises or any Renewable Portion thereof and only by Tenant giving Landlord written notice of such exercise (herein called the “First Renewal Notice”) which notice shall (x) indicate whether Tenant is exercising the First Renewal Option as to the entire Premises or a Renewable Portion thereof, and, in the latter case, shall describe and delineate the Renewable Portion and (y) be given by Tenant not later than the date which is twelve (12) months prior to the Expiration Date (time being of the essence with respect to Tenant’s giving of the First Renewal Notice). If Tenant timely delivers a First Renewal Notice which delineates, and exercises the First Renewal Option with respect to, a portion of the Premises which is not a Renewable Portion, then Landlord shall promptly notify Tenant of such fact, and Tenant shall have five (5) Business Days (time being of the essence) following notice from Landlord of such fact in which to revise Tenant’s First Renewal Notice to delineate a Renewal Portion of the Premises which Tenant intends to be subject to the First Renewal Option. If Tenant fails to timely so revise the First Renewal Notice, or timely revises the First Renewal Notice but does not exercise the First Renewal Option with respect to a portion of the Premises which is a Renewable Portion, Tenant shall conclusively be deemed to have exercised the First Renewal Option as to the entire Premises. If Tenant timely delivers the First Renewal Notice but fails to indicate whether Tenant is exercising the First Renewal Option with respect to the entire Premises or a Renewable Portion, then Landlord shall not be obligated to send Tenant notice of such fact, and Tenant shall be deemed to have exercised the First Renewal Option as to the entire Premises.
     (c) Tenant shall have the option (herein called the “Second Renewal Option”) to extend the term of this lease as to the entire Premises as the same is constituted as of the date of the Second Renewal Notice or any Renewable Portion thereof for an additional five (5) year period (the “Second Renewal Term”) which shall commence on the date immediately succeeding the First Renewal Expiration Date and ending on the 5th anniversary of the First Renewal Expiration Date (the “Second Renewal Expiration Date”); provided that Tenant shall have previously exercised the First Renewal Option, and, as of the date that Tenant gives Landlord the Second Renewal Notice (as hereinafter defined) and as of the First Renewal Expiration Date, (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing and (iii) Tenant and/or any Affiliate of Tenant, and any Desk Space User permitted pursuant to Section 5.01(d) hereof, shall occupy at least 50% or more of the entire First Renewal Premises. The Second Renewal Option shall be exercisable only with respect to the entire First Renewal Premises or any Renewable Portion thereof and only by Tenant giving Landlord written notice of such exercise (herein called the “Second Renewal Notice”), which notice shall (x) indicate whether Tenant is exercising the Second Renewal Option as to the entire Premises or a Renewable Portion thereof, and, in the latter case, shall describe and delineate the Renewable Portion and (y) be given by Tenant not later than the date which is twelve (12) months prior to the First Renewal Expiration Date (time being of the essence with respect to Tenant’s giving of the Second Renewal Notice). If Tenant timely delivers a Second Renewal Notice which delineates, and exercises the Second Renewal Option with respect to, a portion of the Premises which is not a Renewable Portion, then

Landlord shall promptly notify Tenant of such fact, and Tenant shall have five (5) Business Days (time being of the essence) following notice from Landlord of such fact in which to revise Tenant’s Second Renewal Notice to delineate a Renewal Portion of the Premises which Tenant intends to be subject to the Second Renewal Option, if Tenant fails to timely so revise the Second Renewal Notice, or timely revises the Second Renewal Notice but does not exercise the Second Renewal Option with respect to a portion of the Premises which is a Renewable Portion, Tenant shall conclusively be deemed to have exercised the Second Renewal Option as to the entire Premises. If Tenant timely delivers the Second Renewal Notice but fails to indicate whether Tenant is exercising the Second Renewal Option with respect to the entire Premises or a Renewable Portion, then Landlord shall not be obligated to send Tenant notice of such fact, and Tenant shall be deemed to have exercised the Second Renewal Option as to the entire Premises.
     (d) The First Renewal Option and Second Renewal Option are sometimes referred to individually as a “Renewal Option” and collectively as the “Renewal Options”; the First Renewal Term and Second Renewal Term are sometimes referred to individually as a “Renewal Term” and collectively as the “Renewal Terms”; the First Renewal Premises and the Second Renewal Premises are sometimes referred to individually and collectively as “Renewal Premises”.
     (e) In the event that any Refusal Space or Offer Space shall become a part of the Premises pursuant to this Lease, the provisions of Sections 1.06 and 1.07 respectively, shall govern Tenant’s right, if any, to extend the term of this Lease with respect to such Refusal Space or Offer Space, as the case may be, and not this Article 10. Any such Refusal Space or Offer Space shall not be considered part of the Premises for purposes of determining the Renewable Portion, but the Expansion Space shall be so considered if the Expansion Space has become a part of the Premises pursuant to this Lease.
     (f) Notwithstanding the provisions of Sections 10.01(b) and (c) above, Tenant shall have the right to deliver a notice exercising the First Renewal Term or Second Renewal Term, as the case may be, which complies in all respects with the provisions of Sections 10.01(b) or (c), as the case may be, except that such notice need not describe and delineate the applicable Renewable Portion (any such Renewal Notice delivered without such description or delineation being a “Partial Renewal Notice); provided that (i) any Partial Renewal Notice is given at least eighteen (18) months prior to the applicable Renewal Term and states in bold capitalized lettering that such notice is a PARTIAL RENEWAL NOTICE and (ii) such Partial Renewal Notice is given in connection with Tenant’s exercise of its Refusal Space Option pursuant to Section 1.06(b)(ii) or its Offer Space Option pursuant to Section 1.07(b)(ii) or in connection with an event which would give rise to Landlord’s options set forth in Section 5.02 hereof with respect to any proposed Assignment or Subletting. Any Partial Renewal Notice properly and timely given shall be an irrevocable exercise of the Renewal Option in question. If Tenant shall give a Partial Renewal Notice with respect to any Renewal Option, then

Tenant shall nevertheless be required to give a First Renewal Notice or Second Renewal Notice, as the case may be, in accordance with Sections 10.01(b) or (c), as the case may be, which, among other things, describes and delineates the applicable Renewable Portion, and if Tenant fails to so give a First Renewal Notice or Second Renewal Notice, then Tenant shall (A) in the case of the First Renewal Term, be deemed to have exercised the-First Renewal Option with respect to the entire Premises and (B) in the of the Second Renewal Term, be deemed to have exercised the Second Renewal Option with respect to the entire First Renewal Premises.
     10.02. Renewal Rent and Other Terms. (a) Each Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) the Fixed Rent shall be as determined pursuant to the further provisions of this Section 10.02; (ii) Tenant shall accept the Premises in its “as is” condition at the commencement of each Renewal Term, and Landlord shall not be required to perform Landlord’s Initial Work or any other work, pay the Landlord’s Contribution or any other amount or render any services to make the Premises ready for Tenant’s use and occupancy or provide any abatement of Fixed Rent or Additional Charges, in each case with respect to each Renewal Term; (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Second Renewal Term; (iv) the Base Tax Amount shall be the Taxes for the Tax Year ending immediately before the commencement of the applicable Renewal Term and the Base Operating Year shall be the Operating Year ending immediately before the commencement of the applicable Renewal Term; and (v) if the Renewal Premises shall consist of less than the entire Premises (as of the date of each of the First Renewal Notice and the Second Renewal Notice), then Tenant’s Share shall be four and four tenths percent (4.4%) times the number of floors comprising the Renewal Premises.
     (b) The annual Fixed Rent for the Premises for each Renewal Term shall be the fixed annual rent that a willing lessee would pay and a willing lessor would accept for a long term lease of the Premises, taking into account all relevant factors (the “Fair Market Rent”).
     (c) If Tenant timely exercises a Renewal Option, Landlord shall notify Tenant (the “Rent Notice”) at least 90 days before the last day of the then expiring Term of Landlord’s determination of the Fair Market Rent (“Landlord’s Determination”). Within 20 days after Tenant’s receipt of the Rent Notice, Tenant shall notify Landlord (“Tenant’s Notice”), whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rent. If Tenant fails to give Tenant’s Notice within such 20 day period, Tenant shall be deemed to have accepted Landlord’s Determination.
     (d) If Tenant disputes Landlord’s Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of a Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for such Renewal Term, an amount equal to Landlord’s Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of such Renewal Term were (i) less than the Rental Value payable for such Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within 10 days after demand therefor, or (ii) greater than the Rental Value payable for such Renewal Term, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Charges payable by Tenant.
     (e) If Tenant timely disputes Landlord’s Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within the 20 day period (the “Dispute Period”) after the giving of Tenant’s Notice, then the Fair Market Rent shall be determined by appraisal as follows.
          (i) Within twenty (20) days following the Dispute Period, each of Landlord and Tenant, by notice to the other party, shall appoint an appraiser (the two appraisers so appointed being herein collectively called the “Initial Appraisers”). If either Landlord or Tenant shall fail to timely appoint an Initial Appraiser within such 20-day period, then the party which appointed an Initial Appraiser may notify the other party of such failure (which notice shall refer specifically to this Section 10.02(e)(i)) and if, in such event, the other party does not, within a period of seven (7) days after its receipt of such notice, appoint the second Initial Appraiser, then the appointed Initial Appraiser shall independently select and appoint the second Initial Appraiser, who shall be impartial, within ten (10) days after the expiration of such 7-day period.
          (ii) Within thirty (30) days after the appointment of both Initial Appraisers, (A) Landlord shall submit to each of the Initial Appraisers, in a sealed envelope, a written statement setting forth Landlord’s good-faith determination of the Fair Market Rent for the applicable Renewal Term (such sealed written determination of Landlord being herein called “Landlord’s Fair Market Determination”), and (B) Tenant shall submit to each of the Initial Appraisers, in a sealed envelope, a written statement setting forth Tenant’s good-faith determination of the Fair Market Rent for the applicable Renewal Term (such sealed written determination of Tenant being herein called “Tenant’s Fair Market Determination”) (Landlord’s Fair Market Determination and Tenant’s Fair Market Determination are herein collectively called the “Fair Market Determinations”). Neither of the Fair Market Determinations shall be opened except as and when hereinafter expressly provided. If either Landlord or Tenant shall fail to submit its Fair Market Determination in accordance with the provisions of this Section 10.02(e)(ii), then the party which made a Fair Market Determination may notify the other party of such failure (which notice shall refer specifically to this Section 10.02(e)(ii), and if, in such event, the other party does not, within a period of seven (7) days after its receipt of such notice, submit its Fair Market Determination, then the only Fair Market Determination which was made in accordance with this Section 10.02(e)(ii) shall promptly thereafter be opened by the Initial Appraisers, and the Fair Market Rent at issue shall be such Fair Market Determination, which Fair Market Determination shall be conclusive and binding upon both Landlord and Tenant.

          (iii) If both Landlord and Tenant submit their respective Fair Market Determinations in accordance with the provisions of Section 10.02(e)(ii) above, then the Initial Appraisers shall arrange a meeting (herein called the “Initial Appraiser Meeting”) to be held at the Building office (or at such other place as is mutually agreeable to the Initial Appraisers and located in the Borough of Manhattan) during Business Hours within fifteen (15) days after the receipt by both Initial Appraisers of each of the Fair Market Determinations for the purpose of opening the Fair Market Determinations. Landlord and Tenant shall have not less than fifteen (15) days notice of the date, time and location of the Initial Appraiser Meeting and shall have the right to have its representatives present thereat. At the Initial Appraiser Meeting, (A) the Fair Market Determinations shall be opened by each of the initial Appraisers and copies thereof shall be distributed to Landlord and Tenant, and (B) thereafter, each of Landlord and Tenant may submit to the Initial Appraisers such written evidence in support of its Fair Market Determination as it deems appropriate.
          (iv) Within twenty (20) days after the Initial Appraiser Meeting, each of the Initial Appraisers shall independently select the Fair Market Determination (as between Landlord’s Fair Market Determination and Tenant’s Fair Market Determination which, in his opinion, more accurately reflects the Fair Market Rent at issue, and shall notify Landlord, Tenant and the other Initial Appraiser of such selection in writing. If the two Initial Appraisers concur an such selection, then the Fair Market Rent at issue shall be as set forth in the selected Fair Market Determination, which Fair Market Determination shall be conclusive and binding upon both Landlord and Tenant.
          (v) If the Initial Appraisers do not concur in such selection, then the two Initial Appraisers, within ten (10) days after the end of such 20-day period, shall jointly appoint a mutually agreeable third appraiser who shall be impartial (herein called the “Third Appraiser”). If the Initial Appraisers fail to agree upon and appoint the Third Appraiser within such 10-day period, then either Landlord or Tenant may request that the AAA appoint the Third Appraiser within twenty (20) days after such request, and both parties shall be bound by any appointment so made within such 20-day period. If the Third Appraiser shall not have been appointed within such 20-day period, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment.
          (vi) The Third Appraiser shall subscribe and swear to an oath to fairly and impartially select the Fair Market Determination which, in his opinion, more accurately reflects the Fair Market Rent at issue. The Third Appraiser shall conduct such hearings as he deems appropriate (or such hearings as either Landlord or Tenant shall request). Within twenty (20) days after the Third Appraiser has been appointed, the Third Appraiser shall select the Fair Market Determination (i.e., either Landlord’s Fair Market Determination or Tenant’s Fair Market Determination) which, in his opinion, more accurately reflects the Fair Market Rent at issue, and shall notify Landlord. Tenant and each of the Initial Appraisers of such selection in writing. The Fair Market Rent shall be as set forth in the Fair Market Determination selected by the Third Appraiser, which Fair Market Determination shall be conclusive and binding upon both Landlord and Tenant.
          (vii) In connection with any appraisal conducted pursuant to this Section 10.02(e), Landlord, if required pursuant to the terms of any mortgage affecting portion of Landlord’s interest in any portion of the Building, may serve a copy of such notice on the holder of each mortgage, and allow such mortgagee the right to participate in such appraisal. Such right of participation shall include, without limitation, (A) the right to be represented by counsel, (B) submit evidence and (C) argument, but all submissions, designations, elections and other actions shall be made or taken by Landlord.
          (viii) The fees and expenses of any such appraisal shall be borne by the parties equally, but each party shall bear the expense of the Initial Appraiser appointed by it and its attorneys and experts as well as any expenses of presenting its own proof.
          (ix) Landlord and Tenant shall each have the right to submit such data and memoranda to each of the appraisers in support of their respective positions as they may deem necessary or appropriate.
          (x) Each appraiser shall be a real estate broker having at least ten (10) years’ experience in leasing or valuation of properties which are similar in character to the Building
          (xi) It is expressly understood, and each appraiser shall acknowledge and agree, that any determination of the Fair Market Rent for any Renewal Term shall be based solely on the definition thereof as set forth in Section 10.02(b) such data and memoranda submitted pursuant to Section 10.02(e)(ix). The appraisers shall not have the power to add to, modify or change any such definitions or any other provisions of this lease, and the jurisdiction of the appraisers is accordingly limited.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:	390 PARK AVENUE ASSOCIATES, LLC

	By:	/s/ Aby Rosen

Name: Aby Rosen
Title:

Tenant:	THOMAS WEISEL PARTNERS GROUP LLC

	By:	/s/ Shaugn Stanley

Name: Shaugn Stanley
Title: CFO/Partner

Tenant’s Federal Tax I.D. No.: 94-3310171

THOMAS WEISEL PARTNERS GROUP, LLC
390 Park Avenue
New York, NY 10022
As of June 3, 1999
390 Park Avenue Associates, LLC
c/o RFR Holding LLC
400 Park Avenue
New York, New York 10022
          Re: 390 Park Avenue, New York, New York
Ladies and Gentlemen:
          Reference is made to that certain lease, dated as of May 5, 1999, between 390 Park Avenue Associates, LLC, as Landlord, and Thomas Weisel Partners Group LLC, as Tenant, for the 15th, 16th and 17th floors of the building located at 390 Park Avenue, New York, New York (the “Lease”). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Lease.
          By delivery of this letter to Landlord, Tenant hereby exercises the Expansion Option as of the date hereof pursuant to Section 1.05 of the Lease, and this letter shall constitute the Expansion Notice provided for in Section 1.05(a) of the Lease.
          Notwithstanding anything to the contrary contained in the Lease, (i) the ES Inclusion Date shall be deemed to be the date hereof (i.e., June 3, 1999), (ii) prior to the Expansion Space Delivery Date (as defined below), Landlord shall have no obligation to perform any Landlord’s Initial Work or any other work to the Expansion Space and Tenant shall accept the Expansion Space in its “as is” condition on the date hereof, (iii) the Expansion Space shall become part of the Premises as of the date hereof with the same force and effect as if such date were the ES Inclusion Date originally provided for in the Lease, (iv) except as the same may be extended as provided below, the Expansion Space Rent Commencement Date shall be February 3, 2000 and (v) the provisions of Section 1.05(d) of the Lease are hereby deemed to be null and void and of no further force and effect.
          Tenant shall have the right, exercisable by Tenant giving Landlord ten (10) Business Day’s prior written notice thereof (the “Expansion Space Work Notice”), to elect to have Landlord perform Landlord’s Initial Work in the Expansion Space. Promptly after the later to occur of (i) the date that is ten (10) Business Days after the effectiveness of the Expansion Space Work Notice and (ii) the date on which Tenant actually delivers vacant possession of the Expansion Space to Landlord (the later of such dates being the “Expansion Space Delivery Date”), Landlord shall commence the performance of Landlord’s Initial Work in the Expansion Space. If Tenant shall properly deliver the Expansion Space Work Notice and if the Expansion Space Delivery Date shall have occurred, for each day during the period commencing on the Expansion Space Delivery Date and ending on the date on which Landlord delivers vacant possession of the Expansion Space to Tenant with Landlord’s Initial Work in the Expansion Space substantially completed within the meaning of the last sentence of Section 8.01(d) of the

Lease, (a) if the Expansion Space Rent Commencement Date shall not have theretofore occurred, the Expansion Space Rent Commencement Date shall be extended one (1) day and (b) if the Expansion Space Rent Commencement Date shall have theretofore occurred, the Fixed Rent payable with respect to the Expansion Space during such period pursuant to Section 1.05(b)(i) of the Lease shall be abated for one (1) day.
          During the period commencing on the date hereof and ending on the date on which a meter or meters and related equipment to measure Tenant’s demand (KW) and usage (KWHR) of electricity consumed in the Expansion Space have been installed and are operational, Tenant agrees to pay for its consumtion of electricity in the Expansion Space, as Additional Charges, a sum equal to $2,550.00 per month, payable on the date hereof and on the first day of each month hereafter.
          Landlord and Tenant hereby confirm that except as modified by this letter agreement, the Lease continues unmodified and in full force and effect.
          Please indicate your acceptance of and agreement to the foregoing by executing a copy of this letter agreement in the space provided below, and by returning it to Tenant.

Very truly yours,

THOMAS WEISEL PARTNERS GROUP, LLC

By:	/s/ Charles Brama

Name: Charles Brama
Title: Partner

ACCEPTED AND AGREED TO:

390 PARK AVENUE ASSOCIATES, LLC

By:

Name:
Title:

          LEASE AMENDMENT (this “Lease Amendment"'), dated as of October 1, 1999, between 390 PARK AVENUE ASSOCIATES, LLC, (“Landlord”) a Delaware limited liability company whose address is c/o RFR Holding LLC, 400 Park Avenue, New York, New York 10022 and THOMAS WEISEL PARTNERS GROUP LLC (“Tenant”) a Delaware limited liability company having an office at 390 Park Avenue, New York, New York. 10022.
WITNESSETH
          WHEREAS, Landlord and Tenant have entered into that certain lease (the “Lease”) dated as of May 5, 1999, for the 14th, 15th, 16th and 17th floors (the “Premises”) of the building located at 390 Park Avenue, New York, New York (the “Building”) all as more particularly described in the Lease.
          WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the additional leasing by Landlord and the additional hiring by Tenant of certain storage space in the basement level of the Building for use by Tenant for storage purposes.
          NOW, THEREFORE, Landlord and Tenant agree as follows:
          1. Defined Terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.
          2. Demise of Storage Space, (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the terms and conditions of the Lease, as amended hereby, a portion of the space of the basement level of the Building (the “Storage Space”) as shown hatched on the plan attached hereto as Exhibit A. for a term commencing on the date hereof (the “Storage Space Commencement Date”) and ending, unless sooner terminated as herein provided, on the Expiration Date.
               (b) Tenant shall accept the Storage Space in its “as is” condition on the Storage Space Commencement Date and Landlord shall not be required to perform any work, pay any amount, install any fixtures or equipment or render any services to make the Storage Space ready or suitable for Tenant’s use or occupancy thereof.
          3. Use. The Storage Space shall be used and occupied by Tenant (and its permitted subtenants and occupants) solely for storage purposes ancillary and incidental to its permitted use and occupancy of the Premises and/or as a battery room for Tenant’s emergency generator and for no other purpose. Throughout the term of the Lease, Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of (except for such handling, use or storage as is customary and reasonably necessary for first-class office use in comparable buildings located in midtown Manhattan) in, on or about the Storage Space, the Premises or the Building any of the following materials (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Storage Space, the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Tenant shall protect, defend, indemnify and hold each and all of Landlord and the other parties indemnified under Section 6.12(b) of the Lease harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Storage Space or the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of the Lease, as amended hereby), or by reason of any failure of Tenant to keep, observe, or perform any provision of this Section 3.
          4. Rent. The Fixed Rent payable under the Lease shall be increased as follows: (a) for the period commencing on the Storage Space Commencement Date and ending on the day immediately preceding the 1st anniversary of the Base Space Rent Commencement Date, at the annual rate of Twenty-Six Thousand One Hundred and 00/100 Dollars ($26,100.00), (b) for the period commencing on the 1st anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 2nd anniversary of the Base Space Rent Commencement Date, at the annual rate of Twenty-Six Thousand Eight Hundred Eighty-Three and 00/100 Dollars ($26,883.00), (c) for the period commencing on the 2nd anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 3rd anniversary of the Base Space Rent Commencement Date, at the annual rate of Twenty-Seven Thousand Six Hundred Eighty-Nine and 49/100 Dollars ($27,689.49), (d) for the period commencing on the 3rd anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 4th anniversary of the Base Space Rent Commencement Date, at the annual rate of Twenty-Eight Thousand Five Hundred Twenty and 17/100 Dollars ($28,520,17), (e) for the period commencing on the 4th anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 5th anniversary of the Base Space Rent Commencement Date, at the annual rate of Twenty-Nine Thousand Three Hundred Seventy-Five and 78/100 Dollars ($29,375.78), (f) for the period commencing on the 5th anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 6th anniversary of the Base Space Rent Commencement Date, at the annual rate of Thirty Thousand Two Hundred Fifty-Seven and 05/100 Dollars (530,257.05), (g) for the period commencing on the 6th anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 7th anniversary of the Base Space Rent Commencement Date, at the annual rate of Thirty-One Thousand One Hundred Sixty-Four and 76/100 Dollars ($31,164.76), (h)for the period commencing on the 7th anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 8th anniversary of the Base Space Rent Commencement Date, at the annual rate of Thirty-Two Thousand Ninety-Nine and 70/100 Dollars ($32,099.70), (i) for the period commencing on the 8th anniversary of the Base Space Rent Commencement Date and ending on the day immediately preceding the 9th anniversary of the Base Space Rent Commencement Date, at the annual rate of Thirty-Three Thousand Sixty-Two and 69/100 Dollars ($33,062.69) and (j) for the period commencing on the 9th anniversary of the Base Space Rent Commencement Date and ending on the Expiration Date of the initial Term, at the annual rate of Thirty-Four Thousand Fifty-Four and 57/100 Dollars ($34,054.57).
          5. Heating. Ventilation and Electricity. Except as otherwise provided below,

Landlord shall provide heating, ventilation and electric energy to the Storage Space without charge to Tenant. Landlord’s agreement to provide heating, ventilation and electric energy to the Storage Space without charge to Tenant is conditioned upon Tenant’s use of the Storage Space for storage purposes only and Tenant’s consumption of electric energy in the Storage Space being solely for lighting storage, and for no other use. Notwithstanding any provision of the Lease to the contrary, if Tenant shall consume electric energy in the Storage Space for any other purpose, the provisions of Section 2.07(d) of the Lease shall apply to the charge for electric energy in the Storage Space. Tenant acknowledges that the heating, ventilation and electric energy provided to the Storage Space shall be sufficient only for storage purposes and is significantly less than the services provided to the Premises. Except as provided herein, Landlord shall have no obligation to provide any Landlord Service, electricity or other service to the Storage Space.
          6. Brokerage. Each party represents to the other that such party has dealt with no broker other than Cushman & Wakefield, Inc. (“Broker”) in connection with this Lease Amendment or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than Broker who alleges that it has dealt with the indemnifying party in connection with this Lease Amendment or the Building. Landlord shall enter into a separate agreement with Broker which provides that, if this Lease Amendment is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement.
          7. No Other Modification. Except as expressly set forth in this Lease Amendment, the Lease continues and remains unmodified and in full force and effect, and the Lease as hereby modified is ratified and confirmed. All references in the Lease to “this Lease” shall hereafter be deemed to refer to the Lease as amended by this Lease Amendment.
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          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Amendment as of the day and year first written above.

Landlord:	390 PARK AVENUE ASSOCIATES, LLC

	By:	/s/Aby Rosen

Name: Aby Rosen
Title:

Tenant:	THOMAS WEISEL PARTNERS GROUP LLC

	By:	/s/ David Baylor

Name: David Baylor
Title: General Counsel

EXECUTION COPY
          THIRD LEASE AMENDMENT (this “Third Lease Amendment”), dated as of May 3, 2000, between 390 PARK AVENUE ASSOCIATES, LLC, (“Landlord”), a Delaware limited liability company whose address is c/o RFR Holding LLC, 400 Park Avenue, New York, New York 10022 and THOMAS WEISEL PARTNERS GROUP LLC (“Tenant”), a Delaware limited liability company having an office at 390 Park Avenue, New York, New York 10022.
WITNESSETH
          WHEREAS, Landlord and Tenant have entered into that certain lease, dated as of May 5, 1999, as amended by that certain Letter Agreement dated as of June 3, 1999 and that certain Lease Amendment dated as of October 1, 1999 (collectively, the ''Lease”), for the 14th, 15th, 16th and 17th floors and certain storage space in the basement level (the “Premises”) of the building located at 390 Park Avenue, New York, New York (the “Building”), all as more particularly described in the Lease.
          WHEREAS, Landlord and Tenant desire to further amend the Lease to provide for the additional leasing by Landlord and the additional hiring by Tenant of certain space on the second floor of the Building, all on the terms and conditions hereinafter set forth.
          NOW, THEREFORE, Landlord and Tenant agree as follows:
          1. Defined Terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.
          2. Demise of Second Floor Space, (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the terms and conditions set forth in the Lease, as amended hereby, the entire rentable space on the second (2nd) floor of the Building substantially as shown hatched on the plan attached hereto as Exhibit A (the “Second Floor Space”). Effective as of the Second Floor Commencement Date (as hereinafter defined), the term “Premises” as used in the Lease shall (except as set forth to the contrary herein) be deemed to include the Second Floor Space.
          (b) The demise of the Second Floor Space by Landlord and the hiring thereof by Tenant shall be on all of the terms and conditions set forth in the Lease, except that:
               (i) Term. (A) The term of the Lease with respect to the Second Floor Space (the “Second Floor Term”) shall commence on the date hereof (the “Second Floor Commencement Date”) and shall end, unless sooner terminated as provided in the Lease, on the last day of the calendar month in which occurs the fifteen (15) year, six (6) month anniversary of the day preceding the Second Floor Possession Date (such date, as the same may be extended pursuant to Section 2(b)(viii) hereof, is called the “Second Floor Expiration Date”). Promptly after the occurrence of the Second Floor Possession Date, Landlord and Tenant shall confirm the occurrence thereof, the Second Floor Rent Commencement Date and the Second Floor Expiration Date by executing an instrument reasonably satisfactory to Landlord and Tenant;

provided, that failure by Landlord or Tenant to execute such instrument shall not affect the occurrence of the Second Floor Possession Date, the Second Floor Rent Commencement Date or the Second Floor Expiration Date in accordance with the provisions of this Third Lease Amendment.
                    (B) Landlord shall endeavor to cause the Second Floor Possession Date to occur on July 1, 2000. Except as may be caused by Force Majeure or Tenant Delay, (x) if the Second Floor Possession Date shall have failed to occur on or prior to August 15, 2000, then, for each day thereafter until the earlier to occur of the Second Floor Possession Date or August 31, 2000, the Second Floor Rent Commencement Date shall be extended an additional one-half (1/2) day for each such day and (y) if the Second Floor Possession Date shall have failed to occur on or prior to August 31, 2000, then the Second Floor Rent Commencement Date shall be extended one (1) additional day for each day thereafter until the occurrence of the Second Floor Possession Date.
                    (C) Except as may be caused by Force Majeure or Tenant Delay, if the Second Floor Possession Date shall have failed to occur on or prior to December 15, 2000 (the “Second Floor Outside Date”), then Tenant shall have the one-time right, as Tenant’s sole and exclusive remedy, to terminate the leasing by Tenant of the Second Floor Space only pursuant to Section 2 of this Third Lease Amendment by written notice (a “Second Floor Termination Notice”) to Landlord given within ten (10) days following the Second Floor Outside Date. Such termination shall be effective on the date (the “Second Floor Termination Date”) that is thirty (30) days following the date of such Second Floor Termination Notice, with the same force and effect as if the Second Floor Termination Date were the Second Floor Expiration Date. If Tenant shall fail to deliver timely a Second Floor Termination Notice to Landlord within ten (10) days following the Second Floor Outside Date, then Tenant shall be deemed to have irrevocably waived any and all of its rights under this Section 2(b)(i)(C).
                    (D) Except as otherwise provided in this Section 2(b)(i), if for any reason Landlord shall be unable to deliver possession of the Second Floor Space to Tenant on any date specified herein for such delivery, Landlord shall have no liability to Tenant therefor, Tenant shall have no right or remedy against Landlord, and the validity of the Lease shall not be impaired, nor shall the Term or the Second Floor Term be extended, by reason thereof. The immediately preceding sentence of this Section 2(b)(i)(D) shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
               (ii) Fixed Rent. The Fixed Rent payable under the Lease shall be increased by an amount equal to (a) for the period commencing on the Second Floor Rent Commencement Date and ending on the day immediately preceding the 5th anniversary of the Second Floor Rent Commencement Date, Two Million Four Hundred Thirty-Seven Thousand Five Hundred and 00/100 Dollars ($2,437,500.00) per annum, (b) for the period commencing on the 5th anniversary of the Second Floor Rent Commencement Date and ending on the day immediately preceding the 10th anniversary of the Second Floor Rent Commencement Date, Two Million Six Hundred Thousand and 00/100 Dollars ($2,600,000.00) per annum, and (c) for the period commencing on the 10th anniversary of the Second Floor Rent Commencement Date and ending on the expiration date of the initial Second Floor Term, Two Million Seven Hundred Sixty Two Thousand Five Hundred and 00/100 Dollars ($2,762,500.00) per annum. The “Second Floor Rent Commencement Date” means the date occurring in the sixth (6th) month after the Second Floor Possession Date which is the same numerical date in the month as the Second Floor Possession Date or, if no same numerical date shall exist in such sixth (6th) month, the Second Floor Rent Commencement Date shall be the last day of such sixth (6th) month.
               (iii) Tenant’s Tax Share. With respect to the Second Floor Space only, ‘Tenant’s Tax Share” shall be fourteen percent (14%) and the “Base Tax Amount” shall mean the Taxes (excluding any amounts described in Section 2.04(b)(iii) of the Lease) for the Tax Year commencing on July 1, 2000.
               (iv) Tenant’s Operating Share. Tenant’s Operating Share shall be increased by fourteen percent (14%) to thirty-one and six tenths percent (31.6%).
               (v) Security. Tenant has delivered to Landlord, as additional security for the performance of Tenant’s obligations under the Lease, either (A) the sum of $2,437,500.00, in certified or official bank check, or (B) an unconditional, irrevocable letter of credit in the amount of $2,437,500.00 in a form and issued by a bank satisfactory to Landlord in Landlord’s sole and absolute discretion, to be held by Landlord in accordance with the provisions of Section 2.09 of the Lease and such sum shall be added to and deemed a part of the Security Deposit or the Letter of Credit, as applicable; provided, however, that notwithstanding anything contained in Section 2.09(c)(i) of the Lease to the contrary, Tenant shall have the right to deliver the first Security Reduction Notice with respect to the additional security delivered pursuant to this Section 2(b)(v) only (but not with respect to any other portion of the Security Deposit or Letter of Credit held by Landlord) at any time on or after the date hereof, and all of the provisions of Section 2.09(c) of the Lease shall apply mutatis mutandis with respect thereto (it being understood and agreed that Tenant shall have no right to send any Security Reduction Notice with respect to any other portion of the Security Deposit or Letter of Credit held by Landlord until after the 1st anniversary of the Base Space Rent Commencement Date as provided in Section 2.09(c)(i) of the Lease),
               (vi) Initial Improvements. (A) Landlord’s Work. Landlord, or its designated contractor(s), at Landlord’s expense, shall perform or cause to be performed the initial work as described on Exhibit B annexed hereto (“Landlord’s Initial Second Floor Work”) in the Second Floor Space. Tenant shall accept the Second Floor Space in its “as is” condition on the Commencement Date, subject only to Landlord’s performance of Landlord’s Initial Second Floor Work, and Landlord shall not be required to perform or cause the performance of any other work to ready the Second Floor Space for Tenant’s occupancy. All initial improvements which do not constitute Landlord’s Initial Second Floor Work shall constitute Alterations and shall be performed by Tenant at Tenant’s expense in accordance with the provisions of Section 4.01 of the Lease. During Tenant’s performance of its initial Alterations with respect to the Second Floor Space, and as part of such Alterations, Tenant shall cause the Building lavatories located on the second floor of the Building to substantially comply with the relevant requirements of the Americans with Disabilities Act. The “Second Floor Possession Date” means the earlier to occur of (x) the date on which Landlord tenders vacant possession of the Second Floor Space to Tenant with

Landlord’s Initial Second Floor Work substantially completed within the meaning of the last sentence of Section 8.01(d) of the Lease, which shall apply mutatis mutandis with respect thereto, and (y) the date on which Tenant takes possession of any part of the Second Floor Space for the performance of Alterations or for any other reason.
                    (B) Landlord’s Contribution. The Landlord’s Contribution in respect of the Second Floor Space only shall be the lesser of (x) $1,157,520.00 or (y) the actual cost of Initial Tenant Work performed in the Second Floor Space, and shall be paid to Tenant in accordance with the provisions of Section 8.03 of the Lease.
                    (C) Landlord’s Base Building Work. Subject to the provisions of Section 8.05 of the Lease, Landlord shall exercise diligent efforts to commence the Landlord’s Base Building Work to renovate the interior of the lobby of the Building and the interior of the elevator cabs serving the Premises and the Landlord’s Base Building Work to the facade of the Building, all as described on Exhibit J attached to the Lease, by April 1, 2000, and diligently prosecute the same to completion, subject to Force Majeure, but the failure of Landlord to commence or complete any aspect of Landlord’s Base Building Work by the applicable date set forth herein or on Exhibit J attached to the Lease shall not give Tenant a right to any abatement, credit, deduction or offset against the Rent payable pursuant to the Lease or this Third Lease Amendment, or to the imposition of any penalties against Landlord, and Tenant’s sole remedy for Landlord’s failure to commence or complete any aspect of Landlord’s Base Building Work shall be to bring an action against Landlord for specific performance of such work.
               (vii) Second Floor HVAC. (A) Supplementing the provisions of Section 3.01 (h) of the Lease, and notwithstanding anything contained therein to the contrary, the Maximum Tonnage in respect of the Second Floor Space only shall be 90 tons (provided that only 30 tons thereof shall be available to Tenant during Business Hours on Business Days).
                    (B) Section 3.01(h)(ii) of the Lease is hereby amended by deleting the penultimate (i.e., second to last) sentence thereof in its entirety and inserting the following language in place thereof: “Tenant shall pay to Landlord for the Supplemental Condenser Water, as Additional Charges, an amount equal to $500 per ton per annum for each ton of installed capacity available to Tenant pursuant to Section 3.01 (h)(i), as such amount is Adjusted by CPI. For purposes hereof, “Adjusted by CPI” shall mean that the amount in question (the “Base Amount”) shall be adjusted on each anniversary of the Second Floor Rent Commencement Date (the “Base Date”), by adding to the Base Amount an amount equal to the product of (I) the Base Amount and (II) the percentage of increase, if any, in the Consumer Price Index for the month in which the applicable anniversary occurs over the Consumer Price Index for the month in which the Base Date occurred. “Consumer Price Index” shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, New York — Northeastern New Jersey Area (1982-1984 = 100), or any successor index thereto, appropriately adjusted.”
                    (C) Tenant shall have the right, at Tenant’s sole cost and expense and subject to all applicable provisions of the Lease (including, without limitation, Section 3.02 and Section 4.01 thereof), to install and maintain, throughout the Term, in the Second Floor Space a self-contained heating, ventilating and air conditioning system that is separate and independent from Building systems, including, without limitation, the installation of separate chilled water plants on the roof of the Building (including pumps therefor which Landlord shall permit Tenant to locate within certain covered storage room(s) on the roof of the Building), risers to connect such chilled water plants to an air handling unit located in the fan room on the 2nd floor of the Building, and all of the ducts, dampers, registers, grilles, wiring and appurtenances utilized in connection therewith (collectively, the “Second Floor HVAC Equipment”), so as to provide heating, ventilation and air conditioning to the Second Floor Space. The installation of any Second Floor HVAC Equipment shall be an Alteration, subject to all of the provisions of Article 4 of the Lease. In connection with the installation of the Second Floor HVAC Equipment, Landlord and Tenant agree to reasonably cooperate with each other to isolate and disconnect the Second Floor HVAC Equipment from the Building systems, it being understood and agreed that if Tenant shall install any Second Floor HVAC Equipment, (I) Landlord shall install, at Tenant’s sole cost and expense, such additional electrical meters and related equipment as shall be necessary to measure the electricity consumed by Tenant’s Second Floor HVAC Equipment and (II) Landlord shall have no further obligations under Section 3.01(a)(i) of the Lease with respect to the Second Floor Space. The Second Floor HVAC Equipment, whether within or outside the Second Floor Space, shall, upon the installation thereof, become part of the Second Floor Space or the Building, as applicable, and shall be deemed the property of Landlord. Tenant, at its own risk, may use the presently existing air handling unit servicing the Second Floor Space and located in the fan room on the 2nd floor of the Building, but Tenant agrees to accept such presently existing air handling unit “as is” and “where is”, with all faults, and Landlord makes no representation or warranty, express or implied, as to the condition of such existing equipment or its fitness for any particular purpose. The parties hereto acknowledge that the installation by Tenant of the Second Floor HVAC Equipment shall require the installation of Additional Electricity Equipment and that such installation of such Additional Electricity Equipment shall be subject to all applicable provisions of the Lease, including, without limitation, the provisions of Section 3.02(c) thereof. Provided that Tenant provides to Landlord such information and specifications as Landlord shall require and otherwise cooperates with Landlord in all reasonable respects, Landlord agrees that, subject to the provisions of Section 3.02(c) of the Lease, Landlord shall make and pursue an appropriate application to the utility company servicing the Building to allow the installation of such Additional Electricity Equipment, it being understood and agreed that Landlord shall have no liability whatsoever to Tenant or any other party if the utility company servicing the Building shall not allow the installation of such Additional Electricity Equipment.
               (viii) Renewal Option. Provided that on the date Tenant exercises the Second Floor Renewal Option and at the commencement of the Second Floor Renewal Term (A) the Lease shall not have been terminated, (B) Tenant shall not be in default in the payment of any Rent and no other Event of Default shall have occurred and be continuing and (C) Tenant and/or any Affiliate of Tenant, and any Desk Space User permitted pursuant to Section 5.01(d) of the Lease, shall occupy at least 50% or more of the entire Second Floor Space, Tenant shall have the option (the “Second Floor Renewal Option”) to extend the Second Floor Term in respect of the entire Second Floor Space for one (1) additional five (5) year period (the “Second Floor Renewal Term”, which Second Floor Renewal Term shall constitute a “Renewal Term” under the Lease), to commence at the expiration of the initial Second Floor Term. The Second Floor Renewal Option shall be exercised with respect to the entire Second Floor Space only and shall be exercisable by Tenant giving notice to Landlord (the “Second Floor Renewal Notice”) at least 12 months before the last day of the initial Second

Floor Term. Time is of the essence with respect to the giving of the Second Floor Renewal Notice. The Second Floor Renewal Terms shall be upon all of the terms and conditions set forth in the Lease, including, without limitation, the provisions of Section 10.02 thereof; provided, that the provisions of Section 10.01 of the Lease shall not apply to the Second Floor Renewal Option.
               (ix) Certain Subletting. Notwithstanding anything contained in Articles of the Lease to the contrary, Section 5.02 of the Lease shall not apply, and Landlord hereby consents, to a Sublease of all or a portion of the Second Floor Space entered into by Tenant before the 3rd anniversary of the Second Floor Commencement Date for a term that ends not later than such 3rd anniversary of the Second Floor Commencement Date; provided, that any such Sublease complies with all of the provisions and conditions set forth in Section 5.03(a)(ii) through Section 5.03(a)(vii) of the Lease, and provided, further, that Tenant shall deliver to Landlord, at least 10 days prior to the Effective Date thereof, a notice containing an affirmative representation and warranty by Tenant that such Sublease complies with all of the provisions and conditions set forth in Section 5.03(a)(ii) through Section 5.03(a)(vii) of the Lease and accompanied by (A) a conformed or photostatic copy of such Sublease and all related agreements and (B) a statement setting forth in reasonable detail the identity of the Sublessee thereunder, the nature of its business and its proposed use of the Premises.
          3. Expansion Space. (a) Abatement of Fixed Rent. Notwithstanding anything contained in the Lease to the contrary, provided that the Lease shall be in full force and effect, Tenant shall be entitled to the following abatements of the Fixed Rent payable under the Lease in respect of the Expansion Space: (a) $12,750.00 payable for the calendar month of April 2000, (ii) $12,750.00 payable for the calendar month of May 2000, (iii) $12,750.00 payable for the calendar month of June 2000, and (iv) $12,750.00 payable for the calendar month of July 2000; provided, however, that during each such period of abatement, Tenant shall not be relieved of its obligation to pay any Additional Charges in each case with respect to such period. Nothing contained herein shall relieve Tenant from its obligation to pay Fixed Rent, Additional Charges and all other charges in respect of any other portion of the Premises under the Lease and, except as specifically set forth in this Section 3, Tenant shall not be entitled to any other abatements or free rent with respect to the Expansion Space,
               (b) Landlord’s Initial Work. Notwithstanding anything contained in the Lease to the contrary, Landlord shall have no obligation to perform Landlord’s Initial Work in the Expansion Space until such time as Landlord is prepared to begin Landlord’s Base Building Work to the facade adjacent to the Expansion Space (such work, the “Expansion Space Facade Work”). Promptly after the later to occur of (i) the date that is ten (10) Business Days after Landlord delivers to Tenant a notice (“Landlord’s Expansion Space Notice”) stating that Landlord is prepared to begin Landlord’s Initial Work in the Expansion Space and the Expansion Space Facade Work and (ii) the date on which Tenant actually delivers vacant possession of the Expansion Space to Landlord (the later of such dates being the “Expansion Space Delivery Date” for all purposes of the Lease), Landlord shall commence the performance; of Landlord’s Initial Work in the Expansion Space. If Landlord shall deliver Landlord’s Expansion Space Notice to Tenant and Tenant shall fail to deliver vacant possession of the Expansion Space to Landlord within 10 Business Days after the effectiveness thereof (it being agreed and understood that Tenant shall have no obligation to so deliver the Expansion Space to Landlord), then Landlord shall have no liability to Tenant, and Tenant shall not be entitled to any abatement, credit, deduction or offset against the Rent payable pursuant to the Lease, or to the imposition of any penalties against

Landlord, for (i) any damage to the Expansion Space or any Fixtures, Improvements and Betterments or Tenant’s Property contained therein, (ii) any disruption to the conduct of Tenant’s business in the Expansion Space or (iii) Tenant’s inability to use all or any portion of the Expansion Space, in each case to the extent caused by Landlord’s performance of the Expansion Space Facade Work.
          4. Signage. Supplementing the provisions of Section 9.20 of the Lease, and notwithstanding anything contained therein to the contrary, provided and for so long as the Named Tenant, any Affiliate of the Named Tenant and/or any Named Tenant Permitted Assignee, and any Desk Space User permitted pursuant to Section 5.01(d) of the Lease, is in actual occupancy of at least three (3) full floors within the Building and no Event of Default has occurred and is continuing, the Named Tenant or such Named Tenant Permitted Assignee, as the case may be, may install and maintain a sign containing the corporate name and/or logo of the Named Tenant (or, subject to Landlord’s consent not to be unreasonably withheld provided the corporate name and/or logo of such Named Tenant Permitted Assignee shall conform with the first-class nature and landmark status of the Building, the corporate name and/or logo of such Named Tenant Permitted Assignee) in a location in the lobby of the Building substantially as shown on the plan attached hereto as Exhibit C. All of the provisions of Section 9.20 of the Lease shall apply mutatis mutandis with respect to the signage rights granted to Tenant by this Section 4. In addition, Landlord agrees that it shall not grant to any other tenant of the Building leasing an amount of space in the Building that is equal to or less than the Premises exterior Building signage rights (i.e., the right to install and maintain a sign on the exterior of the Building) without offering similar rights to Tenant.
          5. Interconnecting Conduit Installation. Tenant shall have the right, at Tenant’s sole cost and expense and subject to the provisions of Section 4.01 of the Lease and the other provisions of the Lease, to install and maintain, throughout the Term, (A) one 3 1/2-inch electrical metallic tubing conduit in order to connect Tenant’s uninterruptable power supply located on the 2nd floor of the Building to the 14th, 15th, 16th and/or 17th floors of the Building (the “UPS Conduit”) and (B) two 4-inch electrical metallic tubing conduits for Tenant’s telecommunications cabling (the “Telecommunications Conduits”). The UPS Conduit shall be routed through the electrical closets located on floors 2 through 17 of the Building. The Telecommunications Conduits shall be routed through the telecommunications closets located on floors 2 through 17 of the Building. Without limiting the generality of Section 4.01 of the Lease or Landlord’s approval rights contained therein, the pathways of each of the UPS Conduit and the Telecommunications Conduits shall be offset around existing floor beams and shall maintain sufficient clearance from existing equipment located in the respective electrical and telecommunications closets, as applicable. Upon the expiration of the Term, each of the UPS Conduit and the Telecommunications Conduits and all wiring and cabling located therein shall be removed by Tenant at its sole cost and expense.
          6. Right of First Offer. Section 1.07 of the Lease is hereby amended by deleting the phrase “50% of the entire Premises” in each place where such phrase occurs in Sections l.07(b)(i), 1.07(b)(ii), 1.07(c) and l.07(i) of the Lease and inserting the phrase “50% of the Premises (exclusive of the Second Floor Space)” in lieu thereof in each of said Sections.
          7. Brokerage, Each party represents to the other that such party has dealt with no broker other than Cushman & Wakefield, Inc. (“Broker”) in connection with this Third Lease

Amendment or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than Broker who alleges that it has dealt with the indemnifying party in connection with this Third Lease Amendment or the Building. Landlord shall enter into a separate agreement with Broker which provides that, if this Third Lease Amendment is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement.
          8. No Other Modification. Except as expressly set forth in this Third Lease Amendment, the Lease continues and remains unmodified and in full force and effect, and the Lease as hereby amended is ratified and confirmed. All references in the Lease to “this Lease” shall hereafter be deemed to refer to the Lease as amended by this Third Lease Amendment.
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          IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Lease Amendment as of the day and year first written above.

Landlord:	390 PARK AVENUE ASSOCIATES, LLC

	By:	/s/ Aby Rosen

Name:
Title:

Tenant:	THOMAS WEISEL PARTNERS GROUP LLC

	By:	/s/ Shaugn Stanley

	Name:	Shaugn Stanley
	Title:	CFO/Partner